Execution Version

    CREDIT AGREEMENT
dated as of October 1, 2025,
among
PAGAYA TECHNOLOGIES LTD.
        and
PAGAYA US HOLDING COMPANY LLC,
individually and collectively as the context may require, as the Borrower,
THE GUARANTORS FROM TIME TO TIME PARTIES HERETO,
THE LENDERS FROM TIME TO TIME PARTIES HERETO,
and
BMO Bank N.A.,
as Administrative Agent

BMO Capital Markets and Valley National Bank, as Joint Lead Arrangers and Joint Book Runners

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Table of Contents
Section    Heading    Page
Section 1.1    Definitions    1
Section 1.2    Interpretation    69
Section 1.3    Exchange Rates    71
Section 1.4    Interest Rates    71
Section 1.5    Divisions    72
Section 1.6    Limited Condition Transactions    72
Section 1.7    Pro Forma Treatment    73
SECTION 2.    The Credit Facilities.    74
Section 2.1    Revolving Credit Commitments    74
Section 2.2    Increase in Revolving Commitments    74
Section 2.3    Letters of Credit    75
Section 2.4    Applicable Interest Rates    80
Section 2.5    Minimum Borrowing Amounts; Maximum SOFR Loans    81
Section 2.6    Manner of Borrowing Loans and Designating Applicable Interest Rate    81
Section 2.7    Swing Loans    83
Section 2.8    Maturity of Loans    85
Section 2.9    Prepayments    85
Section 2.10    Default Rate    86
Section 2.11    Evidence of Indebtedness    86
Section 2.12    Fees    87
Section 2.13    Payments Generally    88
Section 2.14    Account Debit    88
Section 2.15    Commitment Terminations    88
Section 2.16    Substitution of Lenders    89
Section 2.17    Defaulting Lenders    89
Section 2.18    Cash Collateral    92
Section 2.19    Extensions of Revolving Commitments    93
Section 2.20    Several Obligations of the Borrowers; Adminstrative Borrower    94
SECTION 3.    Taxes; Change in Circumstances.    95
Section 3.1    For purposes of this Section 3.1, the term “Lender” includes the L/C Issuer and the term “applicable law” includes FATCA.    95
Section 3.2    Documentary Taxes    100
Section 3.3    Funding Indemnity    100
Section 3.4    Change in Law, Illegality.    101
Section 3.5    Inability to Determine Rates    101
Section 3.6    Increased Cost and Reduced Return    102
Section 3.7    Lending Offices    103
Section 3.8    Effect of Benchmark Transition Event    104
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SECTION 4.    Conditions Precedent.    105
Section 4.1    Initial Credit Event    105
Section 4.2    All Credit Events    108
Section 4.3    Post-Closing Covenants    109
SECTION 5.    Representations and Warranties    110
Section 5.1    Financial Condition    110
Section 5.2    No Change    110
Section 5.3    Existence; Compliance with Law    110
Section 5.4    Power, Authorization; Enforceable Obligations    111
Section 5.5    No Legal Bar    111
Section 5.6    Litigation    111
Section 5.7    No Default    112
Section 5.8    Ownership of Property; Liens; Investments    112
Section 5.9    Intellectual Property    112
Section 5.10    Taxes    112
Section 5.11    Federal Regulations    112
Section 5.12    Labor Matters    113
Section 5.13    ERISA    113
Section 5.14    Investment Company Act    114
Section 5.15    Subsidiaries    114
Section 5.16    Use of Proceeds    114
Section 5.17    Environmental Matters    114
Section 5.18    Accuracy of Information, etc    114
Section 5.19    Security Documents    114
Section 5.20    Solvency; Voidable Transaction    115
Section 5.21    Insurance    115
Section 5.22    [Reserved.]    115
Section 5.23    OFAC    115
Section 5.24    Anti-Corruption Laws    115
Section 5.25    Breaching Company    116
Section 5.26    IIA and Investment Center    116
Section 5.27    Representations as to Foreign Obligors    116
Section 5.28    Beneficial Ownership Certification    117
Section 5.29    Status as Senior Debt    117
Section 5.30    Material Intellectual Property    117
SECTION 6.    Affirmative Covenants.    117
Section 6.1    Financial Statements    117
Section 6.2    Certificates; Reports; Other Information    118
Section 6.3    [Reserved]    120
Section 6.4    Payment of Taxes    120
Section 6.5    Maintenance of Existence; Compliance    120
Section 6.6    Maintenance of Property; Insurance    120
Section 6.7    Inspection of Property; Books and Records; Discussions    121
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Section 6.8    Notices    121
Section 6.9    Environmental Laws    122
Section 6.10    [Reserved]    122
Section 6.11    [Reserved].    122
Section 6.12    Additional Collateral, Etc    122
Section 6.13    Use of Proceeds    125
Section 6.14    Designated Senior Indebtedness    125
Section 6.15    Anti-Corruption Laws    125
Section 6.16    Further Assurances    125
Section 6.17    Grants    125
Section 6.18    Designation of Unrestricted Subsidiaries    125
Section 6.19    Material Intellectual Property    126
SECTION 7.    Negative Covenants.    126
Section 7.1    Financial Covenants    126
Section 7.2    Indebtedness    127
Section 7.3    Liens    133
Section 7.4    Fundamental Changes    133
Section 7.5    Disposition of Property    134
Section 7.6    Restricted Payments    137
Section 7.7    Material Intellectual Property    144
Section 7.8    Use of Proceeds    144
Section 7.9    Transaction with Affiliates    145
Section 7.10    Accounting Changes    147
Section 7.11    Negative Pledge Clauses    147
Section 7.12    Clauses Restricting Subsidiary Distributions    147
Section 7.13    Changes in Nature of Business    150
Section 7.14    Organizational Agreements    150
Section 7.15    Amendments to Subordinated Indebtedness    150
SECTION 8.    Events of Default and Remedies.Events of Default    151
Section 8.2    Remedies Upon Event of Default    154
Section 8.3    Application of Funds    155
SECTION 9.    Administrative Agent.    157
Section 9.1    Appointment and Authorization of Administrative Agent    157
Section 9.2    Rights as a Lender    158
Section 9.3    Action by Administrative Agent    158
Section 9.4    Consultation with Experts    159
Section 9.5    Liability of Administrative Agent; Credit Decision    159
Section 9.6    Indemnity    160
Section 9.7    Resignation of Administrative Agent and Successor Administrative Agent    161
Section 9.8    L/C Issuer and Swing Line Lender    162
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Section 9.9    Swap Agreements and Cash Management Services Arrangements    162
Section 9.10    Designation of Additional Agents    162
Section 9.11    Authorization to Release or Subordinate or Limit Liens    162
Section 9.12    Authorization to Enter into, and Enforcement of, the Security Documents    164
Section 9.13    Delegation of Duties    164
Section 9.14    Administrative Agent may File Proofs of Claim    165
Section 9.15    Certain ERISA Matters    165
Section 9.16    Recovery of Erroneous Payments    167
SECTION 10.    Miscellaneous.    167
Section 10.1    No Waiver, Cumulative Remedies    167
Section 10.2    Non-Business Days    167
Section 10.3    Survival of Representations    168
Section 10.4    Survival of Indemnity and Certain Other Provisions    168
Section 10.5    Sharing of Set Off    168
Section 10.6    Notices    168
Section 10.7    Electronic Execution; Electronic Records; Counterparts    171
Section 10.8    Successors and Assigns    172
Section 10.9    Participants    172
Section 10.10    Assignments    173
Section 10.11    Amendments    176
Section 10.12    Headings    178
Section 10.13    Costs and Expenses; Indemnification    178
Section 10.14    Set Off    181
Section 10.15    Entire Agreement    181
Section 10.16    Governing Law    181
Section 10.17    Severability of Provisions    182
Section 10.18    Excess Interest    182
Section 10.19    Construction    182
Section 10.20    Lender’s and L/C Issuer’s Obligations Several    183
Section 10.21    Submission to Jurisdiction; Waiver of Venue; Service of Process    183
Section 10.22    Waiver of Jury Trial    183
Section 10.23    USA Patriot Act    184
Section 10.24    Judgment Currency    184
Section 10.25    Time is of the Essence    184
Section 10.26    Confidentiality    185
Section 10.27    Customary Advertising Material    186
Section 10.28    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    186
Section 10.29    Acknowledgement Regarding any Supported QFCs    186
Section 10.30    Acknowledgement Regarding Israeli Banking Laws    187

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Exhibit A     —     Notice of Payment Request
Exhibit B     —     Notice of Borrowing
Exhibit C     —     Notice of Continuation/Conversion
Exhibit D-1      —     Revolving Note
Exhibit D-2      —     Swing Note
Exhibit E     —     Compliance Certificate
Exhibit F     —     Assignment and Acceptance
Exhibit G     —     Collateral Information Certificate
Exhibit I-1     —     Floating Charge Debenture
Exhibit I-2     —     Fixed Charge Debenture
Exhibit K     —     Guarantee and Collateral Agreement
Exhibit L-1–L-4 —     U.S. Tax Compliance Certificate
Exhibit M     —     Increase Request
Exhibit N     —     Form of Secured Party Designation Notice

Schedule 1    —    Commitments
Schedule 2         Existing Letters of Credit
Schedule 4.15    —    Immaterial Subsidiaries
Schedule 5.15    —    Subsidiaries
Schedule 5.19    —    Security Documents
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Credit Agreement
This Credit Agreement is entered into as of October 1, 2025, by and among Pagaya Technologies Ltd., a company organized under the laws of Israel (the “Pagaya Parent”), Pagaya US Holding Company LLC, a Delaware limited liability company (“Pagaya US”), the Guarantors party hereto, the several financial institutions from time to time party to this Agreement, as Lenders, Valley National Bank, as L/C Issuer, and BMO Bank N.A., a national banking association, as Administrative Agent and Swing Line Lender. All capitalized terms used herein without definition shall have the same meanings ascribed thereto in Section 1.1.
Preliminary Statement
Borrower has requested, and the Lenders, the Swing Line Lender and the L/C Issuer have agreed to extend, a credit facility on the terms and conditions of this Agreement.
Now, Therefore, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Definitions; Interpretation
Section 1.1Definitions. The following terms when used herein shall have the following meanings:

“2025 Senior Notes” means Pagaya US’s 8.875% Senior Notes due 2030.
“Accounts” means all “accounts” (as defined in the UCC) of a Person, including, without limitation, accounts, accounts receivable, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, instruments, general intangibles, or chattel paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.
“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary, (2) assumed in connection with the acquisition of assets from such Person or (3) of a Person at the time such Person merges with or into or consolidates or otherwise combines with the Borrower or any Subsidiary, in each case whether or not Incurred by such Person in connection with, or in contemplation of, such Person becoming a Subsidiary of the Borrower or such acquisition or such merger, consolidation or combination, as applicable. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such

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acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, consolidation or other combination.
“Administrative Agent” means BMO Bank N.A., in its capacity as Administrative Agent hereunder, and any successor in such capacity pursuant to Section 9.7.
“Administrative Borrower” is defined in Section 2.20(c).
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 5% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 5% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.
“Agreement” means this Credit Agreement, as the same may be amended, restated, supplemented, or otherwise modified from time to time pursuant to the terms hereof.
“Applicable Margin” means (i) with respect to SOFR Loans, 3.50% per annum, and (ii) with respect to Base Rate Loans, 2.50% per annum.
“Application” is defined in Section 2.3(b).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.10), and accepted by Administrative Agent, in substantially the form of Exhibit F or any other form approved by Administrative Agent.
“Authorized Representative” means those persons shown on the list of officers provided by Borrower pursuant to Section 4.1 or on any update of any such list provided by Borrower to Administrative Agent, or any further or different officers of Borrower so named by any Authorized Representative of Borrower in a written notice to Administrative Agent.

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“Available Designated Non-Cash Consideration Amount” means as of any date of determination, (a) the greater of (i) $25.0 million and (ii) 2.0% of Consolidated Total Assets, minus (b) the fair market value (as of the date such Designated Non-Cash Consideration had been received) of each other outstanding item of Designated Non-Cash Consideration that has not since been converted to, or Disposed of in exchange for, cash or Cash Equivalents.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.8(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by Administrative Agent from time to time as its prime commercial rate as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be Administrative Agent’s best or lowest rate), (b) the sum of (i) the rate determined by Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to Administrative Agent at approximately 10:00 a.m. (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by Administrative Agent for sale to Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined, plus (ii) 1/2 of 1%, and (c) the sum of (i)  Term SOFR for a one-month tenor in effect on such day plus (ii) 1.00%. Any change in the Base Rate due to a change in the prime rate, the quoted federal funds rates or Term SOFR, as applicable, shall be effective from and including the effective date of the change in such rate. If the Base Rate is being used as an alternative rate of interest pursuant to Sections 3.5 or 3.8, then the Base Rate shall be the greater

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of clauses (a) and (b) above and shall be determined without reference to clause (c) above, provided that if Base Rate as determined above shall ever be less than the Floor plus 1.00% then Base Rate shall be deemed to be the Floor plus 1.00%.
“Base Rate Loan” means a Loan bearing interest at a rate specified in Section 2.4(a).
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.8(a).
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
    (a)    the sum of Daily Simple SOFR; or
    (b)    the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
    (a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information

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referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
    (b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
    (a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
    (b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
    (c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

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For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.8 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.8.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership of the Borrower as required by 31 C.F.R. § 1010.230 (as amended, modified or supplemented from time to time), in form and substance satisfactory to the Bank.
“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower” means Pagaya Parent and/or Pagaya US, individually and collectively, as the context may require.
“Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders under a Credit on a single date and, in the case of SOFR Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders under a Credit according to their Percentages of such Credit. A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loans to the other, all as determined pursuant to Section 2.6. Borrowings of Swing Loans are made by the Swing Line Lender in accordance with the procedures set forth in Section 2.7.
“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in New York, New York.
“Capital Expenditures” means as applied to any Person for any period, the aggregate amount, without duplication, of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Finance Leases) that in accordance with GAAP, are, or are required to be included as, capital expenditures on the consolidated statement of cash flows for such Person for such period.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Group Members during such period in respect of purchased software or internally developed software and software

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enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet (excluding the footnotes thereto) of the Group Members.
“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants, options or depositary receipts for, or other equivalents of or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity.
“Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash to be held in a Collateral Account, or, if Administrative Agent and L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to Administrative Agent and L/C Issuer. “Cash Collateral” shall have a meaning analogous to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means:
(a)(i) U.S. Dollars, euro or any national currency of any member state of the European Union; or (ii) any other foreign currency held by the Borrower and its Subsidiaries in the ordinary course of business;
(b)securities issued or directly and fully guaranteed or insured by the United States or Canadian governments, a member state of the European Union or, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;
(c)certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any lender or by any bank or trust company (i) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (ii) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100.0 million;
(d)repurchase obligations for underlying securities of the types described in clauses (b) and (c) entered into with any bank meeting the qualifications specified in clause (c) above;
(e)commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

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(f)readily marketable direct obligations issued by any state of the United States of America, any province of Canada, any member of the European Union or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;
(g)[Reserved]
(h)[Reserved]; and;
(i)with respect to any Foreign Subsidiary, (i) time deposits, certificates of deposit or bankers’ acceptances issued by any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office or principal place of business, or payable to such Foreign Subsidiary promptly following demand and maturing within twelve (12) months of the date of acquisition and (ii) other investments of a similar type to those described in clauses (b) – (g) of this definition, which have been permitted pursuant to the Borrower’s investment policy as approved by the board of directors (or committee thereof) of Pagaya Parent from time to time, in the country where such Foreign Subsidiary maintains its chief executive office or principal place of business.
“Cash Management Agreement” means an agreement with any Person to provide cash management and other services provided to one or more of the Group Members, which may include treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system), merchant services, direct deposit of payroll, business credit card (including so-called “purchase cards”, “procurement cards” or “p-cards”), credit card processing services, debit cards, stored value cards, and check cashing services.
“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender or, with respect to any Cash Management Agreement entered into prior to the Closing Date, was a Lender, Administrative Agent or an Affiliate thereof as of the Closing Date, in each case in its capacity as a party to such Cash Management Agreement; provided that, in each case, such Person and the Borrower shall have executed and delivered to the Administrative Agent a Secured Party Designation Notice.
“Cash Management Services” means cash management and other services provided to one or more of the Group Members by a Cash Management Bank which may include treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system), merchant services, direct deposit of payroll, business credit card (including so-called “purchase cards”, “procurement cards” or “p-cards”),

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credit card processing services, debit cards, stored value cards, and check cashing services identified in such Cash Management Bank’s Specified Cash Management Agreements.
“CFC” shall mean a Foreign Subsidiary that is a controlled foreign corporation within the meaning of Section 957 of the Code.
“CFC Holding Company” means any direct or indirect Domestic Subsidiary of the Borrower, substantially all of the assets of which consist of the Capital Stock (or Capital Stock and other securities) of one or more CFCs or other CFC Holding Companies.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline, interpretation or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more of the ordinary voting power for the election of directors of Pagaya Parent (determined on a fully diluted basis), other than any Permitted Holder or (b) any time that Pagaya Parent shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of Pagaya US free and clear of all Liens other than Liens permitted by Sections 7.3. Any Permitted Holder that pledges any Common Stock and grants a security interest in such Common Stock to secure a bona fide loan or other indebtedness transaction shall be deemed to remain the beneficial owner of such Common Stock for so long as such Permitted Holder continues to exercise voting control over such pledged Common Stock prior to the foreclosure of such shares or exercise of rights by the applicable lender.
“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 4.1 shall be satisfied or waived in a manner acceptable to Administrative Agent in its discretion.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.
“Collateral” means the “Collateral” (as defined in the Guarantee and Collateral Agreement) and the “Charged Property” (as defined in the Debentures).

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“Collateral Information Certificate” means the Collateral Information Certificate executed and delivered by the Borrower pursuant to Section 4.1 on or prior to the Closing Date, substantially in the form of Exhibit G.
“Collateral-Related Expenses” means all reasonable, documented, out-of-pocket costs and expenses of the Administrative Agent paid or incurred in connection with any sale, collection or other realization on the Collateral, including reasonable compensation to the Administrative Agent and its agents and counsel, and reimbursement for all other reasonable and documented costs, expenses and liabilities and advances made or incurred by the Administrative Agent in connection therewith (including as described in Section 6.6 of the Guarantee and Collateral Agreement), and all amounts for which the Administrative Agent is entitled to indemnification under the Security Documents and all advances made by the Administrative Agent hereunder or under the Security Documents for the account of any Loan Party; provided that, with respect to the Loan Parties, such amounts are subject to any applicable limitations set forth in Section 10.13.
“Commitment Fee” is defined in Section 2.12(a).
“Commitment Fee Rate” means 0.25% per annum.
“Commitments” means the Revolving Credit Commitments.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. Section 1 et seq.), as amended from time to time, and any successor statute.
“Common Stock” means the ordinary Capital Stock of Pagaya Parent.
“Communication” means this Agreement, any Loan Document and any document, amendment, waiver, forbearance, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document (including any Assignment and Acceptance).
“Compliance Certificate” means a certificate duly executed by a Responsible Officer of the Borrower substantially in the form of Exhibit H.
“Conforming Changes” means with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.3, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with

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market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated Adjusted EBITDA” means with respect to the Group Members for any period,
(a)the sum, without duplication, of the amounts for such period of:
(i) Consolidated Net Income, plus
(ii)Consolidated Interest Expense, plus
(iii)provisions for taxes based on income, plus
(iv)total depreciation expense, plus
(v)total amortization expense, plus
(vi)noncash stock based compensation expense, plus
(vii)extraordinary, unusual or nonrecurring expenses, losses or charges; provided that the aggregate amount for all such items under this clause (vii) will not exceed 20% of Consolidated Adjusted EBITDA in any four consecutive fiscal quarter period in the aggregate when calculated with all amounts added back pursuant to clauses (xi), (xiii) and (xviii) below and adjustments pursuant to the second proviso to Section 1.7(b) (calculated, in each case, after giving effect to all addbacks permitted under this definition), plus
(viii)[reserved], plus
(ix)impairment loss on any Investments, plus
(x)write-downs of capitalized software, plus
(xi)(x) the amount of any restructuring charge, accrual or reserve, integration cost or other business optimization expense, including any restructuring costs incurred in connection with acquisitions, mergers or consolidations and any other restructuring expenses, severance expenses, one-time compensation charges, post-retirement employee benefits plans, any expenses relating to reconstruction, expenses or charges relating to facility closing costs, acquisition integration costs and signing, retention or completion bonuses or expenses and (y) the amount of any costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of such restructuring, integration and optimization initiatives and the other items

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specified in this clause (xi); provided that the aggregate amount for all such items under this clause (xi) will not exceed 20% of Consolidated Adjusted EBITDA in any four consecutive fiscal quarter period in the aggregate when calculated with all amounts added back pursuant to clause (vii) above, clauses (xiii) and (xviii) below and adjustments pursuant to the second proviso to Section 1.7(b) (calculated, in each case, after giving effect to all addbacks permitted under this definition), plus
(xii)costs, fees and expenses in connection with the execution and delivery of this Agreement and the other Loan Documents and any amendments or other modifications thereto, plus
(xiii)one-time costs, fees, and expenses in connection with Permitted Acquisitions, Investments, dispositions, issuances or repurchases of Capital Stock (excluding, in each case, ordinary course transaction costs, fees and expenses in connection with Permitted Secured Financings, Standard Secured Financing Undertakings and Permitted Credit Enhancements), or the incurrence, amendment or waiver of Indebtedness (in each case solely to the extent permitted hereunder), in each case, whether or not consummated; provided that the aggregate amount for all such items under this clause (xiii) will not exceed 20% of Consolidated Adjusted EBITDA in any four consecutive fiscal quarter period in the aggregate when calculated with all amounts added back pursuant to clauses (vii) and (xi) above, clause (xviii) below and adjustments pursuant to the second proviso to Section 1.7(b) (calculated, in each case, after giving effect to all addbacks permitted under this definition), plus
(xiv)noncash exchange, transaction or performance losses relating to any foreign currency hedging transactions or currency fluctuations, plus
(xv)without duplication of any amounts added back pursuant to clause (xiii) above, noncash purchase accounting adjustments (including, but not limited to deferred revenue write down) and any adjustments as required or permitted by GAAP, in each case, in connection with Permitted Acquisitions, plus
(xvi)without duplication of any addback made pursuant to clauses (iv) and (v) above, noncash charges for goodwill and other intangible write-offs and write-downs in connection with Permitted Acquisitions or otherwise, plus
(xvii)other non-cash items reducing Consolidated Net Income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period), approved by the Required Lenders in writing as an ‘add back’ to Consolidated Adjusted EBITDA, plus
(xviii)the amount of “run-rate” cost savings, operating expense reductions and synergies related to the Transactions, any Specified Transaction or any other

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restructuring, cost saving initiative or other initiative that are reasonably identifiable (as determined and certified in good faith by the Borrower), factually supportable and projected by such Person in good faith to result from actions taken or committed to be taken no later than 12 months after the end of such period (which amounts will be determined by such Person in good faith and calculated on a Pro Forma Basis as though such amounts had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that the aggregate amount for all such items under this clause (xviii) will not exceed 20% of Consolidated Adjusted EBITDA in any four consecutive fiscal quarter period in the aggregate when calculated with all amounts added back pursuant to clauses (vii), (xi) and (xiii) above and adjustments pursuant to the second proviso to Section 1.7(b) (calculated, in each case, after giving effect to all addbacks permitted under this definition), plus
(xix)at the option of the Borrower, any other adjustments, exclusions and add-backs (x) that are consistent with Regulation S-X or (y) that are set forth in any quality of earnings analysis or report prepared by financial advisors of recognized standing or any other firm reasonably acceptable to the Borrower (it being understood that the “Big Four” accounting firms are acceptable) in connection with any Permitted Acquisition or other similar Investment permitted hereunder; minus
(b)the sum, without duplication of the amounts for such period of:
(i)other non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), plus
(ii)extraordinary, unusual or nonrecurring gains, additions or credits.
“Consolidated First Lien Leverage Ratio” means as of any date of determination, the ratio of (a) Consolidated Secured Debt (other than Permitted Secured Financings) as of such date secured by Liens that are pari passu (including, without limitation, any first lien Indebtedness incurred under this Agreement) with, or senior to, the Liens securing the Obligations to (b) Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period calculated on a Pro Forma Basis as of the applicable date of determination.
“Consolidated Funded Indebtedness” means as of any date of determination, for the Group Members determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of the acquisition method accounting in connection with any Permitted Acquisition (or other Investment permitted hereunder) and exclusive of any intercompany Indebtedness among the Borrower or any Subsidiary), (1) the sum (without duplication) of (a) the outstanding principal amount of all Indebtedness for borrowed money, (b) the outstanding principal amount of all Indebtedness outstanding under bonds, notes, debentures, indentures, loan agreements and similar obligations,

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(c) the aggregate amount of all obligations in respect of Finance Leases, (d) all unreimbursed drawings in respect of letters of credit (and similar facilities), (e) earnouts payable in cash once the amount of the asserted payment is reasonably determined and becomes a liability on the balance sheet in accordance with GAAP (other than references thereto in the footnotes) and (f) all Guarantees (excluding, for the avoidance of doubt, any Standard Secured Financing Undertakings and Permitted Credit Enhancements) with respect to outstanding Indebtedness of the types specified in clauses (a), (b), (c), (d) and (e) above of Persons other than any Group Member and (2) net of the Unrestricted Cash Amount. Notwithstanding the foregoing, Consolidated Funded Indebtedness shall not include any Defeased Indebtedness.
“Consolidated Interest Expense” means for any period, total interest expense (including that attributable to Finance Lease Obligations) of the Group Members for such period with respect to all outstanding Indebtedness of such Persons (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ guarantees and acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).
“Consolidated Net Income” means for any period, the consolidated net income (or loss) of the Group Members, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation of “Consolidated Net Income” (a) the income (or deficit) of any such Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with a Group Member, (b) the income (or deficit) of any such Person (other than a Subsidiary of the Borrower) in which a Group Member has an ownership interest, except to the extent that any such income is actually received by a Group Member in the form of dividends or similar distributions, and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.
“Consolidated Secured Debt” means, as of any date of determination, Consolidated Funded Indebtedness that is secured by a Lien on any asset of the Borrower and its Subsidiaries.
“Consolidated Subsidiary” means each Subsidiary of the Borrower other than any such Subsidiary that is (i) not consolidated with the Borrower in accordance with GAAP or (ii) an SPV Subsidiary (unless such SPV Subsidiary is consolidated with the Borrower in accordance with GAAP).
“Consolidated Total Assets” means at any time of determination, means, as of any date, the total assets of the Borrower and its Subsidiaries on a consolidated basis, as shown on the most recent quarterly or annual consolidated balance sheet of the Borrower and its Subsidiaries that is available.
“Consolidated Total Leverage Ratio” means as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness (other than Permitted Secured Financings) as of such date to (b) Consolidated Adjusted EBITDA as of the last day of the most recently ended four fiscal

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quarters for which internal financial statements are available calculated on a Pro Forma Basis as of the applicable date of determination.
“Consumer Purpose Loans” means loans to one or more individuals the proceeds of which are used for personal, household or family purposes. Consumer Purpose Loans do not include (a) obligations of legal entities or governmental authorities or (b) obligations incurred for commercial or agricultural purposes.

“Contingent Obligations” means with respect to any Person, any obligation of such Person Guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:
(a)to purchase any such primary obligation or any property constituting direct or indirect security therefor;
(b)to advance or supply funds:
(i)for the purchase or payment of any such primary obligation; or
(ii)to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(c)to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Obligation” means as to any Person, any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Agreement” means any Deposit Account Control Agreement or Securities Account Control Agreement.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.
“Correspondence” is defined in Section 10.6(e).

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“Credit” means any of the Revolving Credit.
“Credit Event” means the advancing of any Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Debentures” means (i) that certain first ranking floating charge dated February 2, 2024 by Pagaya Parent, originally in favor of the Existing Agent (in its former capacity as administrative agent), as assigned and amended as of the Closing Date so that it is instead made in favor of the Administrative Agent as security for the Obligations pursuant to this Agreement and the other Loan Documents (as amended, supplemented, or otherwise modified from time to time in accordance with the provisions thereof). Copy of such first ranking floating charge, as well as the form of assignment and amendment are attached as Exhibit I-1; and (ii) that certain first ranking fixed charge dated February 2, 2024 by Pagaya Parent, originally in favor of Acquiom Agency Services LLC (in its former capacity as administrative agent), and as amended as of the Closing Date so that it is instead made in favor of the Administrative Agent as security for the Obligations pursuant to this Agreement and the other Loan Documents (as amended, supplemented, or otherwise modified from time to time in accordance with the provisions thereof). Copy of such first ranking fixed charge, as well as the form of assignment and amendment are attached as Exhibit I-2.
“Debtor Relief Laws” means the (i) Bankruptcy Code, (ii) Israeli Insolvency and Economic Rehabilitation Law, 2018, and (iii) in each case, all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Israel or other applicable jurisdictions from time to time in effect, including without limitation, the Israeli Companies Ordinance 5743-1983, the Israeli Companies Law 5759-1999 or any other bankruptcy or insolvency law.
“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.
“Default Rate” means:
    (a)    for any Base Rate Loan or any Swing Loan bearing interest based on the Base Rate, the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect;

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    (b)    for any SOFR Loan or any Swing Loan bearing interest at Administrative Agent’s Quoted Rate, the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect;
    (c)    for any Reimbursement Obligation, the sum of 2.0% plus the amounts due under Section 2.3 with respect to such Reimbursement Obligation;
    (d)    for any Letter of Credit, the sum of 2.0% plus the L/C Fee due under Section 2.12 with respect to such Letter of Credit; and
    (e)    with respect to any other overdue amount (including overdue interest), the interest rate applicable to Base Rate Loans plus 2.00% per annum
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Administrative Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans) within two (2) Business Days of the date when due, (b) has notified the Administrative Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Administrative Borrower, to confirm in writing to the Administrative Agent and the Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) become the subject of a Bail-In Action or (iii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such

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Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Administrative Borrower, the L/C Issuer, the Swing Line Lender and each Lender.

“Defeased Indebtedness” means Indebtedness (a) that has been defeased or satisfied and discharged in accordance with the terms of an indenture or other agreement under which it was issued, (b) that has been called for redemption and for which funds sufficient to redeem such Indebtedness have been set aside by the Borrower or another Group Member, (c) for which amounts are set aside in trust or are held by a representative of the holders of such Indebtedness or any third party escrow agent pending satisfaction or waiver of the conditions for the release of such funds or (d) that has otherwise been defeased or satisfied and discharged to the satisfaction of the Administrative Agent.
“Deposit Account” means any “deposit account” as defined in the UCC with such additions to such term as may hereafter be made.
“Deposit Account Control Agreement” means any control agreement, in form and substance reasonably satisfactory to the Administrative Agent (at the direction of the Required Lenders), entered into by the Administrative Agent, a Loan Party and a financial institution holding a Deposit Account of such Loan Party pursuant to which the Administrative Agent obtains or is otherwise granted “control” (for purposes of the UCC or any other applicable law) over such Deposit Account.
“Designated Disbursement Account” means the account of Borrower maintained with Administrative Agent or its Affiliate and designated in writing to Administrative Agent as Borrower’s Designated Disbursement Account (or such other account as Borrower and Administrative Agent may otherwise agree).
“Designated Jurisdiction” means, any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction; it being understood that, as of the Closing Date, the Crimea, Donetsk, and Luhansk regions of Ukraine, Cuba, Iran, North Korea and Syria are Designated Jurisdictions.
“Designated Non-Cash Consideration” means non-cash consideration received by the Borrower or any other Group Member in connection with a Disposition pursuant to Section 7.5(p) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent, which certificate shall set forth the fair market valuation of such non-cash consideration as of such date. The outstanding amount of Designated Non-Cash Consideration as of any date shall be reduced by the fair market value of the portion of any consideration previously designated as Designated Non-Cash Consideration that is converted to cash or Cash Equivalents in connection with a

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subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration.
“Disposition” means with respect to any property (including, without limitation, Capital Stock of any Subsidiary of any Group Member), any sale, lease, license, Sale Leaseback Transaction, assignment, conveyance, transfer, encumbrance or other disposition thereof (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) and any issuance of Capital Stock of any of the Borrower’s Subsidiaries (other than Preferred Stock or Disqualified Stock of the Subsidiaries issued in compliance with Section 7.2 or directors’ qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or exchangeable) or upon the happening of any event:
(1) matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or
(2) is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock, in whole or in part, in each case on or prior to the earlier of (a) the date that is 91 days after the date on which the Loans mature or (b) the date on which there are no Loans outstanding; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Borrower to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to prior compliance by the relevant Person with Section 7.5; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Dividing Person” has the meaning assigned to it in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

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“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to the amount of any Letter of Credit denominated in a Foreign Currency (or any L/C Disbursement in respect thereof), at any date of determination thereof, an amount in Dollars equivalent to such amount calculated by the L/C Issuer on the basis of the Spot Rate. In the event the L/C Issuer makes any determination of the Dollar Equivalent in respect of a Letter of Credit denominated in a Foreign Currency, the L/C Issuer shall give prompt written notice thereof (by e-mail or facsimile) to the Administrative Agent (it being agreed by each of the parties hereto that the Administrative Agent may conclusively rely on such written notice from the L/C Issuer as to the Dollar Equivalent of such Letter of Credit (or L/C Disbursement in respect thereof) for all purposes of the Loan Documents (including, without limitation, for purposes of determining fees payable under Section 2.12, the Unused Revolving Credit Commitments, the Loans, interests in Letters of Credit, and similar calculations)). Notwithstanding anything contained herein or in any other Loan Document to the contrary, the Dollar Equivalent at any time in respect of any Letter of Credit denominated in a Foreign Currency shall be the Dollar Equivalent of such Letter of Credit as most recently notified by the L/C Issuer to the Administrative Agent on or prior to such time.
“Domestic Subsidiary” means any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States (excluding any territories or possessions thereof).
“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval system or any successor thereto.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.
“Electronic Record” means a record created, generated, sent, communicated, received, or stored by electronic means.

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“Electronic Signature” means an electronic sound, symbol, or process attached to or logically associated with an electronic record and executed or adopted by a person with the intent to sign the Electronic Record.
“Eligible Assignee” means (a) any Person (other than an Excluded Lender) that meets the requirements to be an assignee under Section 10.8 (subject to such consents, if any, as may be required under Section 10.8 any Affiliated Lender to the extent permitted by Section 10.8.
“Environmental Law” means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any other Group Member directly or indirectly resulting from or based upon (a) a violation of an Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the release or threatened release of any Materials of Environmental Concern into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.
“ERISA Affiliate” means each business or entity which is, or within the last six years was: a member of a “controlled group of corporations,” under “common control” or an “affiliated service group” with any Loan Party within the meaning of Section 414(b), (c), (m) or (n) of the Code, required to be aggregated with any Loan Party under Section 414(o) of the Code, or is, or within the last six years was, under “common control” with any Loan Party, within the meaning of Section 4001(a)(14) of ERISA.
“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan, or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Pension Plan; (c) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Pension Plan (but only with respect to the Borrower or any other Group Member); (d) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) or Section 302 of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (e) the withdrawal by the Borrower, any other Group Member or any of their respective

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ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower, any other Group Member or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (f) the institution by the PBGC of proceedings to terminate any Pension Plan; (g) the imposition of liability on the Borrower, any other Group Member or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (h) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) of the Borrower, any other Group Member or any of their respective ERISA Affiliates from any Multiemployer Plan if there is any potential liability therefor under Title IV of ERISA, or the receipt by the Borrower, any other Group Member or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; or (i) the incurrence of liability or the imposition of a Lien pursuant to Section 436 or 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan.
“ERISA Funding Rules” means the rules regarding minimum required contributions (including any installment payment thereof) to Pension Plans, as set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or Incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” means any event or condition identified as such in Section 8.1; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and any successor statute.
“Exchangeable Senior Notes” means Pagaya US’s 6.125% Exchangeable Senior Notes due 2029.
“Excluded Accounts” means (i) Deposit Accounts or Security Accounts of any Group Member having average daily balances (calculated on a trailing monthly basis) that do not exceed $25,000,000 individually or $60,000,000 in the aggregate, (ii) Deposit Accounts or Security Accounts of any Group Member that are used primarily for the purpose of (a) payroll, accrued payroll or employee benefits, (b) tax, customs and other similar deposits, or (c) benefits or other trust accounts, (iii) zero balance accounts, (iv) Deposit Accounts and Security Accounts specially and exclusively used to cash-collateralize (A) Letters of Credit to the extent permitted

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pursuant to this Agreement and (B) obligations permitted to be secured pursuant to clause (a), (j), (m), (q), (u), (x), (y), (ff), and, to the extent securing a permitted refinancing of obligations permitted to be secured by any of the foregoing clauses, (m) of the definition of Permitted Liens and (v) solely for purposes of satisfying any requirement in a Loan Document to deliver a control agreement, any Deposit Accounts or Security Accounts held at an Israeli bank.
“Excluded Assets” as defined in the Guarantee and Collateral Agreement.
“Excluded Contribution” means Net Cash Proceeds or property or assets received by the Borrower as capital contributions to the equity (other than through the issuance of Disqualified Stock) of the Borrower after the Closing Date or from the issuance or sale (other than to a Subsidiary or an employee stock ownership plan or trust established by the Borrower or any Subsidiary of the Borrower for the benefit of their employees to the extent funded by the Borrower or any Subsidiary) of Capital Stock (other than Disqualified Stock) of the Borrower, in each case, to the extent designated as an Excluded Contribution pursuant to a certificate of a Responsible Officer of the Borrower within 180 days of the date such capital contributions are made or such Capital Stock is issued or sold.
“Excluded Foreign Subsidiary” means any Foreign Subsidiary (X)(a) that is a CFC, or (b) that is a Subsidiary of a CFC described in clause (X)(a) hereof or (Y) in respect of which either (a) the pledge of (i) all of the Capital Stock of such Subsidiary as Collateral or (ii) any Capital Stock of any Subsidiary of such Subsidiary as Collateral, or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of Borrower, reasonably be expected to result in material adverse tax consequences to Borrower or any of its Subsidiaries.
“Excluded Lender” means (a) any operating company engaged in substantially similar business operations as the Loan Parties or their Subsidiaries in each case, that has been specifically identified by name in writing from time to time by the Administrative Borrower to the Administrative Agent (for distribution to the Lenders) (each a “Competitor”), (b) those Persons that have been specified in writing by name to the Administrative Agent and the Lenders by the Administrative Borrower prior to the Closing Date (each a “Disqualified Lender”) and (c) any Affiliate of any Competitor or Disqualified Lender, in each case, that has been specifically identified by name in writing by the Administrative Borrower to the Administrative Agent (for distribution to the Lenders) (which notice may be through the Platform) from time to time; provided that, no such submission of additional Excluded Lenders pursuant to clause (a) or (c) of this definition shall be effective until three (3) Business Days after receipt by the Administrative Agent (and distribution by the Administrative Agent to the Lenders) of such names; provided, further, that the inclusion of such Persons as Excluded Lenders shall not retroactively apply to prior assignments or participations in respect of any Loan under this Agreement, but such Excluded Lender shall be prohibited from obtaining additional assignments or participations with respect to the Loans and other extensions of credit under this Agreement.
“Excluded Subsidiary” means any Subsidiary that is (a) a CFC Holding Company or any other Subsidiary, if becoming a Guarantor hereunder would, or would reasonably be expected to, result in material adverse tax consequences to any Loan Party or any of its Subsidiaries as determined by the Administrative Borrower in good faith, (b) an Excluded Foreign Subsidiary,

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(c) an SPV Subsidiary and any other special purpose entity used for any Permitted Secured Financing or other permitted securitization or receivables facility or financing, (d) not a wholly-owned Subsidiary of the Borrower (other than as a result of the issuance or sale of shares of any such Subsidiary’s Capital Stock to qualify directors if required by applicable law), (e) an Immaterial Subsidiary (unless the Borrower has elected to have such Immaterial Subsidiary become a Guarantor), (f) acquired pursuant to a Permitted Acquisition or other Investment permitted by this Agreement that has assumed Indebtedness not incurred in contemplation of such Permitted Acquisition or other Investment and any Subsidiary thereof that guarantees such Indebtedness, in each case to the extent the terms of such Indebtedness prohibit such subsidiary from becoming a Guarantor and such terms were not created in contemplation of such acquisition or investment, (g) prohibited or restricted by law, rule or regulation or contractual obligation (in the case of contractual obligations, solely to the extent such contractual obligations exist on the Closing Date or the date such applicable Subsidiary is acquired) from providing a guarantee or that would require a governmental (including regulatory) or third party consent, approval, license or authorization to provide a guarantee (including under any financial assistance, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance or similar legal principles) unless such consent has been received, it being understood that the Borrower and its Subsidiaries shall have no obligation to seek or obtain any such consent, approval, license or authorization, (h) any captive insurance subsidiary or subsidiary that is a broker-dealer (i) an Unrestricted Subsidiary and (j) any other Subsidiary with respect to which, in the good faith judgment of the Administrative Borrower, the burden or cost of providing a guarantee outweighs the benefits afforded thereby; provided that no Guarantor as of the Closing Date is an Excluded Subsidiary.
“Excluded Swap Obligation” means any Swap Obligation of a Loan Party (other than the direct counterparty of such Swap Obligation) if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act at the time the Guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a

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Loan or Commitment pursuant to a law in effect on (i) the later of (A) the date on which  such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.16) or (B) the Closing Date, or (ii) the date on which  such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.1, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.1(f), (d) any U.S. federal withholding Taxes imposed under FATCA and (e) solely with respect to Revolving Loans, any withholding Taxes imposed with respect to payments made by Borrower, remitted by the Borrower or any Loan Party to the Israeli Tax Authorities in accordance with the provisions hereto, in accordance with the Israeli Income Tax Ordinance and the rules and regulations promulgated thereunder, and the Convention between the Government of the State of Israel and the Government of the United States of America with respect to taxes on income (such withholding Taxes, the “Specified Israeli Taxes”); provided that no amount of such Specified Israeli Taxes shall be Excluded Taxes if such Lender (A) has received an exemption from or reduction of such withholding rate from the Israeli Tax Authority (an “Israeli Tax Certificate”) and delivered a copy of such Israeli Tax Certificate to the Borrower, (B) is using commercially reasonable efforts to obtain an Israeli Tax Certificate or (C) used commercially reasonable efforts to obtain an Israeli Tax Certificate and was denied or otherwise failed to qualify for an Israeli Tax Certificate.
“Existing Agent” means Acquiom Agency Services LLC.
“Existing Credit Facility” means the credit facility governed by that certain Credit Agreement, dated as of February 2, 2024, as amended, supplemented or otherwise modified prior to the date hereof, among Pagaya Technologies Ltd., and Pagaya US Holding Company LLC, as the borrowers, the several lenders from time to time party thereto, the Existing Agent, as administrative agent, L/C Issuer and Swing Line lender.
“Existing Letter of Credit” means each of the letters of credit set forth on Schedule 2 attached hereto, in each case, as may be amended, restated, amended and restated or modified from time to time after the Closing Date.
“Extended Revolving Credit Commitment” means an extension with respect to such Revolving Credit Commitment extended pursuant to an Extension.
“Extension” is defined in Section 2.19(a) hereof.
“Extension Offer” is defined in Section 2.19(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any

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intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means the fluctuating interest rate per annum described in part (i) of clause (b) of the definition of Base Rate.

“Finance Lease Obligations” means subject to the final paragraph of the definition of “GAAP”, with respect to any Person, at the time any determination thereof is to be made, the obligations of such Person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP (excluding the footnotes thereto) and, for purposes hereof, the amount of such obligations at any time will be the capitalized amount thereof at such time determined in accordance with GAAP.
“Finance Leases” means subject to the final paragraph of the definition of “GAAP”, all leases that have been or are required to be, in accordance with GAAP as in effect on the Closing Date, recorded as finance leases.
“Financeable Assets” means (a) Receivables (or interests therein), (b) Residual Interests (or interests therein), (c) any obligations issued by or other interests in a an SPV Subsidiary retained by the Borrower, any of its Subsidiaries or any other SPV Subsidiary and (d) to the extent not otherwise included, any assets related thereto that are of the type customarily transferred in connection with secured financing transactions involving assets such as, or similar to, such Receivables or Residual Interests, as the case may be, and any collections or proceeds of any of the foregoing. Financeable Assets shall include assets that are (a) Risk Retention Investments, (b) investments in consumer loans (including consumer auto loans and consumer real estate loans), consumer credit card receivables and securities in the ordinary course of business and (c) other financial assets (as defined in the UCC) or any other related assets, rights or property or the proceeds therefrom.
“Financial Covenant Fixed Charge Coverage Ratio” means for any Test Period, the ratio of (a) the total for such period of Consolidated Adjusted EBITDA minus the sum, without duplication, of (i) all income taxes paid or payable in cash by the Group Members (including for this purpose any permitted tax distributions), plus (ii) all unfinanced Capital Expenditures and Capitalized Software Expenditures (defined as Capital Expenditures and Capitalized Software Expenditures for the Test Period, exclusive of the portion of Capital Expenditures and Capitalized Software Expenditures financed during the Computation Period under permitted Finance Leases or other permitted Indebtedness (Indebtedness, for this purpose, does not include drawings under the Revolving Credit Commitment)) of the Group Members, plus (iii) all amounts added back pursuant to clause (xviii) of the definition of “Consolidated Adjusted EBITDA” or similar adjustments pursuant to the second proviso to Section 1.7(b) to (b) the sum for such period of (i) Consolidated Interest Expense paid or payable in cash by the Group Members (excluding in all instances any interest paid in kind), net of interest income received in

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cash by the Group Members, plus (ii) scheduled payments of principal with respect to all Indebtedness (including the portion of scheduled payments under Finance Leases allocable to principal but excluding repayments of Revolving Loans and other Indebtedness subject to reborrowing to the extent not accompanied by a concurrent and permanent reduction of the Revolving Credit Commitment (or equivalent loan commitment) plus (iii) scheduled Restricted Payments paid or payable in cash by the Group Members; provided, however, that in the case of any Permitted Acquisition, the deductions from Consolidated Adjusted EBITDA described in clause (a) above and the items described in clause (b) above shall, in each case, be excluded from this calculation to the extent they pertain to the target of such Permitted Acquisition prior to the date such Permitted Acquisition was consummated unless such calculations are being made on a Pro Forma Basis as otherwise permitted or required under this Agreement.
“Financing Vehicle” means any (a) funds managed or advised by the Borrower or one of its Affiliates, (b) securitization vehicles sponsored or administered by the Borrower or one of its Affiliates and (c) other similar vehicles.
“Financing Vehicle Investment Management Agreement” means any investment management agreement, administration agreement, servicing agreement or other similar agreement entered into in connection with the establishment of a Financing Vehicle pursuant to which a Subsidiary of the Borrower acts as investment manager, administrator, sponsor, servicer or other similar role in the ordinary course of business.
“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Adjusted EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period; provided, however, that interest expense for revolving credit borrowings for ordinary working capital purposes shall be computed based upon the average daily balance of such Indebtedness during the applicable period.
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(a)acquisitions and other Investments that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including all related financing transactions and including increases in ownership of Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

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(b)the Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date will be excluded;
(c)Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date;
(d)Person that is a Subsidiary on the Calculation Date will be deemed to have been a Subsidiary at all times during such four-quarter period;
(e)Person that is not a Subsidiary on the Calculation Date will be deemed not to have been a Subsidiary at any time during such four-quarter period; and
(f)if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any obligations in respect of Swap Agreements applicable to such Indebtedness if such obligations has a remaining term as at the Calculation Date in excess of 12 months).
For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith (in accordance with Regulation S-X under the Securities Act) by a Responsible Officer of the Borrower.
“Fixed Charges” means with respect to any specified Person for any period, the sum, without duplication, of:
(a)Consolidated Interest Expense; plus
(b)the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; plus
(c)any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, whether or not such Guarantee or Lien is called upon; plus
(d)the product of (i) all dividends, whether paid or accrued and whether or not in cash, on all Disqualified Stock of the Borrower and all Preferred Stock of any Subsidiary, in each case held by Persons other than the Borrower or a Subsidiary (and other than dividends on equity interests payable solely in equity interests of the Borrower (other than Disqualified Stock) or to the Borrower or a Subsidiary of the Borrower), times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; minus

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(e)consolidated interest income for such period, whether received or accrued, to the extent included in computing Consolidated Net Income for such period;
in each case, excluding (i) the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses and (ii) any expensing of loan commitment and other financing fees. For purposes of this definition, interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP.
“Floor” means a rate of interest equal to 1.00% per annum.
“Foreign Currency” means New Israeli Shekel.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Obligor” means any Loan Party that is organized in a jurisdiction other than the United States (excluding any territories or possessions thereof).
“Foreign Subsidiary” any Subsidiary of the Borrower that is not a Domestic Subsidiary.
“Founder” means any of Gal Krubiner, Yahav Yulzari and Avital Pardo.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by the L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Percentage of outstanding Swing Loans made by the Swing Line Lender other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means, subject to Section 1.2, generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 6.1. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms

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in this Agreement, then the Borrower and the Required Lenders agree to enter into negotiations to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC, or the adoption of IFRS.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” means the government of the United States, the State of Israel, or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank (including for the avoidance of doubt the Bank of Israel) or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and any group or body charged with setting accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements, the Basel Committee on Banking Supervision and any successor or similar authority to any of the foregoing).
“Group Members” means, collectively, the Borrower and its Subsidiaries.
“Guarantors” means a collective reference to each entity that has become a Guarantor under the Guarantee and Collateral Agreement and each other wholly-owned (other than as a result of the issuance or sale of shares of any such Subsidiary’s Capital Stock to qualify directors if required by applicable law) Subsidiary of the Borrower which has become a Guarantor pursuant to the requirements of Section 6.12 hereof and the Guarantee and Collateral Agreement, unless and until such entity becomes an Excluded Subsidiary or ceases to be a party to the Loan Documents in a transaction permitted hereby. Notwithstanding the foregoing or any contrary provision herein or in any other Loan Document, (i) no Excluded Subsidiary shall be required to be a Guarantor, and (ii) the Borrower may from time to time, upon notice to the Administrative Agent, elect (x) to cause any subsidiary that would otherwise be an Excluded Subsidiary to become a Guarantor hereunder (but shall have no obligation to do so), subject to the satisfaction of guarantee and collateral requirements consistent with Section 6.12 or otherwise reasonably acceptable to the Borrower and the Administrative Agent or (y) to cause any Subsidiary that would otherwise become an Excluded Subsidiary and be automatically released from its Guarantee Obligations under the Loan Documents to remain a Guarantor thereunder.

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“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement to be executed and delivered by the Loan Parties, substantially in the form of Exhibit J.
“Guarantee Obligation” means as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.
“IFRS” means the international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.
“IIA” means the Israel Innovation Authority of the Israeli Ministry of the Economy.
“Illegality Notice” has the meaning specified in Section 3.4.

“Immaterial Subsidiary” means at any date of determination, any Subsidiary of any Loan Party (other than a Borrower or a Guarantor) designated as such by the Administrative Borrower in writing to the Administrative Agent and which as of such date (a) holds assets representing 5% or less of the Borrower’s consolidated total assets as of such date (determined in accordance with GAAP), (b) has generated less than 5% of the Borrower’s consolidated total revenues determined in accordance with GAAP for the four fiscal quarter period ending on the last day of the most recent period for which financial statements have been delivered after the Closing Date pursuant to Section 6.1(b); provided that all Subsidiaries that are individually “Immaterial Subsidiaries” shall not have aggregate consolidated total assets that would represent 10% or

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more of the Borrower’s consolidated total assets as of such date or have generated 10% or more of the Borrower’s consolidated total revenues for such four fiscal quarter period, in each case determined in accordance with GAAP, (c) owns no Capital Stock of any Subsidiary that is not an Immaterial Subsidiary, (d) owns or otherwise holds or controls (including through an exclusive license) no Material Intellectual Property; provided that if the Borrower elects to have an Immaterial Subsidiary become a Guarantor, such Subsidiary may own such Capital Stock or Material Intellectual Property, and will no longer be considered an “Immaterial Subsidiary” for any purposes under the Loan Documents, so long as such Subsidiary remains a Guarantor and (e) does not Guarantee, or otherwise provide any credit support for, any Indebtedness of the Loan Parties. As of the Closing Date, the Immaterial Subsidiaries are listed on Schedule 4.15.
“Incur” means to issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.
“Indebtedness” means with respect to any Person on any date of determination (without duplication):
(a)the principal of indebtedness of such Person for borrowed money;
(b)the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(c)all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);
(d)the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables which are not more than 45 days past due), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;
(e)Finance Lease Obligations of such Person;
(f)the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

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(g)the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset at such date of determination (as determined in good faith by the Borrower) and (ii) the amount of such Indebtedness of such other Persons;
(h)all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above;
(i)to the extent not otherwise included in this definition, net obligations of such Person under Swap Agreement;
(j)all obligations in respect of Third Party Securities issued by such Person in a Permitted Secured Financing (regardless of whether denominated as debt or equity securities); and
(k)to the extent not otherwise included in this definition, all Permitted Funding Indebtedness of such Person.
The term “Indebtedness” shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP, any prepayments of deposits received from clients or customers in the ordinary course of business, or obligations under any license, permit or other approval (or Guarantees Obligations) Incurred prior to the Closing Date or in the ordinary course of business. The amount of any net obligation under any Swap Agreement on any date shall be deemed to be zero unless and until such Indebtedness in respect of such Swap Obligation shall be terminated, in which case, the amount of such Indebtedness shall be the Swap Termination Value thereof as of such date
The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, and (other than with respect to letters of credit or Guarantees or Indebtedness specified in clause (g) above) shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.
Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:
(l)Contingent Obligations Incurred in the ordinary course of business;
(m)Cash Management Services;
(n)in connection with the purchase by the Borrower or any Subsidiary of any business, any deferred payments, holdbacks or similar deferred consideration or other post-closing payment adjustments or indemnity obligations to which the seller may become entitled that is payable solely through the issuance of Capital Stock (which is not Disqualified Stock) or

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to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;
(o)any Permitted Bond Hedge Transaction or Permitted Warrant Transaction; or
(p)for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, insurance premiums, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Independent Financial Advisor” means an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided, however, that such firm or appraiser is not an Affiliate of the Borrower.
“Insolvency Proceeding” means (a) any case, action or proceeding (including an Israeli Insolvency Proceeding) before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under Israeli, U.S. Federal, state or foreign law, including any Debtor Relief Law.
“Intellectual Property” means, the collective reference to all rights, priorities and privileges in, to or under intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses and proprietary technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Intellectual Property Security Agreement” means an intellectual property security agreement entered into between a Loan Party and the Administrative Agent pursuant to the terms of the Guarantee and Collateral Agreement in form and substance reasonably satisfactory to the Administrative Agent, together with each other intellectual property security agreement and supplement thereto delivered pursuant to Section 6.12, in each case as amended, restated, supplemented or otherwise modified from time to time.
“Interest Payment Date” means (a) as to any Base Rate Loan (including any Swing Loan), the last Business Day of each calendar quarter to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any SOFR Loan, (i) having an Interest Period of three (3) months or less, the last Business Day of such Interest Period and the final maturity

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date of such Loan and (ii) having an Interest Period longer than three (3) months, each Business Day that is three (3) months after the first (1st) day of such Interest Period, the last Business Day of such Interest Period and the final maturity date of such Loan, and (c) as to any Loan, the date of any repayment or prepayment made in respect thereof.
“Interest Period” means the period commencing on the date a Borrowing of SOFR Loans or Swing Loans (bearing interest at the Swing Line Lender’s Quoted Rate) is advanced, continued, or created by conversion and ending (a) in the case of Term SOFR, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one or three months thereafter (in each case subject to the availability thereof) as specified in the applicable borrowing request or interest election request and (b) in the case of Swing Loans bearing interest at the Swing Line Lender’s Quoted Rate, on the date one (1) to five (5) Business Days thereafter as mutually agreed by Borrower and the Swing Line Lender, provided, that
    (i)    no Interest Period shall extend beyond the final maturity date of the relevant Loans;
    (ii)    whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of SOFR Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and
    (iii)    for purposes of determining an Interest Period for a Borrowing of SOFR Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end; and
    (iv)    no tenor that has been removed from this definition pursuant to Section 3.8(d) below shall be available for specification in such Borrowing Request or Interest Election Request.
“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (a) for the purpose of hedging the interest rate exposure associated with Borrower’s and its Subsidiaries’ operations, and (b) not for speculative purposes.
“Inventory” means all “inventory,” as such term is defined in the UCC, now owned or hereafter acquired by any Group Member, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Group Member for sale or lease or are furnished or are to be furnished under a contract of

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service, or that constitutes raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind used or consumed or to be used or consumed in such Group Member’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.
“Investment” means with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that (x) endorsements of negotiable instruments and documents in the ordinary course of business, (y) accounts receivable, extensions of trade credit or advances by the Borrower and its Subsidiaries on commercially reasonable terms in accordance with the Borrower’s or Subsidiaries’ normal trade practices, as the case may be, and (z) deposits made in the ordinary course of business and customary deposits into reserve accounts related to securitizations will not be deemed to be an Investment. If the Borrower or any Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Subsidiary such that, after giving effect thereto, such Person is no longer a Subsidiary, any Investment by the Borrower or any Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time.
For purposes of Section 7.6:
(a) “Investment” will include the portion (proportionate to the Borrower’s equity interest in a Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Subsidiary, the Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (i) the Borrower’s “Investment” in such Subsidiary at the time of such redesignation less (ii) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined in good faith by the board of directors (or committee thereof) of Pagaya Parent) of such Subsidiary at the time that such Subsidiary is so re-designated a Subsidiary; and
(b)any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the board of directors (or committee thereof) of Pagaya Parent.
“Investment Grade Securities” means:

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(a)debt securities issued or directly and fully guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents);
(b)debt securities issued or directly and fully guaranteed or insured by a member of the European Union, or any agency or instrumentality thereof (other than Cash Equivalents);
(c)debt securities or debt instruments with a rating of “A-” or higher from S&P or “A3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries; and
(d)investments in any fund that invests exclusively in investments of the type described in clauses (a), (b) and (c) above which fund may also hold cash and Cash Equivalents pending investment or distribution.
“Israeli Insolvency Proceeding” means any proceeding by or against any Person under the Israeli Companies Ordinance 5743-1983, the Israeli Companies Law 5759-1999, the Israeli Insolvency and Economic Rehabilitation Law 5788-2018, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, receivership or other relief.
“Israeli Lender” means any Lender organized under the laws of the State of Israel that is a banking corporations as defined under Israeli Banking Law (Licensing) 5741-1981.
“Israeli Loan Party” means Pagaya Parent and each other Guarantor organized under the laws of the State of Israel from time to time party to the Loan Documents.
“Israeli Tax Certificate” means as defined in the definition of “Excluded Taxes”.
“Joint Lead Arrangers” means BMO Capital Markets and Valley National Bank.
“Joint Venture” means, as to any Person, any other Person designated as a “joint venture” (1) that is not a Subsidiary of such Person and (2) in which such Person owns less than 100% of the equity or voting interests.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes, obligatory government orders, decrees and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Disbursement” means a payment or disbursement made by the L/C Issuer pursuant to a Letter of Credit.

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“L/C Fee” is defined in Section 2.12(b).
“L/C Issuer” means Valley National Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.3(h).
“L/C Obligations” means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.
“L/C Sublimit” means $35,000,000, as reduced pursuant to the terms hereof.
“Lenders” means and includes BMO Bank N.A. and the other financial institutions from time to time party to this Agreement, including each assignee Lender pursuant to Section 10.10 and, unless the context otherwise requires, the Swing Line Lender.
“Lending Office” is defined in Section 3.7.
“Letter of Credit” is defined in Section 2.3(a), and shall include the Existing Letters of Credit.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any finance lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Transaction” means (1) any Permitted Acquisition or other similar Investment permitted by this Agreement, including by way of merger, by the Borrower or one or more of the other Group Members permitted pursuant to this Agreement whose consummation is not conditioned upon the availability of, or on obtaining, third party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, and (3) any dividends or distributions on, or redemptions of, the Borrower’s or any Parent’s Capital Stock requiring irrevocable notice in advance thereof.
“Loan” means any Revolving Loan or Swing Loan, whether outstanding as a Base Rate Loan or SOFR Loan or otherwise, each of which is a “type” of Loan hereunder.
“Loan Documents” means this Agreement, each Security Document, each Note, each Assignment and Assumption, each Compliance Certificate, each Notice of Borrowing, each Notice of Conversion/Continuation, the Collateral Information Certificate, each L/C-Related Document, each subordination or intercreditor agreement and any agreement creating or perfecting rights in cash collateral pursuant to the provisions of Section 2.18, or otherwise, any other agreement, document or instrument designated as a “Loan Document” by the parties thereto, and any amendment, waiver, supplement or other modification to any of the foregoing.
“Loan Parties” means Borrower and each Guarantor, collectively.

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“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made by third parties to, directors, officers, employees or consultants of any Parent, the Borrower or any Subsidiary.
(a)(i) in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business or (ii) for purposes of funding any such person’s purchase of Capital Stock (or similar obligations) of any Parent, the Borrower or its Subsidiaries with (in the case of this sub-clause (ii)) the approval of the board of directors (or any committee thereof) of Pagaya Parent;
(b)in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office; or
(c)not exceeding the greater of (i) $6.25 million and (ii) 0.5% of Consolidated Total Assets in the aggregate outstanding at any time.
“Material Adverse Effect” (a)  a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), or financial condition of the Group Members, taken as a whole; (b) a material impairment of the rights and remedies, taken as a whole, of the Administrative Agent and the Lenders under any Loan Document, or of the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any material Loan Document to which it is a party, including a material impairment in the perfection or priority of the Administrative Agent’s Lien in any material Collateral or in the value of such Collateral.
“Material Intellectual Property” means any Intellectual Property that, individually or collectively, is material to the business of the Group Members, taken as a whole (as reasonably determined by the Borrower in good faith).
“Materials of Environmental Concern” means any substance, material or waste that is defined, regulated, governed or otherwise characterized under any Environmental Law as hazardous or toxic or as a pollutant or contaminant (or by words of similar meaning and regulatory effect), any petroleum or petroleum products, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, molds or fungus, and radioactivity, radiofrequency radiation at levels known to be hazardous to human health and safety.
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 102% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

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“Multiemployer Plan” means a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) that is subject to Title IV of ERISA to which any Loan Party or any ERISA Affiliate thereof makes, is making, or is obligated to make contributions, or to which it has any liability.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.
“Net Available Cash” from a Disposition of property or assets means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Disposition or received in any other non-cash form) therefrom, in each case net of:
(a)all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Taxes and Related Taxes, paid or required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Disposition;
(b)all payments made, or required to be made, on any Indebtedness which, in accordance with the terms of such Indebtedness, or which by applicable law, must be repaid out of the proceeds from such Disposition;
(c)all distributions and other payments required to be made to minority interest holders (other than any Parent, the Borrower or any of their respective Subsidiaries) in Subsidiaries or Joint Ventures as a result of such Disposition; and
(d)the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of GAAP, against any liabilities associated with the assets disposed of in such Disposition and retained by the Borrower or any Subsidiary after such Disposition.
“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 10.11 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

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“Note” and “Notes” each is defined in Section 2.11.

“Obligations” means (a) the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any Insolvency Proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the Loans and all other obligations and liabilities (including any fees or expenses that accrue after the filing of any petition in bankruptcy, or the commencement of any Insolvency Proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) of the Loan Parties (and the other Group Members in the case of obligations in respect of Cash Management Services provided by a Cash Management Bank) to the Administrative Agent, the L/C Issuer, any other Lender, any applicable Cash Management Bank, and any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Cash Management Agreement, any Specified Swap Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, payment obligations, fees, indemnities, costs, expenses (including all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent, the L/C Issuer, any other Lender, any applicable Cash Management Bank, to the extent that any applicable Specified Cash Management Agreement requires the reimbursement by any applicable Group Member of any such expenses, and any Qualified Counterparty) that are required to be paid by any Group Member pursuant any Loan Document, Specified Cash Management Agreement, Specified Swap Agreement or otherwise and (b) Erroneous Payment Subrogation Rights. The Obligations shall not include (i) any obligations arising under any warrants or other equity instruments issued by any Loan Party to any Lender, or (ii) solely with respect to any Guarantor that is not a Qualified ECP Guarantor, any Excluded Swap Obligations of such Guarantor.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury and any successor thereto.
“Operating Documents” means for any Person as of any date, such Person’s constitutional documents, formation documents and/or certificate of incorporation (or equivalent thereof), as certified (if applicable) by such Person’s jurisdiction of formation as of a recent date, and, (a) if such Person is a corporation, its bylaws or memorandum and articles of association (or equivalent thereof) in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.
“Other Connection Taxes” means with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or

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perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.1(b)).
“Pagaya Parent” is defined in the preamble hereto.
“Pagaya US” is defined in the preamble hereto.
“Parent” means any Person of which the Borrower at any time is or becomes a direct or indirect Subsidiary after the Closing Date.
“Parent Expenses” means:
(a)costs (including all professional fees and expenses) Incurred by any Parent in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Agreement or any other agreement or instrument relating to Indebtedness of the Borrower or any Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder;
(b)customary indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person to the extent relating to the Borrower and its Subsidiaries;
(c)obligations of any Parent in respect of director and officer insurance (including premiums therefor) to the extent relating to the Borrower and its Subsidiaries;
(d)general corporate overhead expenses, including professional fees and expenses and other operational expenses of any Parent related to the ownership or operation of the business of theBorrower or any of its Subsidiaries; and
(e)expenses Incurred by any Parent in connection with any public offering or other sale of Capital Stock or Indebtedness:
(i)where the net proceeds of such offering or sale are intended to be received by or contributed to the Borrower or a Restricted Subsidiary,
(ii)in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed, or

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(iii)otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Borrower or the Restricted Subsidiary out of the proceeds of such offering promptly if completed.
“Participating Interest” is defined in Section 2.3(e).
“Participating Lender” is defined in Section 2.3(e).
“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)).
“Payment in Full” means as of any date of determination, (i) the indefeasible payment in full in cash of all Loans and unpaid Reimbursement Obligations, together with accrued and unpaid interest thereon; (ii) the Commitments to lend under this Agreement are terminated, (iii) the termination, expiration or cancellation and return of all outstanding Letters of Credit (other than Letters of Credit that have been Cash Collateralized); and (iv) the indefeasible payment in full in cash of all fees, reimbursable expenses and other Obligations (other than Swap Agreements, Cash Management Services and contingent indemnification obligations and Reimbursement Obligations in respect of which no claim for payment has yet been asserted by the Person entitled thereto).
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Pension Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (a) that is or was at any time maintained or sponsored by any Loan Party or any ERISA Affiliate thereof or to which any Loan Party or any ERISA Affiliate thereof has ever made, or was obligated to make, contributions, (b) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, and (c) with respect to which a Loan Party has or would reasonably be expected to have any liability.
“Percentage” means, for each Lender, the percentage of the Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Lender (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all Revolving Loans and L/C Obligations then outstanding.
“Permitted Acquisition” means any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, a Person or division or line of business of a Person (or any subsequent investment made in a Person, division or line of business previously acquired in a Permitted Acquisition); provided that immediately after giving effect thereto:
(a)subject to Section 1.6, immediately before and immediately after giving effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing or would result therefrom; and

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(b)the Group Members shall be in compliance with Section 7.13.
“Permitted Bond Hedge Transaction” means any bond hedge or call or capped call option (or substantively equivalent derivative transaction) on the Borrower’s Class A ordinary shares (or the cash value or a combination thereof) in connection with the issuance of any convertible or exchangeable securities; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received from the sale of such convertible or exchangeable securities.
“Permitted Credit Enhancement” means any credit enhancement, liquidity support (including the funding of cash reserves), and credit support provided (x) to an SPV Subsidiary (other than a Warehouse Entity) pursuant to the Borrower’s or any Subsidiary’s existing or future intercompany liquidity lines that are used (i) to facilitate transfers of assets from, to and between SPV Subsidiaries in connection with Permitted Secured Financings (other than Warehouse Facilities) (provided that, in the reasonable judgment of the Borrower or such Subsidiary, there is a substantial likelihood that any drawings under any such liquidity lines will be repaid (or deemed repaid) subsequent to completion of such asset transfer) or (ii) to fund the performance under Standard Secured Financing Undertakings or (y) to an SPV Subsidiary pursuant to performance support agreements and other credit enhancement, liquidity support or credit support arrangements that are consistent with the Borrower’s or any Subsidiary’s current or future secured funding practices, as applicable, or that are customary for such transactions, as applicable, as determined in good faith by the Borrower.
“Permitted Equity” means (i) common equity, (ii) any Capital Stock that is not Disqualified Stock or (iii) other preferred Capital Stock or other instruments (in the case of clause (iii), having terms reasonably acceptable to the Administrative Agent).
“Permitted Funding Indebtedness” means any Indebtedness incurred in respect of Permitted Secured Financings, including without limitation, Permitted Warehousing Indebtedness, Permitted Securitization Indebtedness and Indebtedness with respect to Permitted Risk Retention Facilities, in each case of the Borrower or its Subsidiaries.
“Permitted Holder” means (i) each Founder and each Founder's spouse, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of their siblings; (ii) any spouse or domestic partner of any Person described in clause (i) that receives any Common Stock pursuant to a court order or upon divorce, as required by settlement, order or decree, or as required by a domestic relations settlement, order or decree; (iii) in the event of the incompetence or death of any of the Persons described in clause (i) or (ii), such Person's estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, the relevant Common Stock; (iv) any trust created for the benefit of the Persons described in clause (i), (ii) or (iii) or any trust for the benefit of any such trust; or (v) any Person Controlled by any of the Persons described in clause (i), (ii), (iii) or (iv).
“Permitted Investment” means (in each case, by the Borrower or any of its Subsidiaries):

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(a)Investments in (i) a Subsidiary, including the Capital Stock of a Subsidiary (other than an SPV Subsidiary) or the Borrower or (ii) a Person (including the Capital Stock of any such Person) that will, upon the making of such Investment, become a Subsidiary (other than an SPV Subsidiary);
(b)Investments constituting Permitted Acquisitions;
(c)Investments in cash, Cash Equivalents or Investment Grade Securities;
(d)(i) Investments in Receivables (or interests therein) owing to the Borrower or any Subsidiary created or acquired in the ordinary course of business, (ii) Investments in respect of accounts receivable, trade credit or advances to customers in the ordinary course of business and (iii) endorsements of negotiable instruments and documents in the ordinary course of business;
(e)Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(f)Management Advances;
(g)Investments received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Subsidiary or in exchange for any other Investment or accounts receivable held by the Borrower or any such Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(h)Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including a Disposition, in each case made in compliance with Section 7.5;
(i)Investments existing or pursuant to agreements or arrangements in effect on the Closing Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (a) as required by the terms of such Investment as in existence on the Closing Date or (b) as otherwise permitted under this Agreement;
(j)Swap Agreements Incurred in compliance with Section 7.2;
(k)Investments resulting from pledges and deposits made to secure the performance of leases, licenses or contracts in the ordinary course of business and any other deposits or other Investments made in connection with the Incurrence of, or consisting of, “Permitted Liens” or Liens otherwise permitted under Section 7.3;
(l)any Investment to the extent made using Capital Stock of the Borrower (other than Disqualified Stock) or Capital Stock of any Parent as consideration or made with the

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proceeds of a substantially contemporaneous issuance of Capital Stock (which is not Disqualified Stock) of the Borrower; provided that that issuance of such Capital Stock and any Net Cash Proceeds thereof will be excluded from clause (C)(2) of Section 7.6(a);
(m)any transaction to the extent constituting an Investment that is permitted and made in accordance with the provisions of Section 7.9(b) (except those described in clauses (i), (iii), (vii), (ix), (x) and (xii) of that subsection);
(n)Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business;
(o)(i) Guarantees not prohibited by Section 7.2 and (other than with respect to Indebtedness) guarantees, keep-wells and similar arrangements in the ordinary course of business, and (ii) performance guarantees with respect to obligations incurred by the Borrower or any of its Subsidiaries that are permitted by this Agreement;
(p)Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Agreement;
(q)Investments of a Subsidiary acquired after the Closing Date or of an entity merged into the Borrower or merged into or consolidated with the Borrower or a Subsidiary after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(r)Investments consisting of licensing of intellectual property pursuant to joint marketing or joint venture arrangements with other Persons and Investments made in joint ventures as required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements in effect on the Closing Date or entered into after the Closing Date in the ordinary course of business;
(s)contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower;
(t)Investments in Joint Ventures having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (t) that are at the time outstanding, not to exceed the greater of (i) $20.0 million and (ii) 1.5% of Consolidated Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), provided that (x) the amount of Investments made pursuant to this clause (t) at any time outstanding shall be reduced by any amounts received by the Borrower or any Subsidiary as a dividend, distribution or otherwise on account of such Investment, (y) if any such Investment is in Capital Stock of a Person that subsequently becomes a Subsidiary, such Investment shall thereafter be deemed permitted under clause (a) or (b) above and shall not be included as having been made

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pursuant to this clause (t), and (z) no Event of Default shall have occurred and is continuing or would result therefrom;
(u)Investments in Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (u) that are at the time outstanding, not to exceed the greater of (i) $12.5 million and (ii) 1.0% of Consolidated Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), provided that (x) the amount of Investments made pursuant to this clause (u) at any time outstanding shall be reduced by any amounts received by the Borrower or any Subsidiary as a dividend, distribution or otherwise on account of such Investment, (y) if any such Investment is in Capital Stock of a Person that subsequently becomes a Subsidiary, such Investment shall thereafter be deemed permitted under clause (a) or (b) above and shall not be included as having been made pursuant to this clause (u), and (z) no Event of Default shall have occurred and is continuing or would result therefrom;
(v)(i) Investments arising as a result of Permitted Secured Financings, including repurchases of assets pursuant to repurchase agreements in respect thereof and (ii) Investments by the Borrower or any Subsidiary in the Borrower, any Subsidiary or any SPV Subsidiary in connection with Permitted Secured Financings, as applicable, in each case including any Permitted Credit Enhancement associated therewith;
(w)Investments by an SPV Subsidiary in connection with any Permitted Secured Financing, as applicable, including investments of funds held in accounts required or permitted by the arrangements governing such Permitted Secured Financing, as applicable;
(x)Investments arising out of purchases of all remaining outstanding asset-backed securities of, or in the case of a Warehouse Entity, outstanding principal amount owed by, any SPV Subsidiary, in each case consistent with the terms of the related Permitted Secured Financing or, for the purpose of relieving the Borrower or a Subsidiary of the Borrower of the administrative expense of servicing such SPV Subsidiary;
(y)Investments by the Borrower or any Subsidiary in the form of Consumer Purpose Loans and loans extended to non-Affiliate borrowers in connection with any loan origination business of the Borrower and Subsidiaries in the ordinary course of business;
(z)Investments in the Borrower or any Subsidiary (including any SPV Subsidiary), or joint venture in connection with intercompany cash management arrangements and related activities in the ordinary course of business;
(aa)Investments in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (aa) that are at that time outstanding, not to exceed the greater of (i) $20.0 million and (ii) 1.5% of Consolidated Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), provided that (x) the amount of Investments made pursuant to this clause (aa) at any time outstanding shall be reduced by any

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amounts received by the Borrower or any Subsidiary as a dividend, distribution or otherwise on account of such Investment, (y) if any such Investment is in Capital Stock of a Person that subsequently becomes a Subsidiary, such Investment shall thereafter be deemed permitted under clause (a) or (b) above and shall not be included as having been made pursuant to this clause (aa), and (z) no Event of Default shall have occurred and is continuing or would result therefrom;
(ab)Investments resulting from accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;
(ac)so long as no Event of Default shall have occurred and is continuing or would result therefrom, Investments in or made with Financeable Assets in the ordinary course of business;
(ad)other Investments in any Person having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (dd) that are at the time outstanding, not to exceed the greater of (i) $80.0 million and (ii) 6.25% of Consolidated Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), provided that (x) the amount of Investments made pursuant to this clause (dd) at any time outstanding shall be reduced by any amounts received by the Borrower or any Subsidiary as a dividend, distribution or otherwise on account of such Investment) and (y) if any such Investment is in Capital Stock of a Person that subsequently becomes a Subsidiary, such Investment shall thereafter be deemed permitted under clause (a) or (b) above and shall not be included as having been made pursuant to this clause (dd); and
(ae)the extent constituting Investments, the performance of obligations under (including for the avoidance of doubt, the entry into, payment of any premium with respect to, and the settlement of) any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction, in each case in accordance with its terms.
“Permitted Liens” means with respect to any Person:
(a)pledges, deposits or Liens under workmen’s compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance-related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion Guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure surety, indemnity, judgment, appeal or performance bonds, Guarantees of government contracts (or other similar bonds, instruments or obligations), or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business;

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(b)Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s and repairmen’s or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;
(c)Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;
(d)encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Borrower and its Subsidiaries or to the ownership of their properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Borrower and its Subsidiaries;
(e)Liens (1) on assets or property of the Borrower or any Subsidiary securing Swap Agreements or Cash Management Services permitted under this Agreement; (2) that are contractual rights of set-off or, in the case of clause (i) or (ii) below, other bankers’ Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business; (3) on cash accounts securing Indebtedness incurred under clause (c) of Section 7.2(b)(viii) with financial institutions; (4) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, consistent with past practice and not for speculative purposes; and/or (5) (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not secure any Indebtedness;
(f)leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business or between the Borrower and any Guarantor;
(g)Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly

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initiated for the review of such judgment, decree, order or award have not been finally terminated or the period within which such proceedings may be initiated has not expired;
(h)Liens (i) on assets or property of the Borrower or any Subsidiary for the purpose of securing Finance Lease Obligations or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing other Indebtedness Incurred to finance or refinance the acquisition, development, construction, lease, repairs, maintenance or improvement of assets or property acquired or constructed in the ordinary course of business (including Indebtedness incurred under clause (vii) of Section 7.2(b)); provided that (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Agreement and (b) any such Lien may not extend to any assets or property of the Borrower or any Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such assets and property and (ii) any interest or title of a lessor under any Finance Lease Obligation or operating leases or sub-leases;
(i)Liens arising from UCC financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Borrower and its Subsidiaries in the ordinary course of business;
(j)Liens existing on the Closing Date;
(k)Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Subsidiary (or at the time the Borrower or a Subsidiary acquires such property, other assets or shares of stock), including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Borrower or any Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured the obligations to which such Liens relate;
(l)Liens on assets or property of the Borrower or any Subsidiary securing Indebtedness or other obligations of the Borrower or such Subsidiary owing to the Borrower or another Subsidiary, or Liens in favor of the Borrower or any Subsidiary;
(m)Liens securing Permitted Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under this Agreement; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured the Indebtedness being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;
(n)(i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority,

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developer, landlord or other third party on property over which the Borrower or any Subsidiary of the Borrower has easement rights or on any leased property and subordination or similar arrangements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;
(o)any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any Joint Venture or similar arrangement pursuant to any Joint Venture or similar agreement;
(p)Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;
(q)Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof);
(r)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(s)any Lien created under the Loan Documents;
(t)Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;
(u)(i) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods (which for the avoidance of doubt excludes Receivables) and (ii) Liens constituting cash collateral securing letters of credit, bankers’ acceptances, Guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business and as permitted by this Agreement;
(v)Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise made in compliance with this Agreement;
(w)(i) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers and (ii) Liens disclosed by title insurance policies (that were not granted in contemplation of this Agreement) and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided further that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

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(x)Liens solely on (i) any cash earnest money deposits or other accounts made in connection with any acquisition or Investment not otherwise prohibited under this Agreement or to secure any other obligation arising in the ordinary course of business or (ii) cash advances in favor of the seller of any property to be acquired in an Investment that constitutes a Permitted Investment to be applied against the purchase price for such Investment;
(y)Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed the greater of (a) $75.0 million and (b) 5.75% of Consolidated Total Assets at any one time outstanding;
(z)Liens securing Permitted Funding Indebtedness (including deposit accounts into which the proceeds of, or the proceeds of the assets acquired or originated with, such Permitted Funding Indebtedness are deposited);
(aa)Liens on the assets or equity interests of an SPV Subsidiary in connection with a Permitted Secured Financing;
(ab)Liens in connection with Permitted Credit Enhancements;
(ac)Liens on Residual Interests Incurred in connection with Permitted Secured Financings securing obligations in respect of Third Party Securities or Warehousing Indebtedness, as applicable; provided, however, that recourse to such Residual Interests is limited in a manner consistent with Standard Secured Financing Undertakings, as applicable;
(ad)Liens securing Indebtedness of Foreign Subsidiaries to the extent such Indebtedness is permitted by the terms of this Agreement to be Incurred pursuant to Section 7.2(b)(xvii) ;
(ae)Liens incurred in connection with the acquisition of Financeable Assets; and
(af)Liens securing Indebtedness permitted by Section 7.2(b)(viii)(h) to the extent solely attaching to such assets securing such permitted Indebtedness.
“Permitted Refinancing Indebtedness” means any Indebtedness (the “Refinancing Indebtedness”), the proceeds of which are used to refinance, refund, renew, extend or replace outstanding Indebtedness (such outstanding Indebtedness, the “Refinanced Indebtedness”); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness (including any unused commitments thereunder) is not greater than the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement, except by an amount equal to any original issue discount thereon and the amount of unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, extension or replacement, and by an amount equal to any existing commitments thereunder that have not been utilized at the time of such refinancing, refunding, renewal, extension or replacement (provided that, the principal amount of such Indebtedness may exceed the amount set forth in this clause (a) so long as such additional

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principal amount was otherwise permitted to be incurred pursuant to Section 7.2; and provided, further, that such excess amount was a utilization (prior to the date of such refinancing) of such other provision(s) under Section 7.2 in the amount of such excess); (b) other than in the case of customary “bridge” facilities (so long as the long term debt into which any such customary “bridge” facility is to be automatically converted or may be converted at the Borrower’s option on customary terms satisfies the following requirements); provided further in each case of clauses (a) and (b), the final stated maturity and Weighted Average Life To Maturity (determined without giving effect to prepayments that reduce amortization) of such Refinancing Indebtedness shall not be prior to or shorter than that applicable to the Refinanced Indebtedness and such Refinancing Indebtedness does not require any scheduled payment of principal, mandatory repayment, redemption or repurchase that is materially more favorable to the holders of the Refinancing Indebtedness than the corresponding terms (if any) of the Refinanced Indebtedness; (c) such Refinancing Indebtedness shall not be secured by (i) Liens on assets other than assets securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement and extensions thereof or improvements thereon (unless such assets become Collateral) or (ii) Liens having a higher priority than the Liens, if any, securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement; (d) such Refinancing Indebtedness shall not be guaranteed by or otherwise recourse to any Person other than the Person(s) to whom the Refinanced Indebtedness is recourse or by whom it is guaranteed, in each case as of the time of such refinancing, refunding, renewal, extension or replacement (unless such other Person becomes a Guarantor); (e) to the extent such Refinanced Indebtedness is subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens securing the Collateral pursuant to the Security Documents), such refinancing, refunding, renewal, extension or replacement is subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness shall be subordinated to the Liens securing the Collateral pursuant to the Security Documents) on terms at least as favorable to the Lenders as those contained in the documentation governing such Refinanced Indebtedness or otherwise reasonably acceptable to the Administrative Agent; and (f) the covenants with respect to such Refinancing Indebtedness, when taken as a whole, are not materially more restrictive to the Borrower and the other Group Members than those in the Refinanced Indebtedness (taken as a whole) as determined by the Borrower in good faith.
“Permitted Risk Retention Facility” means a financing (however structured) that (a) complies with the Risk Retention Requirements, (b) is extended by a Person that is not the Borrower or any of its Subsidiaries to the Borrower and/or any of its Subsidiaries and (c) is secured only by Risk Retention Investments.
“Permitted Secured Financing” means (a) any Qualified Securitization Transaction, (b) any Warehouse Facility, (c) any Permitted Risk Retention Facility and (d) any other transaction or series of transactions pursuant to which the Borrower or any Subsidiary sells or transfers Financeable Assets to an SPV Subsidiary which issues or incurs debt that is secured by the cash flows from such Financeable Assets to a Person that is not the Borrower or a Subsidiary; provided that, in the cause of this clause (d), such Indebtedness is non-recourse to the Borrower

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or a Subsidiary (other than pursuant to a Standard Secured Financing Undertaking or a Permitted Credit Enhancement).
“Permitted Securitization Indebtedness” means Securitization Entity Indebtedness; provided that in connection with any securitization, any Warehousing Indebtedness used to finance or refinance the purchase, origination, funding or pooling of any Receivables or other assets subject to such securitization is repaid in connection with such securitization to the extent of the net proceeds received by the Borrower and its Subsidiaries from the applicable Securitization Entity.
“Permitted Transferee” shall mean, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person’s immediate family members, including his or her spouse, ex-spouse, children, stepchildren and their respective lineal descendants and (b) without duplication with any of the foregoing, such Person’s heirs, executors and/or administrators upon the death of such Person and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in the Borrower or any Parent.
“Permitted Warehousing Indebtedness” means Warehousing Indebtedness; provided, however, that, the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any such Warehousing Indebtedness for which the holder thereof has contractual recourse to the Borrower or Subsidiaries to satisfy claims with respect to such Warehousing Indebtedness (other than Standard Secured Financing Undertakings) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Warehousing Indebtedness shall not be Permitted Warehousing Indebtedness.
“Permitted Warrant Transaction” means any call option on, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Borrower’s Class A ordinary shares (or cash value or a combination thereof), regardless of the issuer or seller thereof, issued substantially concurrently with any purchase of a related Permitted Bond Hedge Transaction.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.
“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan which is or was at any time maintained or sponsored by any Loan Party or any Subsidiary thereof or to which any Loan Party or any Subsidiary thereof has ever made, or was obligated to make, contributions, including a Pension Plan, and a Qualified Plan.
“Platform” means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system.
“Preferred Stock” means, as applied to the Capital Stock of any Person, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as

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to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“Pro Forma Basis” or “pro forma effect” means with respect to compliance with any test or covenant or calculation hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.7.
“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.
“Qualified Counterparty” means with respect to any Specified Swap Agreement, any counterparty thereto that is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Specified Swap Agreement was entered into; provided that in each case, such counterparty shall not constitute a Qualified Counterparty unless and until it has delivered to the Administrative Agent a Secured Party Designation Notice executed by it and the Borrower.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (a) that is or was at any time maintained or sponsored by any Loan Party or any ERISA Affiliate thereof or to which any Loan Party or any ERISA Affiliate thereof has ever made, or was ever obligated to make, contributions, (b) that is intended to be tax qualified under Section 401(a) of the Code, and (c) to which a Loan Party has or would reasonably be expected to have any liability.
“Qualified Securitization Transaction” means any transaction or series of transactions pursuant to which the Borrower or any of its Subsidiaries (1) sells or otherwise transfers (directly or through a Securitization Entity) Financeable Assets, or interests therein, to one or more purchasers, for a purchase price payable (in whole or in part) in cash or (2) sells or otherwise transfers to a Securitization Entity, and such Securitization Entity acquires (and such Securitization Entity, and any successor transferee thereof, may in turn sell, contribute to capital

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or otherwise transfer to any other Securitization Entity), any Financeable Assets or interests therein, which acquisition is paid for by such Securitization Entity with (a) proceeds of Third Party Securities, (b) Residual Interests in such Securitization Entity, (c) proceeds of collection on, or any sale or other transfer of, Financeable Assets, or interests therein, so previously acquired by such Securitization Entity, (d) in the case of any Securitization Entity that sells or otherwise transfers any such Financeable Assets to another Securitization Entity, amounts (i) drawn under an intercompany liquidity line or (ii) contributed to its capital, or (e) any combination of the foregoing, as applicable; provided that, in the case of clauses (1) and (2), the financing terms, covenants, termination events and other provisions (including collateralization levels) thereof shall be on customary market terms for securitization transactions involving assets such as, or similar to, the Financeable Assets subject thereto (as determined in good faith by the Borrower.
“Realizable Value” of an asset means the lesser of (x) if applicable, the face value of such asset and (y) the market value of such asset as determined by the Borrower in accordance with the agreement governing the applicable Securitization Indebtedness or Warehousing Indebtedness, as the case may be, (or, if such agreement does not contain any related provision, as determined in good faith by management of the Borrower); provided, however, that the realizable value of any asset described above which an unaffiliated third party has a binding contractual commitment to purchase from the Borrower or any of its Subsidiaries shall be the minimum price payable to the Borrower or such Subsidiary for such asset pursuant to such contractual commitment.
“Receivables” means loans, receivables (including fee receivables, related party receivables and consumer credit card receivables), installment sales contracts, leases and/or leased assets and other similar or incidental assets related thereto purchased or originated by the Borrower or any Subsidiary of the Borrower or otherwise arising in the ordinary course of business, including all lien, title retention and security agreements, chattel mortgages, chattel paper, bailment leases, installment sale agreements, instruments, consumer finance paper and/or promissory notes securing and evidencing such loans.
“Refinancing” means the repayment in full of all principal, interest, fees and other amounts due or outstanding under the Existing Credit Facility (other than the Existing Letter of Credit), the termination of all commitments under the Existing Credit Facility and the termination and release of all guarantees and security in support of the Existing Credit Facility, other than the Debentures which shall be assigned by the Existing Agent to the Administrative Agent and further amended to secure the Obligations pursuant to this Agreement and the other Loan Documents.
“Regulation D” means Regulation D of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Board as in effect from time to time.
“Regulation X” means Regulation X of the Board as in effect from time to time.

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“Reimbursement Obligation” is defined in Section 2.3(c).
“Related Parties” means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, representatives general partners, limited partners, investors (including any potential investors), managed funds and accounts and financing sources of such Person and of such Person's Affiliates.
“Related Taxes” means
(a)any Taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles, withholding or similar Taxes (other than Taxes measured by income), required to be paid (provided such Taxes are in fact paid) by any Parent by virtue of its:
(i)being organized or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, the Borrower or any of the Borrower’s Subsidiaries);
(ii)being a holding company parent, directly or indirectly, of the Borrower or any of the Borrower’s Subsidiaries;
(iii)receiving dividends from or other distributions in respect of the Capital Stock of, directly or indirectly, the Borrower or any of the Borrower’s Subsidiaries; or
(iv)having made any payment in respect to any of the items for which the Borrower is permitted to make payments to any Parent pursuant to Section 7.6; or
(b)for any taxable period of the Borrower, either
(i)if, for such period, the Borrower is a corporation for U.S. federal income tax purposes and for so long as the Borrower is a member of a group filing a consolidated, unitary or combined tax return with a Parent, or a partnership or disregarded entity that is wholly-owned by one or more entities treated as C corporations for United States federal income tax purposes, any Taxes measured by income for which such parent entity or Parent is liable, up to an amount not to exceed the amount of any such Taxes that the Borrower and its Subsidiaries would have been required to pay as a stand-alone corporate taxpayer or on a separate corporate group basis if the Borrower and such Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Borrower and its Subsidiaries; provided that the amount of such Taxes with respect to

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any Unrestricted Subsidiary shall not exceed the amount actually paid by such Unrestricted Subsidiary to the Borrower or Subsidiaries for the relevant taxable period; or
(ii)if, for such period (or portion thereof corresponding to a period used for computing estimated tax of a calendar year corporation), the Borrower is a partnership or disregarded entity (other than any such entity that is described in clause (a)) for U.S. federal income tax purposes, tax distributions (in the case of an estimated tax period, prior to the related due date) to the owner or owners of equity of the Borrower in an aggregate amount equal to the greatest of (1) the product of (a) the Borrower’s “taxable income” (in the case of a disregarded entity, computed as if such entity were a partnership) for such period (or portion thereof), reduced by the cumulative net taxable loss of the Borrower for all prior periods ending after the Closing Date (determined as if all such prior periods were one taxable period) to the extent such loss is of a character that would permit such loss to be deducted against the current period’s income, and (b) the highest combined marginal federal, state and/or local income tax rate applicable to an individual residing in New York City for such period, (2) the sum of the alternative minimum tax owed by an individual residing in New York City as a result of the income of the Borrower and the corresponding state and local tax (taking into account in each case the deductibility of state and local income taxes for U.S. federal income tax purposes), as properly adjusted to reflect the final determination of any previously estimated taxable income or loss, and (3) the amounts to be distributed pursuant to the Borrower’s partnership agreement to all unit holders in amounts equal to such unit holders’ (or their direct or indirect flowthrough owners’) respective tax liabilities arising from the net income and gain allocated to such unit holders (or their direct or indirect flowthrough owners), as determined in accordance with the Borrower’s partnership agreement for the relevant taxable period (without giving effect to any limitations set forth in any other agreement); provided that the aggregate amount of Related Taxes determined under this paragraph for any taxable period shall be reduced by the excess of (A) the product of (x) the taxable income of any Unrestricted Subsidiary for such taxable period included in the calculation of clause (a) above and (y) the rate described in clause (b) above, over (B) the amount distributed by such Unrestricted Subsidiary to the Borrower or Subsidiaries for the relevant taxable period.
For purposes of making the computation referred to in sub-clause (ii) above, no regard shall be given to any adjustments pursuant to Section 704(c), Section 734(b) or Section 743(b) of the Code.
“Relevant Governmental Body” means the FRB and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB and/or the Federal Reserve Bank of New York, or any successor thereto.

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“Required Lenders” means, as of the date of determination thereof, Lenders whose outstanding Loans and interests in Letters of Credit and Unused Revolving Credit Commitments constitute more than 50% of the sum of the total outstanding Loans, interests in Letters of Credit and Unused Revolving Credit Commitments of the Lenders; provided that, the outstanding principal amount of the Revolving Credit Commitments of, and the portion of the Loans and interests in Letters of Credit held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further, that to the extent there are two or more unaffiliated Lenders (where a Lender, its Affiliates and Approved Funds count as one Lender), at least two unaffiliated Lenders shall be required to constitute the “Required Lenders”.
“Requirement of Law” means as to any Person, the Operating Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including the Basel Committee on Banking Supervision and any successor thereto or similar authority or successor thereto), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Rescindable Amount” is defined in Section 2.13(b).
“Residual Interest” means (a) with respect to any SPV Subsidiary (other than a Warehouse Entity), the residual right (which may be represented by a direct or indirect equity interest in such entity or a subordinated debt obligation of such entity) owned or held by the Borrower or a Subsidiary to receive cash flows from the Financeable Assets sold to such SPV Subsidiary in excess of amounts needed to pay principal of, interest on and other amounts in respect of Indebtedness of such entity incurred pursuant to a Permitted Secured Financing, servicing expenses of such entity, costs in respect of obligations in respect of Swap Agreements of such entity (if any) and other fees and obligations in respect of the Third Party Securities issued by such entity and secured by or payable from such Financeable Assets and (b) with respect to any Warehouse Entity, the residual right (which may be represented by a direct or indirect equity interest in such entity or a subordinated debt obligation of such entity) owned or held by the Borrower or a Subsidiary to receive cash flows from the Receivables sold to such Warehouse Entity in excess of amounts needed to pay principal of, interest on and other amounts in respect of Warehousing Indebtedness of such entity, servicing expenses of such entity, costs in respect of obligations in respect of Swap Agreements of such entity (if any) and other fees and obligations in respect of the Warehousing Indebtedness issued by such entity and secured by or payable from such Receivables.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means with respect to any Person, the chief executive officer, president, chief financial officer, treasurer, controller, executive vice president or officer with similar duties of such Person, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.
“Restricted Investment” means any Investment other than a Permitted Investment.

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“Restricted Payment” as defined in Section 7.6.
“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.
“Revaluation Date” means, with respect to any Letter of Credit denominated in a Foreign Currency, each of the following: (a) each date of issuance, amendment and/or extension of such Letter of Credit, (b) each date of any payment by the L/C Issuer under such Letter of Credit, (c) the first (1st) Business Day of each calendar month and (d) such additional dates as (i) the Administrative Agent shall request in writing to the L/C Issuer, (ii) the L/C Issuer shall determine or (iii) the Required Lenders shall require, in the case of clauses (ii) and (iii), upon written notice to the Administrative Agent (and, in the case of clause (iii), the L/C Issuer).
“Revolving Credit” means the credit facility for making Revolving Loans and Swing Loans and issuing Letters of Credit described in Sections 2.1, 2.3 and 2.7.
“Revolving Credit Commitment” means as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Swing Loans and Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof (including in connection with assignments and Revolving Credit Commitment Increases permitted hereunder). The Borrower and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders as of the Closing Date are $132,000,000.
“Revolving Credit Termination Date” means October 21, 2028, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 2.15, 8.2 or 8.3.
“Revolving Loan” is defined in Section 2.1 and, as so defined, includes a Base Rate Loan or a SOFR Loan, each of which is a “type” of Revolving Loan hereunder.
“Revolving Note” is defined in Section 2.11.

“Risk Retention Investments” means Investments made in connection with Risk Retention Requirements applicable to any Loan Party or other Group Member, including any accounts established in connection with such Investments (and deposits or other financial assets held in such accounts) and/or any rights, entitlements or other amounts arising therefrom or related thereto.
“Risk Retention Requirements” means the requirements of Section 941 of The Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and the rules and regulations thereunder, or any successor law, rules or regulations.
1 NTD: October 1 is a Sunday. Let us know if okay setting this on October 2.

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“S&P” means S&P Global Ratings or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
“Sale Leaseback Transaction” means any arrangement providing for the leasing by the Borrower or any Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Subsidiary to a third Person in contemplation of such leasing.
“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury, the Israeli Ministry of Finance, or other relevant (Israeli or otherwise) sanctions authority or Governmental Authority.
“Sanctioned Person” means at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Israel, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person located, organized or ordinarily resident in a Designated Jurisdiction, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the target of any Sanctions.
“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
“Securities Account Control Agreement” means any control agreement, in form and substance reasonably satisfactory to the Administrative Agent (at the direction of the Required Lenders), entered into by the Administrative Agent, a Loan Party and a securities intermediary holding a Securities Account of such Loan Party pursuant to which the Administrative Agent obtains or is otherwise granted “control” (for purposes of the UCC or any other applicable law) over such Securities Account.
“Secured Parties” means (a) Administrative Agent, (b) each Lender (including the Swing Line Lender), (c) the L/C Issuer, (d) any Cash Management Bank (in its or their respective capacities as providers of Cash Management Services, (e) any Qualified Counterparties and (f) each Related Party entitled to indemnification under Section 10.13.
“Secured Party Designation Notice” means a notice from a Cash Management Bank or Qualified Counterparty and the Borrower substantially in the form of Exhibit N.
“Securities Account” means any “securities account” as defined in the UCC with such additions to such term as may hereafter be made.
“Securities Act” means the Securities Act of 1933, as amended from time to time and any successor statute.

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“Securitization Entity” means any Person formed primarily for the purpose of engaging or facilitating in a Qualified Securitization Transaction with the Borrower or a Subsidiary and which engages in no material business or activities other than in connection with such Qualified Securitization Transaction and any activities incidental thereto; provided that (a) no portion of the Indebtedness (including Third Party Securities) or any other obligation (contingent or otherwise) of such Person (i) is Guaranteed by the Borrower or any of its Subsidiaries other than such Securitization Entity or a related Securitization Entity (excluding any recourse that may be deemed to exist pursuant to Standard Secured Financing Undertakings), (ii) is recourse to or obligates the Borrower or any of its Subsidiaries (other than such Securitization Entity or a related Securitization Entity) in any way, other than pursuant to Standard Secured Financing Undertakings, or (iii) subjects any property or asset of the Borrower or any of its Subsidiaries other than such Securitization Entity or a related Securitization Entity, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Secured Financing Undertakings, and (b) none of the Borrower or any of its Subsidiaries has any obligation to maintain or preserve such Person’s financial condition or cause such Person to achieve certain levels of operating results, excluding any such obligation that may be deemed to exist pursuant to Standard Secured Financing Undertakings; and provided further that, notwithstanding the foregoing, the Borrower, and any Subsidiary may provide such Securitization Entity or a related Securitization Entity with Permitted Credit Enhancement; and provided further, to the extent that any Securitization Entity engages in any business or business activity for which such Securitization Entity was not established or formed, such Securitization Entity shall not constitute a Securitization Entity.
“Securities Account” means any “securities account” as defined in the UCC with such additions to such term as may hereafter be made.
“Security Documents” means the collective reference to (a) the Guarantee and Collateral Agreement, (b)  each Intellectual Property Security Agreement, (c) the Debentures and required notices to the applicable registrars (as required), (d) each Control Agreement, (e) all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the Obligations of any Loan Party arising under any Loan Document, (f) all other security documents hereafter delivered to any applicable Cash Management Bank or any Qualified Counterparty granting a Lien on any property of any Person to secure the Obligations of any Group Member arising under any Specified Cash Management Agreement or any Specified Swap Agreement and (g) all financing statements, fixture filings, assignments, acknowledgments and other filings, documents and agreements made or delivered pursuant to any of the foregoing.
“Similar Business” means (a) any businesses, services or activities engaged in by the Borrower or any of its Subsidiaries on the Closing Date and (b) any businesses, services and activities engaged in by the Borrower or any of its Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions, expansions or developments of any thereof.

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“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means a Loan bearing interest based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate.”

“Solvent” when used with respect to any Person, as of any date of determination, (a) the amount of the “fair value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the “present fair saleable value” of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts generally as they mature, taking into account any bona fide potential refinancing opportunities and (e) with respect to any Israeli Loan Party, such Person is not “insolvent”, as defined in the Israeli Insolvency and Economic Rehabilitation Law 5788-2018. For purposes of this definition, (i) “debt” means liability on a “claim,” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
“Specified Cash Management Agreement” means any Cash Management Agreement with any Cash Management Bank to provide Cash Management Services to one or more of the Loan Parties or any of their Subsidiaries.
“Specified Event of Default” means an Event of Default arising under Sections 8.1(a) or (f).
“Specified Israeli Taxes” as defined in the definition of “Excluded Taxes”.
“Specified Swap Agreement” means any Swap Agreement entered into by a Loan Party or any of its Subsidiaries and any Qualified Counterparty (or any Person who was a Qualified Counterparty as of the Closing Date or as of the date such Swap Agreement was entered into) to the extent permitted under Section 7.2(c)(i).
“Specified Transaction” means any Investment that results in a Person becoming a Group Member, any designation of a Group Member as an SPV Subsidiary or the designation of an SPV Subsidiary as Group Member, any Permitted Acquisition, any Disposition that results in a

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Group Member ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or a facility or any parcels of or interests (including leasehold interests) in real property and all improvements and fixtures thereon or any Disposition of a business unit, line of business or division or a facility or any parcels of or interests (including leasehold interests) in real property and all improvements and fixtures thereon (including any buyout or conversion of a non-Finance Lease to a Finance Lease) of the Borrower or another Group Member, in each case whether by merger, consolidation, amalgamation or otherwise, or any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or Restricted Payment that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “pro forma effect.”

“Spot Rate” means for any currency, the rate determined by the L/C Issuer to be the rate quoted by the L/C Issuer as the spot rate for the purchase of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 A.M. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the L/C Issuer may obtain such spot rate from another financial institution designated by it if the L/C Issuer does not have as of the date of determination a spot buying rate for any such currency; provided, further, that if at any time there is no L/C Issuer, the “Spot Rate” shall mean, in relation to the conversion of one currency into another currency, the spot rate of exchange for such conversion as published on the applicable Bloomberg screen page (or such other publicly available service for displaying exchange rates selected by the Required Lender) at approximately 11:00 A.M. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made. Once the Exchange Rate for a currency is revalued by the L/C Issuer, the L/C Issuer will advise the Administrative Agent and the Administrative Borrower of the new Spot Rate for such currency.

“SPV Repurchase Obligation” means any obligation of an originator, seller or servicer of Financeable Assets in a Permitted Secured Financing to repurchase Financeable Assets arising as a result of a breach of a representation, warranty or covenant of such originator, seller or servicer.

“SPV Subsidiary” means (a) any Securitization Entity, (b) any Warehousing Entity and (c) any Person formed in connection with, or primarily for the purpose of engaging or facilitating, Permitted Secured Financings with the Borrower or a Subsidiary and that does not engage in any material business or activities other than Permitted Secured Financings and any activity necessary, incidental or related thereto; provided that no portion of the Indebtedness or any other obligation, contingent or otherwise, of such Person (A) is guaranteed by the Borrower or any Subsidiary other than a related SPV Subsidiary (excluding any recourse that may be deemed to exist pursuant to Standard Secured Financing Undertakings), (B) is recourse to or obligates the Borrower or any Subsidiary (other than such SPV Subsidiary or a related SPV Subsidiary) in any way, other than pursuant to Standard Secured Financing Undertakings, or (C) subjects any property or asset of the Borrower or any Subsidiary other than such SPV Subsidiary or a related SPV Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction

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thereof, other than pursuant to Standard Secured Financing Undertakings; and (d) none of the Borrower or any Subsidiary (other than an SPV Subsidiary) has any obligation to maintain or preserve such Person’s financial condition or cause it to achieve certain levels of operating results, other than any obligation that may be deemed to exist pursuant to Standard Secured Funding Undertakings; and provided further that, notwithstanding the foregoing, the Borrower and any Subsidiary may provide such SPV Subsidiary or a related SPV Subsidiary with a Permitted Credit Enhancement.

“Standard Secured Financing Undertakings” means representations, warranties, covenants, repurchase obligations, guarantees, performance undertakings, indemnities and other forms of support and recourse made by or entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a Permitted Secured Financing, including, without limitation, those relating to origination, acquisition, sale and the servicing of the assets of a an SPV Subsidiary, it being understood that any SPV Repurchase Obligation shall be deemed to be a Standard Secured Financing Undertaking.

“Subordinated Debt Document” means any agreement, certificate, document or instrument executed or delivered by any Group Member and evidencing Indebtedness of such Group Member which is subordinated to the payment of the Obligations or the Liens securing such Indebtedness is subordinated to the Administrative Agent’s Lien, in each case, in a manner approved in writing by the Administrative Agent, and any renewals, modifications, or amendments thereof which are approved in writing by the Administrative Agent.
“Subordinated Indebtedness” means with respect to any Person, any Indebtedness (whether outstanding on the Closing Date or thereafter Incurred) which is expressly subordinated to the Obligations pursuant to subordination terms (including payment and lien and remedies subordination terms, as applicable) reasonably acceptable to the Administrative Agent.
“Subsidiary” means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. Notwithstanding the foregoing (and except for purposes of the definition of “Consolidated Adjusted EBITDA” contained herein, clauses (b) and (c) of the definition of “Parent Expenses” contained herein, clause (a) of the definition of “Related Taxes” herein, Section 6.18, if applicable), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its Subsidiaries for purposes of this Agreement.
“Swap Agreement” means any agreement with respect to any swap, hedge, forward, future or derivative transaction or option or similar agreement (including, without limitation, any Interest Rate Agreement) involving, or settled by reference to, one or more rates, currencies,

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commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that the following shall not constitute “Swap Agreements”: (a) any phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower and its Subsidiaries, (b) any stock option or warrant agreement for the purchase of Capital Stock of the Borrower or any of its Subsidiaries, (c) the purchase of Capital Stock or Indebtedness (including securities convertible into Capital Stock) of the Borrower or any of its Subsidiaries pursuant to delayed delivery contracts, accelerated stock repurchase agreements, forward contracts or other similar agreements and (d) any of the items specified in the foregoing clauses (a) through (c), to the extent the same constitutes a derivative embedded in a convertible security issued by the Borrower or any of its Subsidiaries, including, for the avoidance of doubt, any Permitted Bond Hedge Transaction or Permitted Warrant Transaction.
“Swap Obligation” means, with respect to any Loan Party, any obligation of such Loan Party to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date any such Swap Agreement has been closed out and termination value determined in accordance therewith, such termination value, and (b) for any date prior to the date referenced in clause (a), the amount determined as the mark-to-market value for such Swap Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Qualified Counterparty).
“Swing Line” means the credit facility for making one or more Swing Loans described in Section 2.7.
“Swing Line Lender” means BMO Bank N.A., acting in its capacity as the Lender of Swing Loans hereunder, or any successor Lender acting in such capacity appointed pursuant to Section 10.10.
“Swing Line Lender’s Quoted Rate” is defined in Section 2.7(c).
“Swing Line Sublimit” means $20,000,000, as reduced pursuant to the terms hereof.
“Swing Loan” and “Swing Loans” each is defined in Section 2.7.
“Swing Note” is defined in Section 2.11.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

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“Term SOFR” means,
(a)     for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day; and
(c)     the foregoing notwithstanding, if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Test Period” means, as of any date, the period of four consecutive fiscal quarters then most recently ended for which financial statements under Section 6.1(a) or, for the first three fiscal quarters of each fiscal year, (b), as applicable, have been delivered (or are required to have been delivered); it being understood and agreed that prior to the first delivery (or required delivery) of financial statements under Section 6.1(a) or, for the first three fiscal quarters of each fiscal year, (b), “Test Period” means the period of four consecutive fiscal quarters most recently

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ended for which financial statements of the Borrower and its consolidated Subsidiaries are available.
“Third Party Securities” means with respect to any Permitted Secured Financing, notes, bond or other debt instruments, beneficial interests in a trust or in a pool or pools of Financeable Assets, undivided ownership interests in an entity or in a pool or pools of Financeable Assets or other securities issued for cash consideration by the relevant SPV Subsidiary to banks, investors or other financing sources (other than the Borrower and Subsidiaries) the proceeds of which are used to finance, in whole or in part, the purchase by such SPV Subsidiary of Financeable Assets in a Permitted Secured Financing.
“Threshold Amount” means $50,000,000.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in the State of New York, or as the context may require, any other applicable jurisdiction.
“Unrestricted Cash Amount” means, the amount of (a) unrestricted cash and Cash Equivalents of the Group Members and (b) cash and Cash Equivalents of the Group Members that are restricted in favor of the Facility, in each case as determined in accordance with GAAP.
“Unrestricted Subsidiary” means:
(a)(i) any Subsidiary that is not a Consolidated Subsidiary (unless otherwise designated as a Restricted Subsidiary by the board of directors (or committee thereof) of Pagaya Parent); and (ii) any other Subsidiary of the Borrower that at the time of determination is an Unrestricted Subsidiary (as designated by the board of directors (or committee thereof) of Pagaya Parent in the manner provided below); and
(b)any Subsidiary of an Unrestricted Subsidiary.
The board of directors (or committee thereof) of Pagaya Parent may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary or a

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Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary pursuant to clause (a)(ii) above only if:
(i)    such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Borrower or any other Subsidiary of the Borrower which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;
(ii)    such designation and the Investment of the Borrower in such Subsidiary complies with Section 7.6; and
(iii)    such Subsidiary, immediately after giving effect to such designation, does not own or have an exclusive license (from the Borrower or its Subsidiaries) at the time of such designation to any Material Intellectual Property.
“Unused Revolving Credit Commitments” means, at any time, the difference between the Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans and L/C Obligations.
“U.S. Borrower” means any Borrower that is a U.S. Person.
“U.S. Dollars” and “$” each means the lawful currency of the United States of America.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” as defined in Section 3.1(f)(ii)(B)(3).
“Warehouse Entity” means any Person formed primarily for the purpose of entering into or facilitating a Warehousing Facility with the Borrower or a Subsidiary and which engages in no material business or activities other than in connection with such Warehouse Facility and any activities incidental thereto; provided that, (a) no portion of the related Warehousing Indebtedness or any other obligation (contingent or otherwise) of such Person (i) is Guaranteed by the Borrower or any of its Subsidiaries other than such Warehouse Entity or a related Warehouse Entity (excluding any recourse that may be deemed to exist pursuant to Standard Secured Financing Undertakings), (ii) is recourse to or obligates the Borrower or any Subsidiaries (other than such Warehouse Entity or a related Warehouse Entity) in any way, other than pursuant to Standard Secured Financing Undertakings, or (iii) subjects any property or asset of the Borrower or any of its Subsidiaries other than such Warehouse Entity or a related Warehouse Entity, directly or indirectly, contingently or otherwise, to the satisfaction thereof,

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other than pursuant to Standard Secured Financing Undertakings, and (b) none of the Borrower or any of its Subsidiaries has any obligation to maintain or preserve such Person’s financial condition or cause such Person to achieve certain levels of operating results, excluding any such obligation that may be deemed to exist pursuant to Standard Secured Financing Undertakings; and provided further that, notwithstanding the foregoing, the Borrower and any Subsidiary may provide such Warehouse Entity or a related Warehouse Entity with Permitted Credit Enhancement as described in clause (y) of the definition thereof; and provided further that, to the extent that any Warehouse Entity engages in any business or business activity for which such Warehouse Entity was not established or formed, such Warehouse Entity shall not constitute a Warehouse Entity.
“Warehousing Facility” means any financing arrangement of any kind, including financing arrangements in the form of purchase facilities, repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities (and excluding, in all cases, securitizations), with a financial institution or other lender or purchaser, in each case exclusively to finance or refinance the purchase, origination, pooling, funding or carrying of Financeable Assets by the Borrower or any Subsidiary; provided that, in each case, such purchase, origination, pooling, funding and carrying is in the ordinary course of business; provided, further, that, in each case such carrying is in connection with a refinancing (including any extension, renewal, amendment or replacement of any Warehousing Facility), such refinancing is in the ordinary course of business.
“Warehousing Indebtedness” means Indebtedness in connection with a Warehousing Facility; the amount of any particular Warehousing Indebtedness as of any date of determination shall be the greater of (x) the consideration received by the Borrower, any Subsidiary or any related Warehouse Facility under such Warehousing Facility and not previously repaid to the holder of such Warehousing Indebtedness and (y) in the case of a purchase facility, the book value of the outstanding Receivables financed under such Warehousing Facility until such time as such Receivables are (i) securitized, (ii) repurchased by the Borrower or any Subsidiary or (iii) sold to a Person who is not an Affiliate of the Borrower.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that the effect of (x) any prepayment made in respect of such Indebtedness shall be disregarded in making such calculation and (y) any “AHYDO catch-up” payment that may be required to be made in respect of such Indebtedness shall be disregarded in making such calculation.
“Wholly owned Subsidiary” means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares as required by law) or other equity interests are owned by Borrower and/or one or more Wholly owned Subsidiaries within the meaning of this definition.

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“Withholding Agent” means as applicable, any applicable Loan Party and the Administrative Agent, as the context may require.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2Interpretation.
(a)The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references to time of day herein are references to New York, New York, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement. The term “shall” shall have the same meaning as the term “will”. All incorporation by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and such incorporation shall include all necessary definitions and related provisions from such other agreements but including only amendments thereto agreed to by the Lenders, and shall survive any termination of such other agreements until Payment in Full. Any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time and any successor law or regulation. References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time. Accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP and references to a fiscal year, unless otherwise specified, shall be deemed to refer to the fiscal year of Pagaya Parent.

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(b)For purposes of determining compliance at any time with Sections 7.2, 7.3, 7.5 and 7.6 in the event that any Indebtedness, Lien, Restricted Payment, Investment or Disposition or portion thereof, as applicable, at any time meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 7.2 (other than Sections 7.2(b)(i), 7.2(iii) or 7.2(b)(iv)(1) (in the case of Indebtedness incurred on the Closing Date)), 7.3 (other than clause (s) of the definition of Permitted Liens), 7.5 (other than Section 7.5(a)) and 7.6 (other than pursuant to clause (a)(i) of the definition of Permitted Investments) (each of the foregoing, a “Reclassifiable Item”), the Borrower, in its sole discretion, may, from time to time, divide, classify or reclassify such Reclassifiable Item (or portion thereof) under one or more clauses within the same such Section and will only be required to include such Reclassifiable Item (or portion thereof) in any one category; provided that, upon delivery of any financial statements pursuant to Section 6.1(a) or (b) following the initial incurrence or making of any such Reclassifiable Item, if such Reclassifiable Item could, based on such financial statements, have been incurred or made in reliance on any “ratio-based” basket or exception (in the case of all other Reclassifiable Items), such Reclassifiable Item shall automatically be reclassified as having been incurred or made under the such “ratio-based” basket or exception, as applicable. It is understood and agreed that any Indebtedness, Lien, Restricted Payment, Investment, Disposition and/or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Restricted Payment, Investment, Disposition and/or Affiliate transaction under Sections 7.2, 7.3, 7.5, 7.6 and 7.9, respectively, but may instead be permitted in part under any combination thereof or under any other available exception within the same Section.
(c)Notwithstanding anything to the contrary herein, unless the Borrower otherwise notifies the Administrative Agent, with respect to any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or financial test (any such amount, including any amount drawn under the Revolving Credit or any other permitted revolving facility and any cap expressed as a percentage of Consolidated Adjusted EBITDA, a “Fixed Amount”) substantially concurrently with any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or financial test (any such amount, an “Incurrence-Based Amount”), it is understood and agreed that (i) the incurrence of the Incurrence-Based Amount shall be calculated first without giving effect to any Fixed Amount but giving full pro forma effect to the use of proceeds of such Fixed Amount and the related transactions and (ii) the incurrence of the Fixed Amount shall be calculated thereafter. Unless the Borrower elects otherwise, the Borrower shall be deemed to have used amounts under an Incurrence-Based Amount then available to the Borrower prior to utilization of any amount under a Fixed Amount then available to the Borrower.
(d)To the extent this Agreement or any other Loan Document permits the Administrative Agent or any other Person to grant an extension of time for the performance of any covenant, duty or obligation hereunder or thereunder, such grant of extension may, in the discretion of the Administrative Agent or such other Person, be effective retroactively.
(e)To the extent this Agreement or any other Loan Document permits or requires a Borrower or “the Borrower” to submit and/or execute a notice or any other document in

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connection with this Agreement, such submission and/or execution may be effected by the Administrative Borrower.
(f)The words “ordinary course of business” or “ordinary course” shall, with respect to any Person, be deemed to refer to items or actions that are consistent with practice in or norms of the industry in which such Person operates or such Person’s past practice.
Section 1.3Exchange Rates.
    (a)    The L/C Issuer shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Letters of Credit denominated in Foreign Currencies and shall notify the Administrative Borrower and the Administrative Agent thereof. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than U.S. Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the L/C Issuer. The parties hereto agree that the Administrative Agent shall not have any liability of any kind or nature at any time or under any circumstances to any Loan Party, any Lender or any other Person with respect to the determination of the Spot Rate by the L/C Issuer or the determination of the Dollar Equivalent of any Obligation in a Foreign Currency by the L/C Issuer, in each case, at any time or from time to time as provided for herein and/or the reliance by the Administrative Agent upon such Spot Rate and the corresponding Dollar Equivalent of any Obligation in a Foreign Currency as notified by the L/C Issuer to the Administrative Agent as provided for herein.
(b)    Wherever in this Agreement the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in U.S.Dollars, but such Letter of Credit is denominated in a Foreign Currency, such amount shall be the relevant Dollar Equivalent of such U.S.Dollar amount (rounded to the nearest unit of such Foreign Currency with 0.5 of a unit being rounded upward), as determined by the L/C Issuer.
Section 1.4Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to

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ascertain the Benchmark or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.5Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
Section 1.6Limited Condition Transactions. When calculating the availability under any basket or ratio under this Agreement or compliance with any provision of this Agreement in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Indebtedness (other than under Revolving Loans) and the use of the proceeds thereof, the Incurrence of Liens, repayments and Restricted Payments), in each case, at the option of the Borrower (the Borrower’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any Default or Event of Default) (other than for purposes of actual compliance with Section 7.1)) under this Agreement shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a dividend or similar event) and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Indebtedness and the use of proceeds thereof, the Incurrence of Liens, repayments and Restricted Payments) and any related pro forma adjustments, the Borrower or any of its Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes; provided, that compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Indebtedness and the use of proceeds thereof, the Incurrence of Liens, repayments and Restricted Payments).
For the avoidance of doubt, if the Borrower has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, such baskets, tests or ratios will

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not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations (and no Default or Event of Default shall be deemed to have occurred due to such failure to comply), and (2) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Conditional Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.
Section 1.7Pro Forma Treatment.
(a)Notwithstanding anything to the contrary herein, financial ratios shall be calculated in the manner prescribed by this Section 1.7; provided that, notwithstanding anything to the contrary in clauses (b) or (c) of this Section 1.7, when calculating any financial ratio for purposes of determining actual quarterly compliance with Section 7.1, the events described in this Section 1.7 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.
(b)For purposes of calculating the Consolidated First Lien Leverage Ratio, the Consolidated Total Leverage Ratio or any other financial ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (a) during the applicable Test Period or (b) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated Adjusted EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Group Member or was merged, amalgamated or consolidated with or into the Borrower or any other Group Member since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.7, then the financial ratios shall be calculated to give pro forma effect thereto in accordance with this Section 1.7. Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer and may include, for the avoidance of doubt, the amount of “run rate” cost savings, operating expense reductions and synergies that are reasonably identifiable (as determined and certified in good faith by the Borrower), factually supportable and projected by the Borrower in good faith to be realized as a result of specified actions taken or committed to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such Test Period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period but, for the avoidance of doubt, subject to the limitations set forth in clause (xviii) of the definition of “Consolidated Adjusted EBITDA”) relating to such Specified Transaction, net of the amount of actual benefits realized during such period from such actions (such cost savings and synergies; provided, that no amounts shall be added pursuant to this clause (b) to the extent duplicative of any amounts that

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are otherwise added back in calculating Consolidated Adjusted EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period; provided further, that, the aggregate amount of all such “run rate” cost savings, operating expense reductions or synergies added back pursuant to this Section 1.7(b) shall not exceed 20% of Consolidated Adjusted EBITDA (or such higher amount as may be approved by the Required Lenders in their sole discretion) in any four consecutive fiscal quarter period in the aggregate when calculated with all amounts added back pursuant to clauses (vii), (xi), (xiii) and (xviii) of the definition of “Consolidated Adjusted EBITDA” (calculated, in each case, after giving effect to all applicable addbacks).
(c)In the event that the Borrower or any other Group Member incurs (including by assumption or guarantees) or repays (including by voluntary or mandatory redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of a financial ratio (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (x) during the applicable Test Period or (y) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then each financial ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.
Section 2.The Credit Facilities.
Section 2.1Revolving Credit Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Revolving Loan” and collectively for all the Lenders the “Revolving Loans”) in U.S. Dollars to Borrower from time to time on a revolving basis up to the amount of such Lender’s Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Revolving Credit Termination Date. The sum of the aggregate principal amount of Revolving Loans, Swing Loans, and L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitments in effect at such time. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Percentages. As provided in Section 2.6(a), Borrower may elect that each Borrowing of Revolving Loans be either Base Rate Loans or SOFR Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.
Section 2.2Increase in Revolving Commitments. The Borrower may, on any Business Day prior to the Revolving Credit Termination Date, increase the aggregate amount of the Revolving Credit Commitments by delivering an Increase Request substantially in the form attached hereto as Exhibit M (or in such other form acceptable to the Administrative Agent) to the Administrative Agent at least ten (10) Business Days prior to the desired effective date of such increase (the “Revolver Increase”) identifying an additional Lender (or additional Revolving Credit Commitment for an existing Lender) and the amount of its Revolving Credit Commitment (or additional amount of its Revolving Credit Commitment); provided, however, that:

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(a)the aggregate amount of all such Revolver Increases shall not exceed $50,000,000 and any such Revolver Increase shall be in an amount not less than $1,000,000 or a whole multiple of $100,000 in excess thereof (or such lesser amount then agreed to by the Administrative Agent);
(b)no Default or Event of Default shall have occurred and be continuing at the time of the request or the effective date of the Revolver Increase; and
(c)each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date.
The effective date of the Revolver Increase shall be agreed upon by the Borrower and the Administrative Agent. Upon the effectiveness thereof, Schedule 1 shall be deemed amended to reflect the Revolver Increase and the new Lender (or, if applicable, existing Lender) shall advance Revolving Loans in an amount sufficient such that after giving effect to its Revolving Loans each Lender shall have outstanding its Percentage of all Revolving Loans outstanding under the Revolving Credit Commitments the Borrower agrees to pay the expenses of the Administrative Agent (including reasonable attorneys’ fees) relating to any Revolver Increase. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Revolving Credit Commitment and no Lender’s Revolving Credit Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Revolving Credit Commitment.
Section 2.3Letters of Credit.
(a)General Terms. (i) Subject to the terms and conditions hereof, as part of the Revolving Credit, the L/C Issuer shall issue standby and commercial letters of credit (each a “Letter of Credit”) for the account of Borrower or for the account of Borrower and one or more of its Subsidiaries in an aggregate undrawn face amount up to the L/C Sublimit. Each Letter of Credit shall be issued by the L/C Issuer, but each Lender shall be obligated to reimburse the L/C Issuer for such Lender’s Percentage of the amount of each drawing thereunder and, accordingly, each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Lender pro rata in an amount equal to its Percentage of the L/C Obligations then outstanding.
(i)The L/C Issuer shall be under no obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C

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Issuer shall prohibit or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
(B)the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;
(C)[reserved];
(D)a default of any Lender’s obligations to fund under Section 2.3(c) exists, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender;
(E)except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than U.S. Dollars or the Foreign Currency; or
(F)any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(b)Applications. At any time before the Revolving Credit Termination Date, the L/C Issuer shall, at the request of Borrower, issue one or more Letters of Credit in U.S. Dollars or Foreign Currency, in a form satisfactory to the L/C Issuer, with expiration dates no later than the earlier of 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) or thirty (30) days prior to the Revolving Credit Termination Date, in an aggregate face amount as set forth above, upon the receipt of an application duly executed by Borrower and, if such Letter of Credit is for the account of one of its Subsidiaries, such Subsidiary for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an “Application”). Notwithstanding anything contained in any Application to the contrary: (i) Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.12, and (ii) if the L/C Issuer

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is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, Borrower’s obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 360 days, and the actual number of days elapsed). If the Borrower so requests in any Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date which shall comply with this paragraph; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of the last sentence of this clause (b) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Administrative Borrower that one or more of the applicable conditions specified in Section 4.2 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension. The L/C Issuer agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of Borrower subject to the conditions of Section 4 and the other terms of this Section 2.3.
(c)The Reimbursement Obligations. Subject to Section 2.3(b), the obligation of Borrower to reimburse the L/C Issuer for all drawings under a Letter of Credit (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than the immediately following Business Day, in immediately available funds at Administrative Agent’s principal office, or such other office as Administrative Agent may designate in writing to Borrower (who shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds). If Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 2.3(e) below, then all payments thereafter received by Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 2.3(e) below.
(d)Obligations Absolute. Borrower’s obligation to reimburse L/C Obligations as provided in subsection (c) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the relevant Application under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision

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therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, Borrower’s obligations hereunder. The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit. None of Administrative Agent, the Lenders, or the L/C Issuer shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the first sentence of this clause (d)), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable Law) suffered by Borrower that are caused by the L/C Issuer ’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as finally determined by a court of competent jurisdiction), the L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(e)The Participating Interests. Each Lender (other than the Lender acting as L/C Issuer in issuing the relevant Letter of Credit), by its acceptance hereof, shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the L/C Issuer, and the L/C Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each such Lender (a “Participating Lender”), an undivided percentage participating interest (a “Participating Interest”), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon any failure by Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is to be paid, as set forth in Section 2.3(c) above, or if the L/C Issuer is required at any time to return to Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the L/C Issuer (with a copy to Administrative Agent) to such effect, if such certificate is received before 1:00 p.m., or not later than 1:00 p.m. the following Business

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Day, if such certificate is received after such time, pay to Administrative Agent for the account of the L/C Issuer an amount equal to such Participating Lender’s Percentage of such unpaid or recaptured Reimbursement Obligation (and, to the extent in respect of a Letter of Credit issued in a Foreign Currency, each Lender shall have the option to pay such amounts in US Dollars based on the Dollar Equivalent of such amount) together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date the related payment was made by the L/C Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Percentage thereof as a Lender hereunder. The several obligations of the Participating Lenders to the L/C Issuer under this Section 2.3 shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set off, counterclaim or defense to payment which any Participating Lender may have or have had against Borrower, the L/C Issuer, Administrative Agent, any Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Lender, and each payment by a Participating Lender under this Section 2.3 shall be made without any offset, abatement, withholding or reduction whatsoever.
(f)Indemnification. The Participating Lenders shall, to the extent of their respective Percentages, indemnify the L/C Issuer (to the extent not reimbursed by Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such L/C Issuer’s gross negligence or willful misconduct) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this Section 2.3(f) and all other parts of this Section 2.3 shall be unconditional, irrevocable and survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.
(g)Manner of Requesting a Letter of Credit. The Administrative Borrower shall provide at least five (5) Business Days’ advance written notice to Administrative Agent of each request for the issuance of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by Borrower and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to Administrative Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement. Administrative Agent shall promptly notify the L/C Issuer of Administrative Agent’s receipt of each such notice (and the L/C Issuer shall be entitled to assume that the conditions precedent to any such issuance, extension, amendment or increase have been satisfied unless notified to the contrary by Administrative Agent or the Required Lenders) and the L/C Issuer shall promptly notify Administrative Agent and the Lenders of the issuance of the Letter of Credit so requested.

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(h)Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by written agreement among Borrower, Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. From and after the effective date of any such replacement (i) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer ” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the replacement of a L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(i)Letters of Credit Issued for Other Loan Parties. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a non-Borrower Loan Party, Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of such Loan Party inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such or other Loan Party.
(j)Existing Letters of Credit. The Existing Letters of Credit shall remain in place and shall be deemed to be issued by the issuer thereof in its capacity as the L/C Issuer under this Agreement. All applicable terms, conditions and limitations under this Agreement shall apply to the Existing Letters of Credit as if they were issued by the issuer thereof in its capacity as the L/C Issuer pursuant to this Agreement.
Section 2.4Applicable Interest Rates.
(a)Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, or created by conversion from a SOFR Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable by Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
(b)SOFR Loans. Each SOFR Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Term SOFR applicable to such Interest Period, payable by Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).

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(c)Rate Determinations. Administrative Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 2.5Minimum Borrowing Amounts; Maximum SOFR Loans. Each Borrowing of Base Rate Loans advanced under a Credit shall be in an amount not less than $100,000. Each Borrowing of SOFR Loans advanced, continued or converted under a Credit shall be in an amount equal to $1,000,000 or such greater amount which is an integral multiple of $500,000. Without Administrative Agent’s consent, there shall not be more than seven (7) Borrowings of SOFR Loans outstanding hereunder at any one time.
Section 2.6Manner of Borrowing Loans and Designating Applicable Interest Rate.
(a)Notice to Administrative Agent. Borrower shall give notice to Administrative Agent by no later than 10:00 a.m.: (i) at least three (3) Business Days before the date on which Borrower requests the Lenders to advance a Borrowing of SOFR Loans and (ii) at least one (1) Business Day before the date Borrower requests the Lenders to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, subject to the terms and conditions hereof, Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement for each outstanding Borrowing set forth in Section 2.5, a portion thereof, as follows: (i) if such Borrowing is of SOFR Loans, on the last day of the Interest Period applicable thereto, Borrower may continue part or all of such Borrowing as SOFR Loans or convert part or all of such Borrowing into Base Rate Loans or (ii) if such Borrowing is of Base Rate Loans, on any Business Day, Borrower may convert all or part of such Borrowing into SOFR Loans for an Interest Period or Interest Periods specified by Borrower. Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to Administrative Agent by telephone, telecopy, or other telecommunication device acceptable to Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to Administrative Agent. Notice of the continuation of a Borrowing of SOFR Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Base Rate Loans into SOFR Loans must be given by no later than 10:00 a.m. at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or

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converted Borrowing and, if such Borrowing is to be comprised of SOFR Loans, the Interest Period applicable thereto. Upon notice to Borrower by Administrative Agent or the Required Lenders (or, in the case of a Specified Event of Default with respect to Borrower, without notice), no Borrowing of SOFR Loans shall be advanced, continued, or created by conversion if any Default or Event of Default then exists. Borrower agrees that Administrative Agent may rely on any such telephonic, telecopy or other telecommunication notice given by any person Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if Administrative Agent has acted in reliance thereon.
(b) Notice to the Lenders. Administrative Agent shall give prompt telephonic, telecopy or other telecommunication notice to each Lender of any notice from Borrower received pursuant to Section 2.6(a) above and the amount of such Lender’s Loan to be made as part of the requested Borrowing.
(c)Borrower’s Failure to Notify. If Borrower fails to give notice pursuant to Section 2.6(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of SOFR Loans prior to the last day of its then current Interest Period within the period required by Section 2.6(a) and such Borrowing is not prepaid in accordance with Section 2.9(a), such Borrowing shall automatically be converted to a Base Rate Loan. In the event Borrower fails to give notice pursuant to Section 2.6(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified Administrative Agent by 12:00 noon on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, Borrower shall be deemed to have requested a Borrowing of Base Rate Loans under the Revolving Credit (or, at the option of the Swing Line Lender, under the Swing Line) on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be applied to pay the Reimbursement Obligation then due.
(d)Disbursement of Loans. Not later than 1:00 p.m. on the date of any requested advance of a new Borrowing, subject to Section 4, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of Administrative Agent in Chicago, Illinois (or at such other location as Administrative Agent shall designate). Administrative Agent shall make all such funds so received available to Borrower at Administrative Agent’s principal office in Chicago, Illinois (or at such other location as Administrative Agent shall designate), by depositing or wire transferring such proceeds to the credit of Borrower’s Designated Disbursement Account or as Borrower and Administrative Agent may otherwise agree.
(e)Administrative Agent Reliance on Lender Funding. Unless Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. on) the date on which such Lender is scheduled to make payment to Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, Administrative Agent may assume that such Lender has made such payment when due and Administrative Agent may (but shall not be required to) in

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reliance upon such assumption make available to Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to Administrative Agent, such Lender shall, on demand, pay to Administrative Agent the amount made available to Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to Borrower and ending on (but excluding) the date such Lender pays such amount to Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by Administrative Agent immediately upon demand, Borrower will, on demand, repay to Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 3.3 so that Borrower will have no liability under such Section with respect to such payment.
Section 2.7Swing Loans.
(a)Generally. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Swing Line Lender may, in its discretion, make loans in U.S. Dollars to Borrower under the Swing Line (individually a “Swing Loan” and collectively the “Swing Loans”) which shall not in the aggregate at any time outstanding exceed the Swing Line Sublimit. Swing Loans may be availed of from time to time and borrowings thereunder may be repaid and used again during the period ending on the Revolving Credit Termination Date. Each Swing Loan shall be in a minimum amount of $500,000 or such greater amount which is an integral multiple of $100,000.
(b)Interest on Swing Loans. Each Swing Loan shall bear interest until maturity (whether by acceleration or otherwise) at a rate per annum equal to (i) the sum of the Base Rate plus the Applicable Margin for Base Rate Loans under the Revolving Credit as from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed) or (ii) the Swing Line Lender’s Quoted Rate (computed on the basis of a year of 360 days for the actual number of days elapsed). Interest on each Swing Loan shall be due and payable by Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
(c)Requests for Swing Loans. Borrower shall give Administrative Agent prior notice (which may be written or oral) no later than 12:00 Noon on the date upon which Borrower requests that any Swing Loan be made, of the amount and date of such Swing Loan, and, if applicable, the Interest Period requested therefor. Administrative Agent shall promptly advise the Swing Line Lender of any such notice received from Borrower. After receiving such notice, the Swing Line Lender shall in its discretion quote an interest rate to Borrower at which the Swing Line Lender would be willing to make such Swing Loan available to Borrower for the Interest Period so requested (the rate so quoted for a given Interest Period being herein referred to as “Swing Line Lender’s Quoted Rate”). Borrower acknowledges and agrees that the interest

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rate quote is given for immediate and irrevocable acceptance. If Borrower does not so immediately accept the Swing Line Lender’s Quoted Rate for the full amount requested by Borrower for such Swing Loan, the Swing Line Lender’s Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall bear interest at the rate per annum determined by adding the Applicable Margin for Base Rate Loans under the Revolving Credit to the Base Rate as from time to time in effect. Subject to the terms and conditions hereof, the proceeds of each Swing Loan extended to Borrower shall be deposited or otherwise wire transferred to Borrower’s Designated Disbursement Account or as Borrower, Administrative Agent, and the Swing Line Lender may otherwise agree. Anything contained in the foregoing to the contrary notwithstanding, the undertaking of the Swing Line Lender to make Swing Loans shall be subject to all of the terms and conditions of this Agreement (provided that the Swing Line Lender shall be entitled to assume that the conditions precedent to an advance of any Swing Loan have been satisfied unless notified to the contrary by Administrative Agent or the Required Lenders).
(d)Participations. Each time that a Swing Loan is made by the Swing Line Lender, the Swing Line Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swing Line Lender, a participation in such Swing Loan to the extent of its Percentage in such Swing Loan.
(e)Repayment of Swing Loans. Each Swing Loan shall be paid in full by the Borrower on the date selected by the Administrative Agent. In addition, at any time that there shall exist a Defaulting Lender, immediately upon the request of the Swing Line Lender, the Borrower shall repay the outstanding Swing Loans in an amount sufficient to eliminate any Fronting Exposure in respect of such Swing Loans. Further, the Swing Line Lender may at any time in its sole discretion with respect to any outstanding Swing Loan, require each Lender to fund the participation acquired by such Lender pursuant to Section 2.7(d) or require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender’s Percentage of such Swing Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Loan. Not later than 12:00 noon on the date of any notice received pursuant to this Section 2.7(e), each Lender shall fund its participation or make available its required Revolving Loan, in each case in immediately available funds, at Administrative Agent’s office in Chicago, Illinois (or such other location designated by Administrative Agent). Revolving Loans made pursuant to this Section 2.7(e) shall initially be Base Rate Loans and thereafter may be continued as Base Rate Loans or converted into SOFR Loans in the manner provided in Section 2.6 and subject to the other conditions and limitations set forth in this Section 2. Unless a Lender shall have notified the Swing Line Lender, prior to the Swing Line Lender’s making any Swing Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, such Lender’s obligation to make Revolving Loans pursuant to this Section 2.7(e) to repay Swing Loans or to fund the participation acquired pursuant to Section 2.7(d) shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Borrower, the Administrative Agent, the Swing Line Lender or any other Person,

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(b) the occurrence or continuance of a Default or Event of Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.7(e), interest shall accrue thereon at the Federal Funds Rate for each day during the period commencing on the date of demand and ending on the date such amount is received and the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. On the Revolving Credit Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Loans.
Section 2.8Maturity of Loans.
(a)Revolving Loans. Each Revolving Loan, both for principal and interest then outstanding, shall mature and be due and payable by Borrower on the Revolving Credit Termination Date.
(b)Swing Loans. Each Swing Loan, both for principal and interest not sooner paid, shall mature and be due and payable by Borrower on the Revolving Credit Termination Date.
Section 2.9Prepayments.
(a)Optional Prepayments. Borrower may prepay in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $100,000, (ii) if such Borrowing is of SOFR Loans, in an amount not less than $500,000, and (iii) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Section 2.5 and 2.7 remains outstanding) any Borrowing of SOFR Loans at any time upon three (3) Business Days prior notice by Borrower to Administrative Agent or, in the case of a Borrowing of Base Rate Loans, upon one (1) Business Day prior notice delivered by Borrower to Administrative Agent (or, in any case, such shorter period of time then agreed to by Administrative Agent), such prepayment, in each case, to be made by the payment of the principal amount to be prepaid and, in the case of any SOFR Loans or Swing Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 3.3.
(b)Mandatory Prepayments.
(i)Borrower shall, on each date the Revolving Credit Commitments are reduced pursuant to Section 2.15, prepay the Revolving Loans, Swing Loans, and, if necessary, prefund the L/C Obligations by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Revolving Loans, Swing Loans, and L/C Obligations then outstanding to the amount to which the Revolving Credit Commitments have been so reduced.
(ii)Unless Borrower otherwise directs, prepayments of Loans under this Section 2.9(b) shall be applied first to Borrowings of Base Rate Loans until

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payment in full thereof with any balance applied to Borrowings of SOFR Loans in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 2.9(b) shall be made by the payment of the principal amount to be prepaid and, in the case of any SOFR Loans or Swing Loans, accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 3.3.
(c)Any amount of Revolving Loans and Swing Loans paid or prepaid before the Revolving Credit Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.
Section 2.10 Default Rate. Notwithstanding anything to the contrary contained herein, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 10.11 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (a) all Loans accrue interest at a rate per annum equal to the applicable Default Rate and (b) to the fullest extent permitted by law, the outstanding amount of all interest, fees and other Obligations accrue interest at a rate per annum equal to the applicable Default Rate.
Section 2.11Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(a)Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) the amount of any sum received by Administrative Agent hereunder from Borrower and each Lender’s share thereof.
(b)The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, that the failure of Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Obligations in accordance with their terms. In the event of any conflict between the records maintained by any Lender and the records maintained by the Administrative Agent in such matters, the records of the Administrative Agent shall control in the absence of manifest error.
(c)Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit D-1 (in the case of its Revolving Loans and referred to herein as a “Revolving Note”), or Exhibit D-2 (in the case of its Swing Loans and referred to herein as a “Swing Note”), as applicable (the Revolving Notes, and Swing Note being hereinafter referred to collectively as the “Notes” and individually as a “Note”). In such event, Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the

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amount of the relevant Commitment, or Swing Line Sublimit, as applicable. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 10.10) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 10.10, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.
Section 2.12Fees.
(a)Revolving Credit Commitment Fee. Borrower shall pay to Administrative Agent for the ratable account of the Lenders in accordance with their Percentages a commitment fee (the “Commitment Fee”) at the rate per annum equal to the Commitment Fee Rate (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Unused Revolving Credit Commitments. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the date hereof) and on the Revolving Credit Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.
(b)Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 2.3 hereof, Borrower shall pay to the L/C Issuer for its own account a fronting fee equal to 0.125% of the face amount of (or of the increase in the face amount of) such Letter of Credit. Quarterly in arrears, on the last day of each March, June, September, and December, commencing on the first such date occurring after the date hereof, Borrower shall pay to Administrative Agent, for the ratable benefit of the Lenders in accordance with their Percentages, a letter of credit fee (the “L/C Fee”) at a rate per annum equal to 2.00% (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter. In addition, Borrower shall pay to the L/C Issuer for its own account the L/C Issuer’s standard issuance, drawing, negotiation, amendment, assignment, and other fees and charges for each Letter of Credit as established by the L/C Issuer from time to time.
(c)Administrative Agent Fees. Borrower shall pay to Administrative Agent, for its own use and benefit, the fees as agreed to between Administrative Agent and Borrower in a fee letter dated September 17, 2025, or as otherwise agreed to in writing between them.
(d)Audit Fees. Borrower shall pay to Administrative Agent for its own use and benefit charges for audits of the Collateral performed by Administrative Agent or its agents or representatives in such amounts as Administrative Agent may from time to time request (Administrative Agent acknowledging and agreeing that such charges shall be computed in the same manner as it at the time customarily uses for the assessment of charges for similar collateral audits); provided, that in the absence of any Default and Event of Default, Borrower shall not be required to pay Administrative Agent for more than one (1) such audits per calendar year.

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Section 2.13Payments Generally. (a) All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by Borrower under this Agreement and the other Loan Documents, shall be made by Borrower to Administrative Agent by no later than 12:00 Noon on the due date thereof at the office of Administrative Agent in Chicago, Illinois (or such other location as Administrative Agent may designate to Borrower), for the benefit of the Lender(s) or L/C Issuer entitled thereto. Any payments received after such time shall be deemed to have been received by Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set off or counterclaim. Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders, and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.
(a)Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders, the Swing Line Lender or the L/C Issuer hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may (but shall not be required to) in reliance upon such assumption, distribute to the applicable Lenders, the Swing Line Lender or the L/C Issuer, as the case may be, the amount due. With respect to any payment that Administrative Agent makes to any Lender, Swing Line Lender, L/C Issuer or other Secured Party as to which Administrative Agent determines (in its sole and absolute discretion) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) Borrower has not in fact made the corresponding payment to Administrative Agent; (2) Administrative Agent has made a payment in excess of the amount(s) received by it from Borrower either individually or in the aggregate (whether or not then owed); or (3) Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Secured Parties severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Secured Party, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 2.14Account Debit. Borrower hereby irrevocably authorizes Administrative Agent to charge any of Borrower’s deposit accounts maintained with Administrative Agent for the amounts from time to time necessary to pay any then due Obligations; provided that Borrower acknowledges and agrees that Administrative Agent shall not be under an obligation to do so and Administrative Agent shall not incur any liability to Borrower or any other Person for Administrative Agent’s failure to do so.
Section 2.15Commitment Terminations. Borrower shall have the right at any time and from time to time, upon three (3) Business Days prior written notice to Administrative Agent (or such shorter period of time agreed to by Administrative Agent), to terminate the Revolving Credit Commitments without premium or penalty and in whole or in part, any partial termination

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to be (i) in an amount not less than $1,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Revolving Loans, Swing Loans, and L/C Obligations then outstanding. Any termination of the Revolving Credit Commitments below the L/C Sublimit or the Swing Line Sublimit then in effect shall reduce the L/C Sublimit and Swing Line Sublimit, as applicable, by a like amount. Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments. Any termination of the Commitments pursuant to this Section 2.15 may not be reinstated.
Section 2.16Substitution of Lenders. In the event (a) the Administrative Borrower receives a claim from any Lender for compensation under Section 3.6 or 3.1, (b) Administrative Borrower receives notice from any Lender of any illegality pursuant to Section 3.4, (c) any Lender is then a Defaulting Lender or a Non-Consenting Lender (any such Lender referred to in clause (a), (b) or (c) above being hereinafter referred to as an “Affected Lender”), Borrower may, in addition to any other rights Borrower may have hereunder or under applicable Law, require, at its expense, any such Affected Lender to assign, at par, without recourse, all of its interest, rights, and obligations hereunder (including all of its Commitments and the Loans and participation interests in Letters of Credit and other amounts at any time owing to it hereunder and the other Loan Documents) to an Eligible Assignee specified by Borrower, provided that (i) such assignment shall not conflict with or violate any Laws, (ii) the Affected Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.3) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) the assignment is entered into in accordance with, and subject to the consents required by, Section 10.10 (provided any assignment fees and reimbursable expenses due thereunder shall be paid by Borrower), (iv) in the case of any such assignment resulting from a claim for compensation under Section 3.6 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter and (v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
Section 2.17Defaulting Lenders.
(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 10.11.

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(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.14 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.17; fourth, (A)as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Administrative Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Reimbursement Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section

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shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto
(iii)Commitment and L/C Fees. (A)  No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(A)Each Defaulting Lender shall be entitled to receive a Facility Fee for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Loans funded by it, and (2) its Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.18.
(B)Each Defaulting Lender shall be entitled to receive L/C Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.18.
(C)With respect to any Facility Fee or L/C Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate principal amount of Revolving Loans, participations in Swing Loans and participations in Reimbursement Obligations of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender

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as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral, Repayment of Swing Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.18.
(b)Defaulting Lender Cure. If the Administrative Borrower, the Administrative Agent and the Swing Line Lender and L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to paragraph (a)(iv) above), whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)New Swing Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Loan and (ii) the L/C Issuer shall not be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto
Section 2.18Cash Collateral.
(a)Obligation to Cash Collateralize. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the L/C Issuer (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(b)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the L/C Issuer, and agrees to maintain, a first priority security interest in all such Cash

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Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (c) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the L/C Issuer as herein provided (other than Permitted Liens), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section or Section 2.17 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each L/C Issuer that there exists excess Cash Collateral; provided that, subject to Section 2.17 the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

Section 2.19Extensions of Revolving Commitments.
(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of any class of Revolving Credit Commitments on a pro rata basis (based on the aggregate outstanding principal amount of the Revolving Credit Commitments of the applicable class, as the case may be) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Revolving Credit Commitments of the applicable class and otherwise modify the terms of such Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Revolving Credit Commitments (and related outstandings), and which such extensions shall not be subject to pro forma compliance with any leverage ratio or other financial tests or “most favored nations provisions”) (each, an “Extension,” and any Extended Revolving Credit Commitments (as defined below) shall constitute a separate class of Revolving Credit Commitments from the class of Revolving Credit Commitments from which they were converted), so long as the following

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terms are satisfied: (i) except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Lender that agrees to an extension with respect to such Revolving Credit Commitment extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms as the original class of Revolving Credit Commitments (and related outstandings), (ii) all documentation in respect of such Extension shall be consistent with the foregoing and (iii) no Event of Default exists immediately prior to or after giving effect to such Extension.
(b)With respect to all Extensions consummated by the Borrower pursuant to this Section 2.19, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.9 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.19 and hereby waive the requirements of any provision of this Agreement (including, without limitation, Section 2.1 and 2.9) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.19.
(c)No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Revolving Credit Commitments (or a portion thereof) and (B) the consent of the L/C Issuer (if the L/C Lender is being requested to issue letters of credit with respect to the class of Extended Revolving Credit Commitments), which consent shall not be unreasonably withheld or delayed; provided, that any Lender that elects not to agree to such Extension may be replaced by the Borrower pursuant to Section 2.16. All Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new classes, in each case on terms consistent with this Section 2.19.
(d)In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten (10) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.19.
Section 2.20Several Obligations of the Borrowers; Adminstrative Borrower.

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(a)The respective obligations of the Borrowers hereunder are several and not joint. References herein to “Obligations of the Borrowers” or similar words of import are used solely for administrative convenience and are not intended to create liability that is joint and several.
(b)Each Borrower hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Administrative Agent, and such Borrower shall deliver any such amounts to the Administrative Agent for application to the Obligations in accordance with Section 8.3.
(c)Each entity composing the Borrower and each other Loan Party hereby irrevocably appoints Pagaya Technologies Ltd. as the borrowing agent and attorney-in-fact for all entities composing the Borrower (the “Administrative Borrower”), which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by each entity composing the Borrower that such appointment has been revoked and that another entity composing the Borrower has been appointed Administrative Borrower. Each entity composing the Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide the Administrative Agent with all notices with respect to Loans and Letters of Credit obtained for the benefit of any entity composing the Borrower and all other notices and instructions under this Agreement and the other Loan Documents, and (b) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and the other Loan Documents.
Section 3.Taxes; Change in Circumstances.
Section 3.1For purposes of this Section 3.1, the term “Lender” includes the L/C Issuer and the term “applicable law” includes FATCA.
(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law, and the Borrower shall, and shall cause each other Loan Party, to comply with the requirements set forth in this Section 3.1. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as

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necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes. The Borrower shall, and the Borrower shall cause each other Loan Party to, timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes applicable to such Loan Party.
(c)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.1, the Borrower shall, or shall cause such other Loan Party to, deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)Indemnification by Loan Parties. The Borrower shall, and shall cause each other Loan Party to, jointly and severally indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the amount and calculation of such payment or liability delivered to the Administrative Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.9 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 3.1 (e).
(f)Status of Lenders.

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(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Administrative Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.1(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if the Lender is not legally entitled to complete, execute or deliver such documentation or, in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Administrative Borrower, any U.S. Borrower, and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is not subject to U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower, any U.S. Borrower, and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax

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pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form); or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower, any U.S. Borrower, and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by

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applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Borrower, any U.S. Borrower, and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the recipient such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the recipients and the Administrative Agent in writing of its legal inability to do so. Each Foreign Lender shall promptly notify the recipients at any time it determines that it is no longer in a position to provide any previously delivered certificate to them (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver.
(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.1 (including by the payment of additional amounts pursuant to this Section 3.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.1(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.1(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.1(g) the payment of which would place the

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indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Payments On Behalf of Lenders. Notwithstanding anything herein or in any other Loan Document to the contrary, all payments made or to be made with respect to the Loans shall be made without withholding or deduction for any Taxes imposed by Israel, and to the extent any such Taxes are required to be withheld or deducted with respect to the Loans, then the sum payable by the Loan Parties shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this paragraph) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(i)Survival. Each party’s obligations under this Section 3.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the Payment in Full.
Section 3.2Documentary Taxes. Borrower agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.
Section 3.3Funding Indemnity. If any Lender shall incur any loss, cost or expense (including any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any SOFR Loan or Swing Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:
(a)any payment, prepayment or conversion of a SOFR Loan or Swing Loan on a date other than the last day of its Interest Period,
(b)any failure (because of a failure to meet the conditions of Section 4 or otherwise) by Borrower to borrow or continue a SOFR Loan or Swing Loan, or to convert a Base Rate Loan into a SOFR Loan or Swing Loan on the date specified in a notice given pursuant to Section 2.6(a) or 2.7,
(c)any failure by Borrower to make any payment of principal on any SOFR Loan or Swing Loan when due (whether by acceleration or otherwise), or
(d)any acceleration of the maturity of a SOFR Loan or Swing Loan as a result of the occurrence of any Event of Default hereunder,

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then, upon the demand of such Lender, Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to Borrower, with a copy to Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be conclusive and binding on Borrower absent manifest error.
Section 3.4Change in Law, Illegality.. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make SOFR Loans, and any right of any Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.3.
Section 3.5Inability to Determine Rates. Subject to Section 3.8, if, on or prior to the first day of any Interest Period for any SOFR Loan:
(a)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR cannot be determined pursuant to the definition thereof, or
(b)the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make or continue SOFR Loans shall be suspended (to the extent of the affected SOFR Loans and, in the case of a SOFR Loan, the affected Interest Periods) until the Administrative Agent revokes such

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notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans and, in the case of a SOFR Loan, the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans immediately or, in the case of a SOFR Loans, at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amounts so converted, together with any additional amounts required pursuant to Section 3.3.
Section 3.6Increased Cost and Reduced Return. (a) If any Change in Law shall:
(i)impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (or its Lending Office) or the L/C Issuer;
(ii)subject any Lender (or its Lending Office) or the L/C Issuer to any tax, duty or other charge with respect to its SOFR Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make SOFR Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Lender (or its Lending Office) or the L/C Issuer of the principal of or interest on its SOFR Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement or any other Loan Document in respect of its SOFR Loans, Letter(s) of Credit, any participation therein, any Reimbursement Obligations owed to it, or its obligation to make SOFR Loans, or issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office or the L/C Issuer imposed by the jurisdiction in which such Lender’s or the L/C Issuer’s principal executive office or Lending Office is located); or
(iii)    impose on any Lender or the L/C Issuer any other condition, cost or expense affecting this Agreement or SOFR Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) or the L/C Issuer of making or maintaining any SOFR Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) or the L/C Issuer under this Agreement or

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under any other Loan Document with respect thereto, by an amount deemed by such Lender or L/C Issuer to be material, then, within 15 days after demand by such Lender or L/C Issuer (with a copy to Administrative Agent), Borrower shall be obligated to pay to such Lender or L/C Issuer such additional amount or amounts as will compensate such Lender or L/C Issuer for such increased cost or reduction.
(a)If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.
(b)A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 3.7Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to Borrower and Administrative Agent. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its SOFR Loans to reduce any liability of Borrower to such Lender under Section 3.6 or to avoid the unavailability of SOFR Loans under Section 3.5, so long as such designation is not otherwise disadvantageous to the Lender.
Section 3.8Effect of Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document:
(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan

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Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis. For the avoidance of doubt, no swap contract shall be deemed to be a “Loan Document” for purposes of this Section 3.8.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notice; Standards for Decisions and Determinations. The Administrative Agent will notify the Administrative Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Administrative Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.8(d) and any commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.8, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.8.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such

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unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not or is no longer subject to an announcement that is or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
Section 4.Conditions Precedent.
Section 4.1Initial Credit Event. Except as set forth in Section 4.3, the effectiveness of this Agreement and the obligation of each Lender to make its Initial Credit Event and the L/C Issuer to issue any Letter of Credit (other than an Existing Letter of Credit) hereunder shall be subject to the satisfaction or waiver, prior to or concurrently with the making of such Credit Event on the Closing Date, of the following conditions precedent:
(a)Loan Documents. The Administrative Agent and the Lenders shall have received each of the following, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent:
(i)this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Lender listed on Schedule 1;
(ii)the Collateral Information Certificate executed by a Responsible Officer of the Borrower;
(iii)if requested by any Lender, Notes in compliance with the provisions of Section 2.11;
(iv)the Guarantee and Collateral Agreement, executed and delivered by the parties thereto;
(v)each Intellectual Property Security Agreement, executed by the parties thereto;

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(vi)subject to Section 4.3(b), duly executed original signatures of Pagaya Parent and the Existing Agent to (i) the assignment and amendment of each the Debentures,(ii) notices to the Israeli Registrar of Companies for the registration of the assignment and amendment of the Debentures and (iii) limited powers of attorney appointing Goldfarb Gross Seligman to effect the registration thereof with the Israeli Registrar of Companies, all as required for the registration of the assignment and amendment of the Debentures; and
(b)Secretary’s or Managing Member’s Certificates; Certified Operating Documents; Good Standing Certificates. The Administrative Agent and the Lenders shall have received a certificate of each Loan Party, dated the Closing Date and executed by the Secretary, Managing Member or equivalent officer of such Loan Party, in form and substance reasonably acceptable to the Administrative Agent, with following insertions and attachments: (A) the Operating Documents of such Loan Party certified, in the case of formation documents, as of a recent date by the secretary of state or similar official of the relevant jurisdiction of organization of such Loan Party, (B) the relevant board resolutions or written consents of such Loan Party adopted by the applicable governing body of such Loan Party for the purposes of authorizing such Loan Party to enter into and perform the Loan Documents to which such Loan Party is party, (C) the names, titles, incumbency and signature specimens of those representatives of such Loan Party who have been authorized by such resolutions and/or written consents to execute Loan Documents on behalf of such Loan Party, and (D) a good standing certificate for each Loan Party from its respective jurisdiction of organization (to the extent such concept is relevant in such jurisdiction).
(c)Responsible Officer’s Certificate. The Administrative Agent and the Lenders shall have received a certificate signed by a Responsible Officer of the Borrower, dated as of the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, certifying that the conditions specified in Sections 4.2(a) and 4.2(b) have been satisfied.
(d)Patriot Act, etc. The Administrative Agent and each Lender shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information requested to comply with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation (including a Beneficial Ownership Certification), and a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party, and which was requested by the Administrative Agent or any Lender in writing at least ten (10) Business Days prior to the Closing Date.
(e)Existing Credit Facility. (i) The Administrative Agent and the Lenders shall have received a duly executed copy of a customary payoff letter in form and substance reasonably acceptable to the Administrative Agent, (ii) all obligations of the Loan Parties in respect of the Existing Credit Facility (other than Swap Agreements, Cash Management Services and contingent indemnification obligations and Reimbursement Obligations in respect of which no claim for payment has yet been asserted by the Person entitled thereto) shall, substantially concurrently with the funding of the Loan proceeds on the Closing Date, have been paid in full and (iii) subject to Section 4.3(b) and (e), evidence reasonably satisfactory to the Administrative

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Agent, in its reasonable discretion, that all Liens (other than pursuant to the Debentures) created in connection with the Existing Credit Facility were terminated and released and that the Debentures were duly and validly assigned to the Administrative Agent by the Existing Agent and amended to secure the Obligations pursuant to this Agreement and the other Loan Documents.
(f)Collateral Matters.
(i)Lien Searches. The Lenders shall have received the results of recent lien, judgment and litigation searches in each of the jurisdictions reasonably required by the Administrative Agent, and such searches shall reveal no liens on any of the assets of the Loan Parties except for Liens permitted by Section 7.3, or Liens to be discharged on or prior to the Closing Date.
(ii)Pledged Stock; Stock Powers; Pledged Notes. Other than as agreed to by the Administrative Agent in its reasonable discretion or as subject to Section 4.3 below, the Administrative Agent shall have received (A) the certificates representing the shares of Capital Stock pledged to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Guarantee and Collateral Agreement and the Debentures, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (B) each promissory note (if any) pledged to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Guarantee and Collateral Agreement and the Debentures, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
(iii)Filings, Registrations, Recordings, Agreements, Etc. Subject to the provisions of Section 4.3, each document or instrument (including any UCC financing statements, notices in connection with the Debentures and the Intellectual Property Security Agreement) required by the Security Documents to be filed, registered or recorded to create in favor of the Administrative Agent (for the benefit of the Secured Parties), a perfected (to the extent perfection is required under the Loan Documents) Lien on the Collateral described therein, prior and superior in right and priority to any Lien in the Collateral held by any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall have been executed and/or delivered (if applicable) to the Administrative Agent or, as applicable, be in proper form for filing, registration or recordation.
(iv)[Reserved].
(v)Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid on or prior to the Closing Date (including pursuant to any fee letters), and all reasonable and documented fees and expenses for which

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invoices have been presented (including the reasonable and documented fees and expenses of legal counsel to the Administrative Agent) for payment three (3) Business Days (or such later date as may be agreed by the Borrower) before the Closing Date.
(vi)Legal Opinions. The Administrative Agent and the Lenders shall have received the executed legal opinions of (i) Davis Polk & Wardwell LLP, New York counsel to the Loan Parties, (ii) Goldfarb Gross Seligman, Israeli counsel to the Loan Parties, (iii) Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel to the Loan Parties and (iv) Cain & Skarnulis PLLC, Texas counsel to the Loan Parties, in each case, in form and substance reasonably satisfactory to the Required Lenders.
(vii)Solvency Certificate. The Administrative Agent and the Lenders shall have received a Solvency Certificate from a Responsible Officer of the Borrower.

For purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying such Lender’s objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect on or prior to the Closing Date
Section 4.2All Credit Events. The obligation of each Lender and the L/C Issuer to participate in any Credit Event (including any initial Credit Event) hereunder is subject to the following conditions precedent:
(a)each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date;
(b)no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event; and
(c)in the case of a Borrowing Administrative Agent shall have received the notice required by Section 2.6, in the case of the issuance of any Letter of Credit the L/C Issuer shall have received a duly completed Application for such Letter of Credit together with any fees called for by Section 2.12, and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form acceptable to the L/C Issuer together with fees called for by Section 2.12.

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Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by Borrower on the date on such Credit Event as to the facts specified in subsections (a) through (c), both inclusive, of this Section; provided, that the Lenders may continue to make advances under the Revolving Credit, in the sole discretion of the Lenders with Revolving Credit Commitments, notwithstanding the failure of Borrower to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or Event of Default or other condition set forth above that may then exist.
Section 4.3Post-Closing Covenants. The Borrower shall satisfy each of the following to the reasonable satisfaction of the Administrative Agent, in each case, by no later than the date specified below for such conditions (or such later date as the Administrative Agent shall agree in its sole but reasonable discretion):
(a)Within three (3) Business Day following the Closing Date, the Loan Parties shall deliver to the Administrative Agent evidence of the submission of each of the filings referenced in clause (b) below.
(b)Within ten (10) Business Days following the Closing Date, the Loan Parties shall deliver to the Administrative Agent (i) certificates of registration of the amendment to the Debentures issued by the Israeli Registrar of Companies and an excerpt issued by the Israeli Registrar of Companies evidencing that the Administrative Agent is listed as the creditor in connection with each of the Debentures and (ii) evidence of registration of the fixed Debenture with the Registrar of Patents (if applicable).
(c)Within forty-five (45) days following the Closing Date (or such longer date as may be agreed upon by the Administrative Agent in its sole discretion), (i) the Loan Parties shall deliver to the Administrative Agent customary certificates of insurance reasonably satisfactory to the Administrative Agent evidencing the existence of insurance required to be maintained pursuant to Section 6.6, (ii) the Loan Parties shall deliver to the Administrative Agent the insurance endorsements (w) naming the Administrative Agent, on behalf of the Secured Parties, as additional insured with respect to each policy of liability insurance, (x) naming the Administrative Agent, on behalf of the Secured Parties, as loss payee with respect to each policy of property insurance, (y) providing that the insurer shall give the Administrative Agent, on behalf of the Secured Parties, at least thirty (30) days’ notice before canceling or declining to renew its policy and at least ten (10) days’ notice of any non-payment of premiums, and (z) reasonably acceptable in other respects to the Administrative Agent, in each case, with respect to each such policy maintained in accordance with the provisions of Section 6.6 of this Agreement and (iii) with respect to any insurance policy maintained in Israel, the Administrative Agent shall be designated as a ‘Motav’ in the meaning and for the purposes of the Israeli Insurance Contract Law 5741-1981.
(d)Within ninety (90) days after the Closing Date (or such longer date as may be agreed upon by the Administrative Agent in its sole discretion), the Loan Parties shall deliver to the Administrative Agent the control agreements for each Deposit Account and Securities

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Account of a Loan Party held at a financial institution in the United States as of the Closing Date (other than Excluded Accounts).
(e)Within ninety (90) days after the Closing Date (or such longer date as may be agreed upon by the Administrative Agent in its sole discretion), the Loan Parties shall deliver to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent, in its reasonable discretion, of the filing of a termination and release of intellectual property security agreement with the United States Patent and Trademark Office by First-Citizens Bank & Trust Company (successor to Silicon Valley Bank) with respect to the Intellectual Property Security Agreement, dated November 8, 2019, granted by Darwin Homes, Inc. in favor of Silicon Valley Bank, which was recorded on November 8, 2021 at Reel 6792, Frame 0889.
(f)Within forty-five (45) days after the Closing Date (or such longer date as may be agreed upon by the Administrative Agent in its sole discretion), the Loan Parties shall deliver to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent, in its reasonable discretion, that all outstanding tax liens filed against Theorem Technology Inc. and Theorem Partners LLC have been released.
Section 5.Representations and Warranties

To induce the Administrative Agent and the Lenders to enter into this Agreement and the Lenders to make the Loans and issue the Letters of Credit, the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender, as to itself and each other Group Member, that:
Section 5.1Financial Condition. The audited consolidated balance sheets of Pagaya Parent as of December 31, 2023 and December 31, 2024 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates present fairly in all material respects the consolidated financial condition of Pagaya Parent as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Pagaya Parent as at March 31, 2025 and June 30, 2025, and the related unaudited consolidated statements of income and cash flows for the fiscal quarter ended on such date, present fairly in all material respects the consolidated financial condition of Pagaya Parent as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal quarter then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein).
Section 5.2No Change. Since December 31, 2024, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.
Section 5.3Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its

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property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent where such Group Member’s failure to have such power, authority or legal right would not reasonably be expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or other organization and in good standing (if applicable) under the laws of each jurisdiction where the failure to be so qualified or in good standing would reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except in such instances in which (i) such Requirement of Law is being contested in good faith by appropriate proceedings diligently conducted, or (ii) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 5.4Power, Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) (x) Governmental Approvals, consents, authorizations, filings and notices have been obtained or made and are in full force and effect or (y) the Loan Party’s failure to so obtain would not reasonably be expected to have a Material Adverse Effect, (ii) the filings referred to in Section 5.19 (and subsequent filings and recordings with respect to registered or applied-for Intellectual Property acquired by the Loan Parties after the Closing Date) and (iii) recording of the transfer of registrations and applications for Intellectual Property upon foreclosure. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution and delivery will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
Section 5.5No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate (a) the Operating Documents of the Borrower or any other Loan Party, (b) any Requirement of Law or (c) any Contractual Obligation of any Loan Party or Group Member, unless, in the case of clauses (b) and (c), such violation could not reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

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Section 5.6Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Loan Party, threatened in writing by or against any Group Member or against any of their respective properties or revenues that would reasonably be expected to have a Material Adverse Effect.
Section 5.7No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing, nor shall either result from the making of a requested credit extension.
Section 5.8Ownership of Property; Liens; Investments. Each Group Member has title in fee simple to, or a valid leasehold interest in, or other rights to use, all of its real property, and good title to, or a valid leasehold interest in, or other rights to use all of its other property, except where such failure would not reasonably be expected to have a Material Adverse Effect and none of such property is subject to any Lien except as permitted by Section 7.3.
Section 5.9Intellectual Property. Each Group Member owns, or is licensed (or otherwise has valid rights) to use, all Material Intellectual Property reasonably necessary for the conduct of its business as currently conducted. No claim has been asserted and is pending by any Person against any Group Member challenging or questioning any Group Member’s use, registration or ownership of any Intellectual Property or the validity, enforceability or effectiveness of any Group Member’s Intellectual Property, nor does any Loan Party know of any valid basis for any such claim threatened in writing, unless such claim could not reasonably be expected to have a Material Adverse Effect. The use of Intellectual Property by each Group Member, and the conduct of such Group Member’s business, as currently used or conducted, does not infringe on or otherwise violate the rights of any Person, unless such infringement or violation would not reasonably be expected to have a Material Adverse Effect, and there are no claims pending or, to the knowledge of any Loan Party, threatened in writing to such effect, except any such claim that could not reasonably be expected to have a Material Adverse Effect.
Section 5.10Taxes. Each Group Member has filed or caused to be filed all Israeli, U.S. federal, state income and other tax returns that are required to be filed (taking into account all applicable extension periods) and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any such taxes, fees or other charges, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member or where the failure to file such returns or pay such Taxes, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of the Loan Parties, no claim is being asserted in writing, with respect to any such tax, fee or other charge, except any such Lien that is permitted to exist under Section 7.3 and any claim that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.11Federal Regulations. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of “buying” or “carrying” “margin

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stock” (within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect) or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for buying or carrying any such margin stock or for extending credit to others for the purpose of purchasing or carrying margin stock in violation of Regulation U or Regulation X.
Section 5.12Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Loan Party pending or, to the knowledge of the Loan Parties, threatened; (b) hours worked by and payment made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Loan Party on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Loan Party.
Section 5.13ERISA. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
(a)the Borrower and its ERISA Affiliates are in compliance in all respects with all applicable provisions and requirements of ERISA with respect to each Plan;
(b)no ERISA Event has occurred or is reasonably expected to occur;
(c)the Borrower and each of its ERISA Affiliates have met all applicable requirements under the ERISA Funding Rules with respect to each Pension Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained;
(d)as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and neither the Borrower nor any of its ERISA Affiliates knows of any facts or circumstances that would reasonably be expected to cause the funding target attainment percentage to fall below 60% as of the most recent valuation date;
(e)assuming no Lender is using “plan assets” to fund any transactions contemplated hereunder, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder will not result in any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which taxes could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code;
(f)(i) the Borrower is not and will not be a “plan” within the meaning of Section 4975(e) of the Code; (ii) the assets of the Borrower do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3-101; (iii) the Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA; and (iv) transactions by or with the Borrower are not and will not be

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subject to state statutes applicable to the Borrower regulating investments of fiduciaries with respect to governmental plans.
Section 5.14Investment Company Act. No Loan Party is required to register as an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
Section 5.15Subsidiaries. As of the Closing Date, (a) Schedule 5.15 sets forth the name and jurisdiction of organization of each Subsidiary of the Borrower and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party, and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than equity awards granted to employees, consultants or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Subsidiary of the Borrower, except as may be created by the Loan Documents.
Section 5.16Use of Proceeds. The proceeds of Revolving Loans, Swing Loans and Letters of Credit shall be used to consummate the Refinancing, pay related fees and expenses of the Revolving Credit (collectively the “Transactions”) and for ongoing working capital and other general corporate purposes.
Section 5.17Environmental Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, no Loan Party has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit license or other approval required under any Environmental Law, (i) to the knowledge of the Borrower, is subject to any Environmental Liability or (ii) has received written notice of any claim with respect to any Environmental Liability.
Section 5.18Accuracy of Information, etc. As of the Closing Date, no statement or information contained in this Agreement, any other Loan Document or any other document, certificate or written statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, including any supplements or updates thereto, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. Any projections or pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
Section 5.19Security Documents. The Guarantee and Collateral Agreement and Debentures are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein

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and proceeds thereof. In the case of the Pledged Stock (as defined in the Guarantee and Collateral Agreement and the Debentures) that are securities represented by stock certificates or otherwise constituting certificated securities within the meaning of Section 8-102(a)(15) of the UCC or the corresponding code or statute of any other applicable jurisdiction (“Certificated Securities”), when certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral constituting personal property described in the Guarantee and Collateral Agreement and/or the Debentures, when financing statements and/or other filings specified on Schedule 5.19 in appropriate form are filed in the offices specified on Schedule 5.19, the Administrative Agent, for the benefit of the Secured Parties, shall have a fully perfected (to the extent perfection is required under the Loan Documents) Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3). As of the Closing Date, none of the Loan Parties that is a limited liability company or partnership has any Capital Stock that is a Certificated Security.
Section 5.20Solvency; Voidable Transaction. As of the Closing Date, the Group Members, when taken as whole, and after giving effect to the incurrence of all Indebtedness, Obligations and obligations being incurred in connection herewith, are Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the Transactions contemplated by this Agreement or the other Loan Documents as of the Closing Date with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.
Section 5.21Insurance. All insurance maintained by the Loan Parties is in full force and effect, all premiums have been duly paid, no Loan Party has received notice cancellation thereof, and there exists no default under any requirement of such insurance, in each case except as would not or would not reasonably be expected to have a Material Adverse Effect. Each Loan Party maintains insurance (which may be self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar business) with financially sound and reputable insurance companies (determined as of the date such insurance is obtained) on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, in each case except as would not or would not reasonably be expected to have a Material Adverse Effect.
Section 5.22[Reserved.]
Section 5.23OFAC. No Group Member, nor, to the knowledge of the Borrower or any such Group Member, any director, officer, employee, agent, affiliate or representative thereof, is a Sanctioned Person.
Section 5.24Anti-Corruption Laws. Each of the Group Members and, to the knowledge of each of the Group Members, each officer, director, employee and agent of each Group Member has conducted its business in compliance in all material respects with applicable anti-corruption laws and have instituted and maintained policies and procedures reasonably

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designed to promote and achieve compliance by each of the Group Members and their respective directors, officers, employees and agents with such laws.
Section 5.25Breaching Company. Pagaya Parent and any other Israeli Loan Party from time to time party hereto, is not a “Breaching Company” under Section 362A of the Israeli Companies Laws 5759-1999.
Section 5.26IIA and Investment Center. As of the Closing Date, other than under a tax ruling concerning “Industrial Enterprise”, “Preferred Technological Enterprise” and “Technological Income” issued to Pagaya Parent by the Israeli Tax Authority on November 18, 2021, Pagaya Parent did not receive any grants, funds or benefits (including, but not limited to, tax benefits) from IIA (formerly known as the National Authority for Technological Innovation), Investment Center or the Binational Industrial Research and Development Foundation. The Borrower is not obligated to pay any royalties or any other payments to the IIA, Investment Center or the Binational Industrial Research and Development Foundation. The transactions contemplated under this Agreement and any other Loan Document (including the realization of the Collateral) are not subject to any right and do not require the approval of the IIA, Investment Center or the Binational Industrial Research and Development Foundation.
Section 5.27Representations as to Foreign Obligors.
(a)Each Foreign Obligor is subject to civil and commercial Requirements of Law with respect to its Obligations under, as applicable, this Agreement and the other Loan Documents to which it is a party (collectively, as to each such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by each such Foreign Obligor of the Applicable Foreign Obligor Documents to which it is party constitute and will constitute private and commercial acts and not public or governmental acts. No such Foreign Obligor nor any of its respective property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its Obligations under the Applicable Foreign Obligor Documents to which it is party.
(b)Each of the Applicable Foreign Obligor Documents are in proper legal form under the respective Requirements of Law of the jurisdiction in which the applicable Foreign Obligor party to such Applicable Foreign Obligor Documents is organized and existing (i) for the enforcement thereof against such Foreign Obligor under such Requirements of Law, and (ii) to ensure the legality, validity, enforceability, priority or admissibility in evidence thereof. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of any such Applicable Foreign Obligor Documents that such Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which the applicable Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of any such Applicable Foreign Obligor Documents or any other document, except for (x) any such filing, registration, recording, execution or notarization that has been made or that is not required to be made until such Applicable Foreign Obligor Document or any such other document is

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sought to be enforced, (y) any charge or tax as has been timely paid and (z) registration of the Debentures with the Israeli Registrar of Companies.
(c)There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which any Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents to which any such Foreign Obligor is party, or (ii) on any payment to be made by any such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents to which it is party, except as has been disclosed in writing to the Administrative Agent.
Section 5.28Beneficial Ownership Certification. The Beneficial Ownership Certification and the information included therein provided on or prior to the Closing Date, and as updated from time to time in accordance with this Agreement, to the Lenders in connection with this Agreement are accurate, complete and correct as of the Closing Date and as of the date any such update is delivered.
Section 5.29Status as Senior Debt. As of the Closing Date, the Borrower is in compliance with Section 6.14.
Section 5.30Material Intellectual Property. As of the Closing Date, all of the Material Intellectual Property is owned by the Loan Parties.

Section 6.Affirmative Covenants.

The Borrower agrees that, at all times prior to the Payment in Full, each of the Loan Parties shall, and, where applicable, shall cause each of the other Group Members (and, solely with respect to Sections 6.2(c), and 6.15, any other SPV Subsidiaries that are not Group Members) to:
Section 6.1Financial Statements. Furnish to the Administrative Agent for distribution to each Lender:
(a)as soon as available, but in any event prior to the earlier of (x) five (5) days after the date they are required by the SEC and (y) one hundred twenty (120) days after the end of each fiscal year of Pagaya Parent, a copy of the audited consolidated balance sheet of Pagaya Parent as at the end of such fiscal year and the related audited consolidated statements of income and of cash flows for such fiscal year, setting forth, in each case, commencing with the fiscal year ending December 31, 2025, in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (other than a “going concern” or like qualification, exception or qualification arising out of a potential inability to satisfy a financial covenant or an upcoming maturity of Indebtedness), by Ernst & Young Global Limited or other independent certified public accountants of nationally or internationally recognized standing, together with a customary

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management discussion and analysis report in form and detail substantially consistent with those set forth in Pagaya Parent’s public filings prior to the Closing Date; and
(b)as soon as available, but in any event not later than sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year occurring during each fiscal year of Pagaya Parent, commencing with the quarterly period ending on March 31, 2026, the unaudited consolidated balance sheet of Pagaya Parent as at the end of such quarter and the related unaudited consolidated statements of income, balance sheet and of cash flows for such quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of Pagaya Parent as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of year-end audit footnotes), together with, solely for the first three fiscal quarters of each fiscal year, a customary management discussion and analysis report in form and detail substantially consistent with those set forth in Pagaya Parent’s public filings prior to the Closing Date.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.
Additionally, documents required to be delivered pursuant to this Section 6.1 may be delivered electronically and if so, shall be deemed to have been delivered on the date on which Pagaya Parent posts such documents, or provides a link thereto, either: (i) on Pagaya Parent’s website on the Internet at the website address listed in Section 10.6 (as updated from time to time); or (ii) when such documents are posted electronically on Pagaya Parent’s behalf on an internet or intranet website to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent including the EDGAR filing system), if any, and the Borrower shall notify (which may be by electronic mail) the Administrative Agent of the posting of any such documents.
Section 6.2Certificates; Reports; Other Information. Furnish (or, in the case of clause (a) below, use commercially reasonable efforts to furnish) to the Administrative Agent, for distribution to each Lender:
(a)concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer of Pagaya Parent stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) a Compliance Certificate containing all information and calculations necessary for determining whether the Loan Parties were in compliance with each of the financial covenants contained in Section 7.1 as of the last day of the applicable Test Period contained therein, (iii) to the extent not previously disclosed to the Administrative Agent in writing, a description of any change in the jurisdiction of organization of any Loan Party and a list of any Intellectual Property that is issued to, applied for or (in respect of applications and registrations of such Intellectual Property) acquired by any Loan Party, in each case, since the date of the most recent report

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delivered pursuant to this clause (iii) (or, in the case of the first such report so delivered, since the Closing Date) and (iv) a list of all new Group Members created or acquired by any Group Member in the previous fiscal quarter, in each case setting forth (1) the direct parent of such new Subsidiary, and (2) whether such new Subsidiary qualifies as an Excluded Subsidiary, Immaterial Subsidiary or SPV Subsidiary;
(b) as soon as available, and in any event no later than ninety (90) days (or such later date as may be agreed to by the Administrative Agent in its reasonable discretion) after the end of each fiscal year of Pagaya Parent, a detailed consolidated financial projections or budget for the following fiscal year approved by the board of directors or management of Pagaya Parent (including a projected consolidated balance sheet of the Borrower as of the end of each fiscal quarter of such fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the Borrower stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;
(c)promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any other Group Member or any SPV Subsidiary, thereof, copies of each material notice or other material correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party, any other Group Member or any SPV Subsidiary (in each case, other than routine comment letters from the staff of the SEC relating to the Borrower’s or any Group Member’s or SPV Subsidiary’s filings with the SEC and any routine examination letters or other matters that could not reasonably be expected to have a Material Adverse Effect); and
(d)    promptly, such additional financial and other information as the Administrative Agent or any Lender may from time to time reasonably request with respect to Pagaya Parent and its Subsidiaries.

Pagaya Parent shall not be required to provide information or documentation pursuant to Sections 6.2(c), (i) the disclosure of which would, or would reasonably be expected to, breach any confidentiality obligations binding on a Group Member (provided that such confidentiality obligations were not entered into in contemplation of hindering, conditioning or prohibiting distribution of such information pursuant to this Agreement), (ii) that is subject to attorney, client or similar privilege or constitutes attorney work-product, (iii) constitutes trade secrets or other sensitive information or (iv) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by any applicable Requirement of Law.
Additionally, documents required to be delivered pursuant to this Section 6.2 may be delivered electronically and if so, shall be deemed to have been delivered on the date on which Pagaya

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Parent posts such documents, or provides a link thereto, either: (i) on Pagaya Parent’s website on the Internet; or (ii) when such documents are posted electronically on Pagaya Parent’s behalf on an internet or intranet website to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent including the EDGAR filing system), if any, and the Borrower shall notify (which may be by electronic mail) the Administrative Agent of the posting of any such documents.
Section 6.3[Reserved].
Section 6.4Payment of Taxes. Pay, discharge or otherwise satisfy all Taxes imposed upon any Group Member or any of its properties or assets or in respect of any of its income or businesses or franchises before any penalty or fine accrues thereon; provided that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings, so long as (i) adequate reserves or other appropriate provisions, as are required in conformity with GAAP, have been made therefor and (ii) in the case of a Tax which has or may become a Lien against a material portion of the Collateral, such contest proceedings conclusively operate to stay the sale of such portion of the Collateral to satisfy such Tax or (b) failure to pay or discharge the same would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
Section 6.5Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain or obtain all Governmental Approvals and all other rights, privileges and franchises necessary in the normal conduct of its business or necessary for the performance by such Person of its Obligations under any Loan Document, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations (including with respect to leasehold interests of the Borrower) and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) comply with all Governmental Approvals, and any term, condition, rule, filing or fee obligation, or other requirement related thereto, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 6.6Maintenance of Property; Insurance. (a) Keep all tangible property necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; provided that except as otherwise agreed by the Administrative Agent, all general liability policies and property policies (with respect to the Collateral) required to be maintained by the Loan Parties shall, in the case of policies maintained in the U.S. (i) provide that no cancellation, non-renewal or amendment thereof shall be effective until at least thirty (30) days (or ten (10) days for non-payment of premium) after delivery to the Administrative Agent of written notice thereof, and (ii) name the

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Administrative Agent as an additional insured party or lender’s loss payee, as applicable, and with respect to any insurance policy maintained in Israel, the Administrative Agent shall be designated as a ‘Motav’ in the meaning and for the purposes of the Israeli Insurance Contract Law 5741-1981. Upon the reasonable request of the Administrative Agent, the Borrower shall provide updated insurance certificates with respect to any policy that has been renewed or issued to the extent that such certificates have not been previously delivered to the Administrative Agent within 30 days after such renewal or issuance or such longer time as the Administrative Agent may agree to.
Section 6.7Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) on three (3) Business Days’ notice (provided that no notice or mutual agreement of timing shall be required if an Event of Default has occurred and is continuing) and at times to be agreed (provided that the Borrower’s mutual agreement shall not be unreasonably conditioned, withheld or delayed) permit representatives, agents and independent contractors of the Administrative Agent (who may be accompanied by any Lender) to visit and inspect any of its properties, Collateral and examine and make abstracts or copies (which may be provided to the Lenders upon their request), in each case from any of its books and records at any reasonable time and as often as may reasonably be desired during normal business hours and to discuss the business, operations, properties and financial and other condition of the Group Members with officers, directors and employees of the Group Members and, so long as the Borrower is offered the opportunity to be present, with their independent certified public accountants; provided that such inspections shall not be undertaken more frequently than once every twelve (12) months unless an Event of Default has occurred and is continuing. The foregoing inspections and audits shall be at the Borrower’s expense, and the charge therefor shall be $1,000 per person per day (or such higher amount as shall represent the then-current standard charge of the Administrative Agent’s representatives, agents and independent contractors for the same), plus reasonable out-of-pocket expenses. In the event the Administrative Borrower and the Administrative Agent schedule an audit more than ten (10) days in advance, and the Borrower cancels or seeks to or reschedules the audit with less than ten (10) days written notice to the Administrative Agent (without limiting any of the Administrative Agent’s rights or remedies) then the Borrower shall pay the Administrative Agent a fee of $1,000 plus any out of pocket expenses incurred by the Administrative Agent to compensate the Administrative Agent for the anticipated costs and expenses of the cancellation or rescheduling.
Section 6.8Notices. Give prompt written notice to the Administrative Agent of:
(a)the occurrence of any Default or Event of Default; or
(b)of the filing or commencement of any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority against any Group Member that would result in a Material Adverse Effect.

Each notice pursuant to this Section 6.8 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and

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stating what action, if any, the relevant Group Member proposes to take with respect thereto; provided that no such statement shall be required to disclose any information (x) the disclosure of which would, or would reasonably be expected to, breach any confidentiality obligations binding on a Group Member (provided that such confidentiality obligations were not entered into in contemplation of hindering, conditioning or prohibiting distribution of such information pursuant to this Agreement), (y) that is subject to attorney, client or similar privilege or constitutes attorney work-product or (z) constitutes trade secrets or other sensitive information.
Section 6.9Environmental Laws.
(a)Except as could not reasonably be expected to result in a Material Adverse Effect, comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.
(b)Except as could not reasonably be expected to result in a Material Adverse Effect, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.
Section 6.10[Reserved].
Section 6.11[Reserved].
Section 6.12Additional Collateral, Etc.
(a)With respect to any property (to the extent included in the definition of Collateral and not constituting Excluded Assets (as defined in the Guarantee and Collateral Agreement)) acquired after the Closing Date by any Loan Party (other than (x) any property described in paragraph (c) or (d) below, and (y) any property subject to a Lien expressly permitted by clause (h) of the definition of “Permitted Liens”) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (and in any event within sixty (60) days or such later date as the Administrative Agent may agree in its sole discretion, or, with respect to Intellectual Property registered in the United States or Israel acquired or created after the Closing Date, promptly following the delivery of a Compliance Certificate pursuant to Section 6.2(a) (or such earlier disclosure of such Intellectual Property from the Borrower to the Administrative Agent) listing such Intellectual Property) take all actions necessary or advisable in the reasonable opinion of the Administrative Agent to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority (except as expressly permitted by Section 7.3) security interest and Lien in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent or the Required Lenders. Without limiting the generality of the foregoing, Pagaya Parent and each other Israeli Loan Party undertakes to (A) amend the Debentures and/or register with the Israeli

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Registrar of Companies and/or with the Israeli Registrar of Patents, if applicable, substantially concurrently with the delivery of the Compliance Certificate in connection with the delivery of the audited financials required under Section 6.1(a), and more often if reasonably requested by the Administrative Agent, a first ranking fixed charge over (i) such Israeli Loan Party’s Intellectual Property created following the date hereof, and (ii) such Israeli Loan Party’s Capital Stock acquired following the date hereof and (B) provide exhibits to the Debentures, in form and substance reasonably acceptable to the Administrative Agent no more than once per fiscal year, substantially concurrently with the delivery of the Compliance Certificate in connection with the delivery of the audited financials required under Section 6.1(a), and, during the continuation of an Event of Default, more often if reasonably requested by the Administrative Agent, upon the request of the Administrative Agent, setting forth (i) each Account of Pagaya Parent or any other Israeli Loan Party which is outstanding at such time, (ii) such Israeli Loan Party’s rights, whether then existing or thereafter created, to receive funds from its customers, and (iii) such Israeli Loan Party’s Equipment.
(b)With respect to any new direct or indirect Subsidiary (other than an Excluded Subsidiary or SPV Subsidiary) created or acquired after the Closing Date by any Loan Party (including pursuant to a Permitted Acquisition), any Subsidiary formed by a Division or if an Excluded Subsidiary ceases to qualify as an Excluded Subsidiary, promptly (and in any event within sixty (60) days) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement and, in the case of any such Group Member incorporated or organized in Israel, the Debentures as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such Subsidiary that is owned directly by such Loan Party, (ii) deliver to the Administrative Agent such documents and instruments as may be required to grant, perfect, protect and ensure the priority of such security interest, including but not limited to, the certificates representing such Capital Stock (if applicable), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (iii) cause such Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and, in the case of any such Group Member incorporated or organized in Israel, the Debentures, (B) to take such actions as are necessary or advisable in the opinion of the Administrative Agent to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement and, if applicable, the Debentures, with respect to such Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement and, if applicable, the Debentures or by law or as may be reasonably requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, in a form reasonably satisfactory to the Administrative Agent with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent; it being agreed that if such Subsidiary is formed by a Division, the foregoing requirements shall be satisfied substantially concurrently with the formation of such Subsidiary. Notwithstanding anything to the contrary in this Agreement or in the Loan Documents, neither Borrower nor any Subsidiary shall have any obligation to perfect Liens in any Intellectual Property created, registered or applied-for in any

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jurisdiction other than the United States or Israel, in any case, to the extent that such Intellectual Property is not material to the business of the Loan Parties (or as otherwise agreed to by the Administrative Agent in its reasonable discretion).
(c)With respect to any new Excluded Foreign Subsidiary, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement and, if applicable, the Debentures, as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Excluded Foreign Subsidiary that is a CFC or CFC Holding Company that is directly owned by any such Loan Party (provided that in no event shall more than 66% of the total outstanding voting Capital Stock of any such new Excluded Foreign Subsidiary that is a CFC or CFC Holding Company be required to be so pledged; provided further that no Capital Stock (or other ownership or profit interests) of an SPV Subsidiary shall be required to be pledged) and (ii) deliver to the Administrative Agent the certificates representing such Capital Stock (if certificated), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and take such other action (including, as applicable, the delivery of any foreign law pledge documents reasonably requested by the Administrative Agent) as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
(d)Notwithstanding the foregoing, (i) in the case of Foreign Subsidiaries, all guarantees and security shall be subject to any applicable general mandatory statutory limitations, fraudulent preference, financial assistance, equitable subordination, foreign exchange laws or regulations (or analogous restrictions), transfer pricing or “thin capitalization” rules, earnings stripping, exchange control restrictions, applicable maintenance of capital, retention of title claims, employee consultation or approval requirements, corporate benefit, financial assistance, protection of liquidity, and similar laws, rules and regulations and customary guarantee limitation language in the relevant jurisdiction and (ii) Foreign Subsidiaries may be excluded from the guarantee requirements in circumstances where (1) the Administrative Borrower and the Administrative Agent reasonably agree that the cost or other consequence of providing such a guarantee is excessive in relation to the value afforded thereby or (2) such requirements would contravene any legal prohibition, would reasonably be expected to result in any violation or breach of, or conflict with, fiduciary duties, any Contractual Obligations or applicable Requirement of Law or result in a risk of personal or criminal liability on the part of any officer, director, member or manager of such Subsidiary. As a result of the limitations in clause (i) above, the Administrative Agent may elect to waive the requirement to cause a Group Member to become a Guarantor hereunder and such Group Member shall not be a Loan Party for any purposes hereof.
(e)There shall be no requirement to obtain any mortgage, deed of trust, deed to secure debt, leasehold mortgages, landlord waivers, estoppels, collateral access letters or similar rights and agreements or requirement to perfect a security interest in any letter of credit rights, other than by the filing of a UCC financing statement.

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Section 6.13Use of Proceeds. Use the proceeds of each credit extension only for the purposes specified in Section 5.16.
Section 6.14Designated Senior Indebtedness. Cause the Loan Documents and all of the Obligations to be deemed “Designated Senior Indebtedness” or a concept similar thereto, if applicable, for purposes of any Indebtedness of the Loan Parties.
Section 6.15Anti-Corruption Laws; Sanctions. Conduct its business in compliance in all material respects with all applicable anti-corruption laws and Sanctions and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws.
Section 6.16Further Assurances. Execute any further instruments and take such further action as the Administrative Agent reasonably deems necessary to perfect, protect, ensure the priority of or continue the Administrative Agent’s Lien on the Collateral or to effect the purposes of this Agreement.
Section 6.17Grants. Each Israeli Loan Party shall obtain the prior written consent of the Administrative Agent before receiving any new grants, funds or benefits, or filing for an application to receive funding from the IIA or the Investment Center or the Binational Industrial Research and Development Foundation or any other Governmental Authority.
Section 6.18Designation of Unrestricted Subsidiaries.
(a)The board of directors (or committee thereof) of Pagaya Parent may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause an Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 7.6 or under one or more clauses of the definition of Permitted Investments, as determined by the Borrower. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
(b)Any designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary will be evidenced to the Administrative Agent by filing with the Administrative Agent a resolution of the board of directors (or committee thereof) of the Borrower giving effect to such designation and a certificate of a Responsible Officer of the Borrower certifying that such designation complies with the preceding conditions and was permitted by Section 7.6. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Unrestricted Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 7.2, the Borrower will be in default of such covenant.

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(c)The board of directors (or committee thereof) of Pagaya Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Borrower if that redesignation would not cause an Event of Default; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Borrower of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 7.2; (2) all Liens of such Unrestricted Subsidiary outstanding immediately following such designation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Agreement; and (3) no Default or Event of Default would be in existence following such designation. Any such designation by the board of directors (or committee thereof) of Pagaya Parent shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of a resolution of the board of directors (or committee thereof) of Pagaya Parent giving effect to such designation and a certificate of a Responsible Officer of the Borrower.
Section 6.19Material Intellectual Property. As of the Closing Date, all of the Material Intellectual Property is owned by the Loan Parties.

Section 7.Negative Covenants.
Section 7.1Financial Covenants.
(a)First Lien Leverage Ratio. On the last day of any Test Period ending on or after the last day of the fiscal quarter ending on December 31, 2025, the Borrower shall not permit the Consolidated First Lien Leverage Ratio to be greater than 3.00:1.00.
(b)Fixed Charge Coverage Ratio. On the last day of any Test Period ending on or after the last day of the fiscal quarter ending on December 31, 2025, the Borrower shall not permit the Financial Covenant Fixed Charge Coverage Ratio to be less 1.25:1.00.
(c)Equity Cure. Notwithstanding anything to the contrary in this Agreement (including Section 8), the Borrower shall have the right (the “Cure Right”) at any time during any fiscal quarter or thereafter until the date that is 10 Business Days after the date on which financial statements for such fiscal quarter are required to be delivered pursuant to Section 6.1(a) or, for the first three fiscal quarters of each fiscal year, (b), as applicable, to issue Permitted Equity for cash or Cash Equivalents or otherwise receive cash or Cash Equivalent contributions in respect of Permitted Equity (the “Cure Amount”), and thereupon the Borrower’s compliance with Sections 7.1(a) and (b) shall be recalculated by increasing Consolidated Adjusted EBITDA (notwithstanding the absence of a related addback in the definition of “Consolidated Adjusted EBITDA”), solely for the purpose of determining compliance with Sections 7.1(a) and (b) as of the end of such fiscal quarter and for applicable subsequent periods that include such fiscal quarter, by an amount equal to the Cure Amount. If, after giving effect to the foregoing recalculation (but not, for the avoidance of doubt, except as expressly set forth below, taking into account any immediate repayment of Indebtedness in connection therewith), the requirements of Sections 7.1(a) and (b) would be satisfied, then the requirements of Sections 7.1(a) and (b) shall

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be deemed satisfied as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Sections 7.1(a) or (b) that had occurred (or would have occurred) shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (i) the Cure Right shall not be exercised in consecutive fiscal quarters, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (iii) the Cure Amount shall be no greater than the amount required for the purpose of complying with Sections 7.1(a) and (b), (iv) upon the Administrative Agent’s receipt of a written notice from the Borrower that the Borrower intends to exercise the Cure Right (a “Notice of Intent to Cure”), until the 10th Business Day following the date on which financial statements for the fiscal quarter to which such Notice of Intent to Cure relates are required to be delivered pursuant to Section 6.1(a) or, for the first three fiscal quarters of each fiscal year, (b), as applicable, neither the Administrative Agent (nor any sub-agent therefor) nor any Lender shall exercise any right to accelerate the Loans or terminate the Revolving Credit Commitments and none of the Administrative Agent (nor any sub-agent therefor) nor any Lender or Secured Party shall exercise any right to foreclose on or take possession of the Collateral or any other right or remedy under the Loan Documents, in each case solely on the basis of the relevant Event of Default under Sections 7.1(a) or (b), (v) during any Test Period in which any Cure Amount is included in the calculation of Consolidated Adjusted EBITDA as a result of any exercise of the Cure Right, such Cure Amount shall be (A) counted solely as an increase to Consolidated Adjusted EBITDA (and not as a reduction of any other Indebtedness (by netting or otherwise), except that, for any fiscal quarter after the fiscal quarter in which the Cure Right is exercised, any portion of the Cure Amount that is actually applied to repay Indebtedness may be taken into account as a reduction of such Indebtedness so repaid) for the purpose of determining compliance with Sections 7.1(a) and (b) and (B) disregarded for all other purposes, including the purpose of determining whether any financial ratio-based condition has been satisfied or the availability of any carve-out set forth in Section 7 of this Agreement and (vi) no Revolving Lender or L/C Issuer shall be required to make any Revolving Loan or issue any Letter of Credit hereunder if an Event of Default under Sections 7.1(a) or (b) exists during the 10 Business Day period during which the Borrower may exercise a Cure Right above unless and until the Cure Amount is actually received.
Section 7.2Indebtedness. (a) The Borrower hereby agrees that, at all times prior to the Payment in Full, no Borrower shall, nor shall any Borrower permit any other Group Member to, directly or indirectly Incur any Indebtedness (including Acquired Indebtedness); provided, that any Group Member may Incur Indebtedness (including Acquired Indebtedness) if on the date of such Incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), (i) no Event of Default has occurred and is continuing or would result therefrom and (ii) the Fixed Charge Coverage Ratio for the Borrower’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred would have been at least 2.00 to 1.00.
(a)Section 7.2(a) will not prohibit the Incurrence of the following Indebtedness (collectively, “Permitted Debt”):

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(i)Indebtedness created hereunder and under the other Loan Documents, and any Permitted Refinancing Indebtedness in respect thereof and Guarantees in respect of such Indebtedness;
(ii)Guarantees by any Group Member of Indebtedness of the Borrower or any Subsidiary so long as the Incurrence of such Indebtedness is permitted under the terms of this Agreement;
(iii)Indebtedness (x) of the Borrower owing to and held by any Subsidiary, or (y) Indebtedness of a Subsidiary owing to and held by any other Group Member (in each case, other than an SPV Subsidiary); provided, however, that:
(A)any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Borrower or a Restricted Subsidiary (other than an SPV Subsidiary) of the Borrower; and
(B)any sale or other transfer of any such Indebtedness to a Person other than a Group Member, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by such Group Member, as the case may be;
(iv)Indebtedness represented by (1) any Indebtedness (other than Indebtedness incurred pursuant to clauses (i) and (iii) of this Section 7.2(b)) outstanding on the Closing Date, including the Exchangeable Senior Notes and the 2025 Senior Notes, (2) Permitted Refinancing Indebtedness (including any Guarantee thereof) Incurred in respect of any Indebtedness described in this clause (iv) or clause (v) of this Section 7.2(b) or Incurred pursuant to Section 7.2(a), and (3) Management Advances;
(v)Indebtedness of (x) any Group Member Incurred or issued to finance an acquisition, (y) Persons that are acquired by a Group Member or merged into or consolidated with another Group Member in accordance with the terms of this Agreement or (z) assumed in connection with the acquisition of assets from a Person; provided that after giving effect to such acquisition, merger or consolidation,
(A)the Borrower would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 7.2(a); or
(B)the Fixed Charge Coverage Ratio of the Group Members would be no less than immediately prior to such acquisition, merger or consolidation; and

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(C)no Event of Default has occurred and is continuing or would result therefrom.
(vi)Obligations in respect of Swap Agreements (excluding Swap Agreements entered into for speculative purposes);
(vii)Indebtedness represented by Finance Lease Obligations or Purchase Money Obligations in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (vii) and then outstanding and any Permitted Refinancing Indebtedness in respect thereof, does not exceed the greater of (a) $37.5 million and (b) 3.0% of Consolidated Total Assets at the time of Incurrence;
(viii)(a) Indebtedness owed to (including obligations in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance to any Group Member, pursuant to reimbursement or indemnification obligations to such Person; (b) Indebtedness in respect of performance bonds, warranty bonds, bid bonds, appeal bonds, surety bonds and completion or performance guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and Indebtedness arising out of advances on exports, advances on imports, advances on trade receivables, customer prepayments and similar transactions in the ordinary course of business; (c) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or other similar cash management services in the ordinary course of business; (d) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business; (e) letters of credit, deposits, bankers’ acceptances, Guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business; (f) any Cash Management Agreements, cash pooling or netting or setting off arrangements entered into in the ordinary course of business; (g) all premium (if any), interest (including post-petition interest and payment in kind interest), fees, expenses, charges and additional or contingent interest on any debt incurred pursuant to this covenant; and (h) Indebtedness consisting solely of (x) cash collateralized letters of credit and deposits in connection with rent for leased real property in the ordinary course of business, (y) other amounts deposited in connection with a Permitted Investment, and (z) ordinary course or support obligations arising in the ordinary course of business or customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

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(ix)Indebtedness arising from agreements providing for Guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price, deferred payments, holdbacks or similar deferred consideration or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets, Person or any Capital Stock of a Subsidiary;
(x)Indebtedness in an aggregate outstanding principal amount which, when taken together with any Permitted Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Borrower from the issuance or sale (other than to a Subsidiary) of its Capital Stock (other than Disqualified Stock or an Excluded Contribution) or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or an Excluded Contribution) of the Borrower, in each case, subsequent to the Closing Date; provided, however, that (a) any such Net Cash Proceeds that are so received or contributed shall not increase the amount available for making Restricted Payments to the extent the Group Members Incur Indebtedness in reliance thereon and (b) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this clause to the extent any Group Member makes a Restricted Payment with such Net Cash Proceeds;
(xi)Indebtedness consisting of promissory notes issued by any Group Member to any current or former employee, director or consultant of any Group Member or any Parent (or Permitted Transferees, assigns, estates, or trusts of such employee, director or consultant), to finance the purchase or redemption of Capital Stock of the Borrower or any Parent that is permitted pursuant to Section 7.6;
(xii)Indebtedness of the any Group Member consisting of the financing of insurance premiums Incurred in the ordinary course of business;
(xiii)Permitted Funding Indebtedness;
(xiv)(a) Indebtedness Incurred solely as a result of or incidental to Standard Secured Financing Undertakings, (b) Indebtedness of an SPV Subsidiary owed to the Borrower or a Subsidiary pursuant to Permitted Credit Enhancement or (c) Indebtedness arising out of or to fund purchases of all remaining outstanding asset-backed securities, or in the case of an SPV Subsidiary that is a Warehouse Entity, outstanding principal amount owed by, an SPV Subsidiary for the purpose of relieving any Group Member of the administrative expense of servicing such SPV Subsidiary;

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(xv)Indebtedness in an aggregate outstanding principal amount which, when taken together with any Permitted Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause (xv) and then outstanding, will not exceed the greater of (a) $75.0 million and (b) 5.75% of Consolidated Total Assets;
(xvi)Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, Unrestricted Subsidiaries or joint ventures of any Group Member which, when taken together with any Permitted Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause (xvi) and then outstanding, will not exceed the greater of (a) $6.25 million and (b) 0.5% of Consolidated Total Assets at any time outstanding;
(xvii)Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, Foreign Subsidiaries of the Borrower which, when taken together with any Permitted Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause (xviii) and then outstanding, will not exceed the greater of (a) $37.5 million and (b) 3.0% of Consolidated Total Assets; and
(xviii)to the extent constituting Indebtedness, (a) obligations incurred or assumed in connection with the disposition of Financeable Assets or other loans and other mortgage-related receivables purchased or originated by any Group Member arising in the ordinary course of business and (b) any other reasonable and customary obligations under servicing agreements with loan servicers or sub-servicers.
(b)For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 7.2:
(i)in the event that all or any portion of any item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 7.2(a) and Section 7.2(b), the Borrower, in its sole discretion, will classify such Indebtedness and only be required to include the amount and type of such Indebtedness in one of the clauses of Section 7.2(a) or Section 7.2(b). Indebtedness outstanding on the date of this Agreement shall be treated at all times as Incurred pursuant to Section 7.2(b)(i);
(ii)additionally, all or any portion of any item of Indebtedness may later be reclassified as having been Incurred pursuant to any type of Indebtedness described in Section 7.2(a) and Section 7.2(b) so long as such Indebtedness is permitted to be Incurred pursuant to such provision and any related Liens are permitted to be Incurred at the time of reclassification;

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(iii)Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;
(iv)if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are Incurred pursuant to any other credit facility and relate to other Indebtedness, then such letters of credit, bankers’ acceptances or other similar instruments shall be treated as Incurred pursuant to the Revolving Credit and such other Indebtedness shall not be included;
(v)the principal amount of any Disqualified Stock of a Group Member, or Preferred Stock of a Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;
(vi)Indebtedness permitted by this Section 7.2 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 7.2 permitting such Indebtedness; and
(vii)the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined on the basis of GAAP.
(c)Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 7.2. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount of the Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.
(d)If at any time an Unrestricted Subsidiary becomes a Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Subsidiary of the Borrower as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 7.2, the Borrower shall be in default of this Section 7.2).
(e)Notwithstanding any other provision of this Section 7.2, the maximum amount of Indebtedness that a Group Member may Incur pursuant to this Section 7.2 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. For purposes of determining compliance with any U.S. Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar Equivalent principal amount of Indebtedness denominated in a foreign

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currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
(f)The Borrower shall not, and shall not permit any Guarantor to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Borrower or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Obligations or such Guarantor’s Guaranteed Obligations to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Borrower or such other Guarantor, as the case may be.
(i)    Under this Agreement, (1) unsecured Indebtedness will not be treated as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness will not be treated as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral or because it is guaranteed by different obligors.
Section 7.3Liens. The Borrower hereby agrees that, at all times prior to the Payment in Full, no Borrower shall, nor shall any Borrower permit any other Group Member to, directly or indirectly, create, Incur or permit to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of a Subsidiary of the Borrower), whether owned on the Closing Date or acquired after that date.
Section 7.4Fundamental Changes. The Borrower hereby agrees that, at all times prior to the Payment in Full, no Borrower shall, nor shall any Borrower permit any other Group Member to, directly or indirectly, consummate any merger, consolidation, amalgamation, Division of or by a limited company, or an allocation of assets to a series of a limited liability company (or the unwinding of such Division or allocation), or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:
(a)(i) any Group Member that is not a Loan Party may be merged, amalgamated or consolidated with or into (A) any Loan Party (provided that a Loan Party shall be the continuing or surviving Person, or the continuing or surviving Person shall become a Loan Party substantially contemporaneous with such merger, amalgamation or consolidation) or (B) any

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Group Member that is not a Loan Party, and (ii) any Loan Party may be merged, amalgamated or consolidated with or into with any other Loan Party (provided that if such merger, amalgamation or consolidation involves either Pagaya Parent or Pagaya US, Pagaya Parent or Pagaya US, as applicable, shall be the continuing or surviving Person (provided further that no such merger, amalgamation or consolidation with, into or between Pagaya Parent and Pagaya US shall occur whereby Pagaya US is not the surviving entity without the prior written consent of all Lenders);
(b)(i) any Group Member that is not a Loan Party may Dispose of any or all of its assets (including upon voluntary liquidation, dissolution or otherwise) (A) to any other Group Member or (B) pursuant to a Disposition permitted by Section 7.5; and (ii) any Loan Party (other than the Borrower) may Dispose of any or all of its assets (including upon voluntary liquidation, dissolution or otherwise) (A) to any other Loan Party or (B) pursuant to a Disposition permitted by Section 7.5; and
(c)any Investment expressly permitted by Section 7.6 may be structured as a merger, consolidation or amalgamation.
Section 7.5Disposition of Property. The Borrower hereby agrees that, at all times prior to the Payment in Full, no Borrower shall, nor shall any Borrower permit any other Group Member to, directly or indirectly, Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Group Member other than the Borrower, issue or sell any shares of such Group Member’s Capital Stock to any Person, except:
(a)a Disposition by a Group Member to another Group Member (other than an SPV Subsidiary);
(b)a Disposition of cash, Cash Equivalents or Investment Grade Securities;
(c)a Disposition of inventory or other assets (including Financeable Assets) in connection with a Permitted Investment or otherwise in the ordinary course of business;
(d)a Disposition of obsolete, surplus or worn out equipment or other assets or equipment or other assets, including the abandonment, cancellation, non-renewal or discontinuance of use or maintenance of intellectual property (or rights thereto), that are no longer useful in the conduct of the business of the Borrower and its Subsidiaries;
(e)Dispositions permitted by Sections 7.4(b)(i)(A) and (b)(ii)(A);
(f)an issuance of Capital Stock by a Subsidiary to another Group Member or as part of or pursuant to an equity incentive or compensation plan approved by the board of directors (or committee thereof) of Pagaya Parent;
(g)any Dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Borrower r) of less than $10.0 million;

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(h)any Restricted Payment that is permitted to be made, and is made, under Section 7.6 and the making of any Permitted Investment;
(i)Dispositions in connection with Permitted Liens;
(j)Disposition of Investments or other assets and disposition or compromise of receivables, in each case, in connection with the compromise, workout, settlement or collection thereof or exercise of remedies with respect thereto, or in bankruptcy, foreclosure or similar proceedings, including foreclosure, repossession and disposition of collateral for loans serviced or originated by any Group Member;
(k)(a) the licensing or sub-licensing of intellectual property or other general intangibles and licenses, sub-licenses, leases or subleases of other property, in each case, in the ordinary course of business; (b) licensing of intellectual property rights customary for companies of similar size and in the same industry as the Borrower which would not result in a legal transfer of title of such licensed intellectual property, but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States or Israel; and (c) leases or subleases of real property;
(l)transfers of property or assets subject to casualty, foreclosure, condemnation or any similar action;
(m)the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable, notes receivable or other assets that by their terms convert into cash in the ordinary course of business or the conversion or exchange of such assets for accounts receivable, notes receivable or other assets, in each case in the ordinary course of business;
(n)any Disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary and dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;
(o)any Disposition of Capital Stock of a Subsidiary pursuant to an agreement or other obligation with or to a Person (other than a Group Member) from whom such Subsidiary was acquired, or from whom such Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;
(p)to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
(q)any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

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(r)(a) the sale by any Group Member or any SPV Subsidiary of Financeable Assets in connection with a Permitted Secured Financing or otherwise in the ordinary course of business or (b) the sale by any SPV Subsidiary of any security issued, or assets held, by such SPV Subsidiary or any other SPV Subsidiary in connection with a Permitted Secured Financing;
(s)any sales, transfers, contributions or dispositions of Financeable Assets to SPV Subsidiaries in connection with a Permitted Secured Financing;
(t)transactions pursuant to repurchase agreements entered into in the ordinary course of business;
(u)settlements or terminations of Obligations in respect of Swap Agreements, the purchase of any Permitted Bond Hedge Transaction, the sale of any Permitted Warrant Transaction or the performance of the rights and obligations under, or termination of, any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction;
(v)any Foreign Subsidiary may issue Capital Stock to qualified directors where required by or to satisfy any applicable requirement of law, including any requirement of law with respect to ownership of Capital Stock in Foreign Subsidiaries; and
(w)any Dispositions of property; provided that, (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) not less than 75% of the consideration payable to the Group Members in connection with such Disposition is in the form of cash or Cash Equivalents; provided that (A) the amount of any Indebtedness that is assumed by the transferee of any such assets shall be deemed to be cash and (B) any Designated Non-Cash Consideration received by any Group Member in respect of the applicable Disposition having an aggregate fair market value (as determined by the Borrower in good faith on such date the Designated Non-Cash Consideration is received), not in excess of the Available Designated Non-Cash Consideration Amount at such time shall be deemed to be cash, (iii) the consideration payable to the Group Members in connection with any such Disposition is equal to the fair market value of such property or, in the case of a disposition of Accounts, is otherwise reasonable (in each case, as determined by the Borrower in good faith) and (iv) such Disposition does not constitute all or substantially all of the assets of the Group Members, taken as a whole; provided, further that, in addition to any Available Designated Non-Cash Consideration, for purposes of clause (ii) above, the following will be deemed to be cash: (i) the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of a Group Member (other than Subordinated Indebtedness of the Borrower or a Guarantor) and the release of such Group Member from all liability on such Indebtedness or other liability in connection with such Disposition, (ii) securities, notes or other obligations received by any Group Member from the transferee that are converted by such Group Member into cash or Cash Equivalents within 180 days following the closing of such Disposition, (iii) Indebtedness of any Subsidiary that is no longer a Subsidiary as a result of such Disposition (other than intercompany debt owed to the Borrower or any Subsidiary), to the extent that each Group Member is released from any Guarantee of payment of such Indebtedness in connection with such Disposition, (iv) consideration consisting of Indebtedness of the Borrower (in each case, other than Subordinated Indebtedness) received after the Closing Date from Persons who are not a Group Member; and (v) Dispositions of

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Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements.
Section 7.6Restricted Payments.
(a)The Borrower hereby agrees that, at all times prior to the Payment in Full, no Borrower shall, nor shall any Borrower permit Group Member to, directly or indirectly, to:
(i)declare or pay any dividend or make any distribution on or in respect of the Group Members’ Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving any Group Member) except:
(A)dividends or distributions payable in Capital Stock of the Borrower (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock; and
(B)dividends or distributions payable to any of a Group Member (and, in the case of such Group Member making such dividend or distribution, to holders of its Capital Stock other than another Group Member on no more than a pro rata basis);
(ii)purchase, repurchase, redeem, retire or otherwise acquire or retire for value any Capital Stock of the Borrower or any Parent held by Persons other than a Group Member;
(iii)purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than (1) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement and (2) any Indebtedness Incurred pursuant to clause (iii) of Section 7.2(b)); or
(iv)make any Restricted Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (i) through (iv) are referred to herein as a “Restricted Payment”), if at the time such Group Member makes such Restricted Payment:
(A)in the case of a Restricted Payment other than a Restricted Investment, an Event of Default shall have occurred and be continuing (or would result immediately thereafter therefrom); and

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(B)in the case of a Restricted Payment other than a Restricted Investment, the Borrower is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 7.2(a) after giving effect, on a pro forma basis, to such Restricted Payment; or
(C)the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the Closing Date (including Permitted Payments permitted below by clause (i) (without duplication of the declaration of the dividend or delivery of a redemption notice) of Section 7.6(b), but excluding all other Permitted Payments) would exceed the sum of (without duplication):
(1)50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the fiscal quarter in which the Closing Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal consolidated financial statements of Pagaya Parent are available (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus
(2)100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by Pagaya Parent from the issue or sale of its Capital Stock (other than Disqualified Stock) or otherwise contributed to the equity (other than through the issuance of Disqualified Stock) of Pagaya Parent subsequent to the Closing Date (other than (x) Net Cash Proceeds or property or assets or marketable securities received from an issuance or sale of such Capital Stock to a Subsidiary or an employee stock ownership plan or trust established by any Group Member of the Borrower for the benefit of their employees to the extent funded by any Group Member, (y) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on clause (vi) of Section 7.6(b) and (z) Excluded Contributions); plus
(3)100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by any Group Member from the issuance or sale (other than to a Group Member or an employee stock ownership plan or trust established by any Group Member for the benefit of their employees to the extent funded by any Group Member) by the any Group Member subsequent to the Closing Date of any Indebtedness or Disqualified Stock that has been converted into or exchanged for Capital Stock of Pagaya Parent (other than

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Disqualified Stock) plus, without duplication, the amount of any cash, and the fair market value of property or assets or marketable securities, received by any Group Member upon such conversion or exchange; plus
(4)100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of: (i) the sale or other disposition (other than to any Group Member) of Restricted Investments made by the Group Members and repurchases and redemptions of such Restricted Investments from the Group Members and repayments of loans or advances, and releases of Guarantees, which constitute Restricted Investments by the Group Members, in each case after the Closing Date; or (ii) the sale (other than to a Group Member) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than, in each case, to the extent of the amount of the Investment in such Unrestricted Subsidiary made by a Group Member pursuant to clause (xv) of Section 7.6(b) or to the extent of the amount of the Investment that constituted a Permitted Investment or in the form of an Excluded Contribution) or a dividend from an Unrestricted Subsidiary after the Closing Date; plus
(5)in the case of the redesignation of an Unrestricted Subsidiary as a Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into a Group Member or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to a Group Member after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in good faith of the Borrower at the time of the redesignation of such Unrestricted Subsidiary as a Subsidiary or at the time of such merger or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged or consolidated or Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment in such Unrestricted Subsidiary made by a Group Member pursuant to clause (xiv) of Section 7.6(b) or to the extent of the amount of the Investment that constituted a Permitted Investment; plus
(6)$50,000,000.
(b)The foregoing provisions will not prohibit any of the following (collectively, “Permitted Payments”):

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(i)the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement or the redemption, repurchase or retirement of Indebtedness if, at the date of any irrevocable redemption notice, such payment would have complied with the provisions of this Agreement;
(ii)any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock or Subordinated Indebtedness made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Borrower (other than Disqualified Stock) (“Refunding Capital Stock”) or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Stock or through an Excluded Contribution) of the Borrower; provided, however, that to the extent so applied, the Net Cash Proceeds, or fair market value of property or assets or of marketable securities, from such sale of Capital Stock or such contribution will be excluded from clause (C) of Section 7.6(a);
(iii)any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Permitted Refinancing Indebtedness permitted to be Incurred pursuant to Section 7.2;
(iv)(1) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of a Group Member made by exchange for or out of the proceeds of the substantially concurrent sale of Preferred Stock (other than an issuance of Disqualified Stock of the Borrower or Preferred Stock of a Subsidiary to replace Preferred Stock (other than Disqualified Stock) of the Borrower) of a Group Member, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 7.2; and (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Borrower made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Borrower that is permitted to be Incurred pursuant to Section 7.2;
(v)any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary:
(A)from Net Available Cash; or
(B)consisting of Acquired Indebtedness (other than Indebtedness Incurred (A) to provide all or any portion of the funds utilized to consummate

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the transaction or series of related transactions pursuant to which such Person became a Subsidiary or was otherwise acquired by a Group Member or (B) otherwise in connection with or contemplation of such acquisition);
(vi)a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock (other than Disqualified Stock) of the Borrower or any Parent held by any future, present or former employee, director or consultant of any Group Member or any Parent (or Permitted Transferees, assigns, estates or trusts of such employee, director or consultant) either pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or upon the termination of such employee, director or consultant’s employment or directorship; provided, however, that the aggregate Restricted Payments made under this clause do not exceed $15.0 million in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum of $20.0 million in any fiscal year); provided further that such amount in any fiscal year may be increased by an amount not to exceed:
(A)the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Borrower and, to the extent contributed to the capital of the Borrower (other than through the issuance of Disqualified Stock or an Excluded Contribution), Capital Stock of any of the Borrower’s Parents, in each case to members of management, directors or consultants of any Group Member or any of its Parents that occurred after the Closing Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (iii) of Section 7.6(a); plus
(B)the cash proceeds of key man life insurance policies received by the Group Members after the Closing Date; less
(C)the amount of any Restricted Payments made in previous fiscal years pursuant to clauses (A) and (B) of this clause (vi);

and provided further that cancellation of Indebtedness owing to any Group Member from members of management, directors, employees or consultants of any Group Member or any Parent in connection with a repurchase of Capital Stock of the Borrower or any Parent will not be deemed to constitute a Restricted Payment for purposes of this Section 7.6 or any other provision of this Agreement;
(vii)so long as no Event of Default has occurred and is continuing (or would result therefrom), the declaration and payment of dividends on Disqualified Stock,

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or Preferred Stock of a Subsidiary, in each case Incurred in accordance with the terms of Section 7.2;
(viii)purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof;
(ix)dividends, loans, advances or distributions to any Parent or any other holder of Capital Stock of the Borrower or other payments by any Group Member in amounts equal to (without duplication):
(A)the amounts required for any Parent to pay any Parent Expenses;
(B)distributions required in respect of the payment of Related Taxes; or
(C)amounts constituting or to be used for purposes of making payments to the extent specified in clauses (ii), (iii), (iv) and (vi) of Section 7.9(b);
(x)payments by the Borrower, or loans, advances, dividends or distributions to any Parent to make payments, to holders of Capital Stock of the Borrower or any Parent in lieu of the issuance of fractional shares of such Capital Stock; provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this covenant or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by the board of directors (or committee thereof) of Pagaya Parent);
(xi)Restricted Payments that are made with Excluded Contributions;
(xii)so long as no Event of Default has occurred and is continuing (or would result therefrom), the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock; provided, however, that for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Refunding Capital Stock, after giving effect to such issuance on a pro forma basis the Borrower would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 7.6(a);
(xiii)dividends or other distributions of Capital Stock of, or Indebtedness owed to a Group Member by, Unrestricted Subsidiaries (unless the Unrestricted Subsidiary’s principal asset is cash and Cash Equivalents);
(xiv)(a) payments by any SPV Subsidiary to holders of Permitted Secured Financings or ownership interests of such SPV Subsidiary pursuant to the

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terms of such Permitted Secured Financing or (b) payments to the holders of any Permitted Risk Retention Facility, the Borrower or any wholly-owned Subsidiary;
(xv)so long as no Event of Default has occurred and is continuing, any Restricted Payment; provided that on a pro forma basis after giving effect to such Restricted Payment, the Borrower’s Consolidated Total Leverage Ratio would have been no more than 2.00 to 1.00;
(xvi)so long as no Event of Default has occurred and is continuing (or would result therefrom), Restricted Payments in an aggregate amount, taken together with all Restricted Payments made pursuant to this clause (xvi) (and in the case of any Restricted Investments, that are at the time outstanding), not to exceed the greater of (a) $50.0 million and (b) 4.0% of Consolidated Total Assets;
(xvii)to the extent constituting Subordinated Indebtedness, payments on Indebtedness owed to sellers of assets or capital stock, earn-out obligations, deferred payments, holdbacks or similar deferred consideration in connection with acquisitions permitted under this Agreement; and
(xviii)any payments or deliveries in connection with (a) a Permitted Bond Hedge Transaction or (b) Permitted Warrant Transaction, in the case of this clause (b), either (1) by delivery of Class A ordinary shares of the Borrower (or cash in lieu of fractional shares) or (2) otherwise, to the extent of a payment or delivery received from a Permitted Bond Hedge Transaction (whether such payment or delivery on the Permitted Warrant Transaction is effected by netting, set-off or otherwise).
(c)The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by a Group Member, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be the face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash, in each case over $50.0 million, shall be determined conclusively by the board of directors (or committee thereof) of Pagaya Parent acting in good faith.
(d)For purposes of determining compliance with this Section 7.6, in the event that a Restricted Payment or Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Payments described in Section 7.6(b) above, or is permitted pursuant to Section 7.6(a) and/or one or more of the clauses contained in the definition of “Permitted Investment,” the Borrower will be entitled to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or Investment (or portion thereof) in any manner that complies with this Section 7.6, including as an Investment pursuant to one or more of the clauses contained in the definition of “Permitted Investment.”

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(e)Notwithstanding anything to the contrary contained herein, the Borrower may make any payments and/or deliveries required or permitted by the terms of, and otherwise perform its obligations under, the 2025 Senior Notes and the Exchangeable Senior Notes.
Section 7.7Material Intellectual Property. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Borrower shall, nor shall it cause any other Group Member to, cause any Disposition, Investment, Restricted Payment or otherwise of any Material Intellectual Property of any Loan Party to any Unrestricted Subsidiary, except for non-exclusive licenses in the ordinary course of business.
Section 7.8Use of Proceeds. The Borrower hereby agrees that, at all times prior to the Payment in Full, no Borrower shall, nor shall any Borrower permit any other Group Member (and any other SPV Subsidiaries that are not Group Members) to, directly or indirectly, use the proceeds of any Loan or extension of credit hereunder, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose, in each case in violation of, or for a purpose which violates, or would be inconsistent with, Regulations U or X of the Board; (b) to fund, in violation of any Sanctions, any activities of or business with any Sanctioned Person or in any Designated Jurisdiction, or in any other manner that will result in a violation by any individual or entity participating in the transaction, whether as Lender, arranger identified on the cover page hereof, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise of Sanctions (or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity in violation of the foregoing); or (c) for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977 as amended, the UK Bribery Act 2010, or other similar legislation in other jurisdictions.
Section 7.9Transaction with Affiliates.
(a)The Borrower hereby agrees that, at all times prior to the Payment in Full, no Borrower shall, nor shall any Borrower permit any other Group Member to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower (an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million unless:
(i)the terms of such Affiliate Transaction taken as a whole are not materially less favorable to such Group Member, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate (as determined by the Borrower in good faith); and
(ii)in the event such Affiliate Transaction involves an aggregate value in excess of $20.0 million, the terms of such transaction have been approved by a

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majority of the members of the board of directors (or committee thereof) of Pagaya Parent.
(b)The provisions of Section 7.9(a) will not apply to:
(i)any Restricted Payment permitted to be made pursuant to Section 7.6 or any Permitted Investment;
(ii)any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of any Group Member or any Parent, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors or consultants approved by the board of directors (or committee thereof) of Pagaya Parent in the ordinary course of business;
(iii)any Management Advances and any waiver or transaction with respect thereto;
(iv)any Financing Vehicle Investment Management Agreement and any transactions in connection therewith;
(v)any transaction between or among any Group Member (or entity that becomes a Subsidiary as a result of such transaction);
(vi)the payment of compensation, reasonable fees and reimbursement of expenses to, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, officers, consultants or employees of any Group Member (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees);
(vii)the entry into and performance of obligations of a Group Member under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Closing Date, in each case, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this Section 7.9 or to the

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extent not more disadvantageous to the Holders in any material respect (as determined in good faith by the Borrower);
(viii)transactions in the ordinary course of business or pursuant to Standard Secured Financing Undertakings in connection with any Permitted Secured Financing , including any Permitted Credit Enhancement;
(ix)transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business, which are fair to the relevant Group Member in the reasonable determination of the board of directors (or committee thereof) or the management of the relevant Group Member, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;
(x)any transaction between or among any Group Member and any Person that is an Affiliate of the Borrower (other than an Unrestricted Subsidiary) solely because a Group Members owns an equity interest in or otherwise controls such Person;
(xi)issuances or sales of Capital Stock (other than Disqualified Stock) of the Borrower or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to capital of any Group Member;
(xii)transactions in which a Group Member, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to such Group Member from a financial point of view or meets the requirements of clause (i) of Section 7.9(a); and
(xiii)any purchases by the Borrower’s Affiliates of Indebtedness or Disqualified Stock of any Group Member the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Borrower’s Affiliates; provided that such purchases by the Borrower’s Affiliates are on the same terms as such purchases by such Persons who are not the Borrower’s Affiliates.
Section 7.10Accounting Changes. The Borrower hereby agrees that, at all times prior to the Payment in Full, no Borrower shall, nor shall any Borrower permit any other Group Member to, directly or indirectly, make any change in its (a) accounting policies or reporting practices, except as permitted under GAAP, or (b) fiscal year.
Section 7.11Negative Pledge Clauses. The Borrower hereby agrees that, at all times prior to the Payment in Full, no Borrower shall, nor shall any Borrower permit any other Group Member to, directly or indirectly, enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any

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Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its Obligations under the Loan Documents and any agreements governing any Permitted Refinancing Indebtedness in respect of the foregoing, to which it is a party, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Finance Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) customary restrictions on the assignment of leases, licenses, joint venture agreements and other agreements, (d) any agreement in effect at the time any subsidiary becomes a Subsidiary of a Loan Party, so long as (i) any such prohibition contained in any such agreement applies solely with respect to the creation, incurrence, assumption or sufferance by such Subsidiary of a Lien upon Excluded Assets (other than with respect to Financeable Assets), or (ii) such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary or, in any such case, that is set forth in any agreement evidencing any amendments, restatements, supplements, modifications, extensions, renewals and replacements of the foregoing, so long as such amendment, restatement, supplement, modification, extension, renewal or replacement applies only to such Subsidiary and does not otherwise expand in any material respect the scope of any restriction or condition contained therein, and (e) any restriction pursuant to any document, agreement or instrument governing or relating to any Lien permitted under Sections 7.3 or any agreement or option to Dispose any asset of any Group Member, the Disposition of which is permitted by any other provision of this Agreement (in each case, provided that any such restriction relates only to the assets or property subject to such Lien or being Disposed and such Group Member).
Section 7.12Clauses Restricting Subsidiary Distributions.
(a)The Borrower shall not, and shall not permit any Group Member to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
(i)pay dividends or make any other distributions in cash or otherwise on its Capital Stock or pay any Indebtedness or other obligations owed to any Group Member;
(ii)make any loans or advances to any Group Member; or
(iii)sell, lease or transfer any of its property or assets to any Group Member;

provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to any Group Member to other Indebtedness Incurred by any Group Member shall not be deemed to constitute such an encumbrance or restriction.
(b)The provisions of Section 7.12(a) will not prohibit:

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(i)any encumbrance or restriction pursuant to (1) any this Agreement or (2) any other agreement or instrument, in each case, in effect at or entered into on the Closing Date;
(ii)any encumbrance or restriction pursuant to this Agreement and the Guarantee;
(iii)any encumbrance or restriction pursuant to applicable Law;
(iv)any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, consolidated or otherwise combined with or into the Borrower or any Subsidiary or on which such agreement or instrument is assumed by any Group Member in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Subsidiary or was acquired by the Borrower or was merged, consolidated or otherwise combined with or into any Group Member or entered into in contemplation of or in connection with such transaction) and outstanding on such date; provided that, for the purposes of this clause, if another Person is the successor to any Group Member thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by Pagaya Parent or any Restricted Subsidiary when such Person becomes the successor to Pagaya Parent, as applicable;
(v)any encumbrance or restriction that restricts in a customary manner (a) the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license or other contract or agreement or (b) dispositions of real property interests set forth in any reciprocal easement agreements of any Group Member;
(vi)any encumbrance or restriction pursuant to Purchase Money Obligations and Finance Lease Obligations permitted under this Agreement, in each case, that impose encumbrances or restrictions on the property so acquired;
(vii)any encumbrance or restriction imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of any Group Member (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;
(viii)customary provisions in leases, licenses, Joint Venture agreements and other similar agreements and instruments;

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(ix)any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;
(x)any encumbrance or restriction pursuant to any Swap Agreements;
(xi)any encumbrance or restriction existing under or by reason of (a) Indebtedness or other contractual requirements of an SPV Subsidiary or any Standard Secured Financing Undertaking, in each case in connection with a Permitted Secured Financing; provided that such restrictions apply only to such, or a related, SPV Subsidiary and Financeable Assets and Cash and Cash Equivalents held by such, or a related, SPV Subsidiary; (b) restrictions on the transfer of any Financeable Asset pending the close of any Permitted Secured Financing; or (c) restrictions on distributions pursuant to an SPV Subsidiary’s Permitted Secured Financing or other contractual obligations binding on such SPV Subsidiary or its assets (provided that such contractual obligations were not entered into in connection with, or in contemplation of such Permitted Secured Financing or hindering or prohibiting such distribution other than for a bona fide business purpose (as determined by the Borrower in good faith));
(xii)any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Closing Date pursuant to Section 7.2 if the encumbrances and restrictions contained in any such agreement or instrument, taken as a whole, are not materially less favorable to the Lenders than in comparable financings (as determined in good faith by the Borrower) and where either (a) the Borrower determines at the time of issuance of such Indebtedness that such encumbrances or restrictions will not adversely affect, in any material respect, the Borrower’s ability to make principal or interest payments on the Loans or (b) such encumbrance or restriction applies only during the continuance of a default relating to such Indebtedness;
(xiii)any encumbrance or restriction existing by reason of any lien permitted under Section 7.3; or
(xiv)any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise refinances, an agreement or instrument referred to in clauses (i), (ii) and (iv) through (xiii) of this Section 7.12(b) or this clause (an “Initial Agreement”) or contained in any amendment, extension, renewal, restatement, refunding, replacement, refinancing, supplement or other modification to an agreement referred to in clauses (i), (ii) and (iv) through (xiii) of this Section 7.12(b) or this clause (xiv); provided, however, that the encumbrances and restrictions with respect to such Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Lenders, taken as a whole, than the encumbrances and restrictions contained in the Initial Agreement or

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Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Borrower).
Section 7.13Changes in Nature of Business. The Borrower hereby agrees that, at all times prior to the Payment in Full, no Borrower shall, nor shall any Borrower permit any other Group Member (and any other SPV Subsidiaries that are not Group Members) to, directly or indirectly, enter into any business, substantially different from businesses of the type conducted by the Group Members (taken as a whole) on the Closing Date and businesses reasonably related, ancillary, synergistic, complementary or incidental thereto and/or a reasonable extension, development or expansion of such businesses.
Section 7.14Organizational Agreements. The Borrower hereby agrees that, at all times prior to the Payment in Full, no Borrower shall, nor shall any Borrower permit any other Group Member to, directly or indirectly, amend or permit any amendments to any Loan Party’s Operating Documents, if such amendment would reasonably be expected to be materially adverse to Administrative Agent or the Lenders.
Section 7.15Amendments to Subordinated Indebtedness. The Borrower hereby agrees that, at all times prior to the Payment in Full, no Borrower shall, nor shall any Borrower permit any other Group Member to, directly or indirectly, amend, modify, supplement, waive compliance with, or consent to noncompliance with, any Subordinated Debt Document (if any), unless any such amendment, modification, supplement, waiver or consent (i) is not material and adverse to the Administrative Agent and the Lenders, and (ii) solely with respect to any Subordinated Debt Document, is in compliance with the subordination provisions therein and any subordination agreement with respect thereto in favor of the Administrative Agent and the Lenders.
Section 8.Events of Default and Remedies.Events of Default.
8.1    The occurrence of any of the following shall constitute an Event of Default:
(a)the Borrower shall fail to pay any amount of principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any amount of interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or
(b)any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall be incorrect or misleading in any material respect when made or deemed made and, to the extent capable of being cured, shall remain untrue for a period of 30 days after being made or deemed made; or

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(c)(i) any Loan Party shall default in the observance or performance of any agreement contained in Section 5.3, Section 6.5 (as it applies to the preservation of the existence of the Borrower), Section 6.8(a), Section 6.13 or Section 7; provided that, notwithstanding this clause (c), it is understood and agreed that any breach of Sections 7.1(a) or (b) is subject to cure as provided in Section 7.1(c), and no Event of Default shall arise under Sections 7.1(a) or (b) until the 10th Business Day after the day on which financial statements are required to be delivered for the relevant Fiscal Quarter under Section 6.1(a) or (b), as applicable, and then only to the extent the Cure Amount has not been received on or prior to such date or (ii) any Loan Party shall default in the performance of Section 6.2(a)(ii) or Section 6.2(b) and such default shall continue unremedied for a period of five (5) Business Days from a Responsible Officer of the Borrower having knowledge thereof; or
(d)any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of thirty (30) days from a Responsible Officer of the Borrower having knowledge thereof; or
(e)any Group Member or SPV Subsidiary shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Indebtedness under any Permitted Risk Retention Facility and any Guarantee Obligation (including, without limitation, relating to any Permitted Risk Retention Facility), but excluding the Loans) on the scheduled or original due date with respect thereto (taking into account all applicable extension or grace periods); (ii) default in making any payment of any interest, fees, costs or expenses on any such Indebtedness (other than the Loans) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; (iii) default in making any payment or delivery under any such Indebtedness (other than the Loans) constituting a Swap Agreement beyond the period of grace, if any, provided in such Swap Agreement; or (iv) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist), in each case beyond the applicable notice period and grace period, if any, the effect of which default or other event or condition is to (1) cause, or to permit the holder or beneficiary of, or, in the case of any such Indebtedness constituting a Swap Agreement, counterparty under, such Indebtedness (or a trustee or agent on behalf of such holder, beneficiary, or counterparty) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable or (in the case of any such Indebtedness constituting a Swap Agreement) to be terminated, or (2) to cause, with the giving of notice if required and beyond any grace period, any Group Member or other SPV Subsidiary to purchase, redeem, mandatorily prepay or make an offer to purchase, redeem or mandatorily prepay such Indebtedness prior to its stated maturity (provided that this clause (iv) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder or (y)(A) any redemption, repurchase, conversion, exchange or settlement with respect to any debt securities or other Indebtedness (including the Exchangeable Senior Notes), the terms of which provide for conversion into, or exchange for, Capital Stock, cash in lieu thereof or a combination

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of Equity Interests and cash pursuant to its terms (in the case of any such conversion into, or exchange for, cash, if such conversion into, or exchange for, cash is permitted hereunder) or (B) the occurrence of any event or condition that permits a holder to require any of the foregoing actions described in sub-clause (y)(A) above, in each case, unless such redemption, repurchase, conversion, exchange or settlement, or such event or condition, results from an event of default thereunder beyond the applicable notice period and grace period, if any); provided that, a default, event or condition described in clauses (i), (ii), (iii), or (iv) of this Section 8.1(e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in any of clauses (i), (ii), (iii), or (iv) of this Section 8.1(e) shall have occurred with respect to Indebtedness, the outstanding principal amount (and, in the case of Swap Agreements, other than Specified Swap Agreements, the Swap Termination Value) of which, individually or in the aggregate for all such Indebtedness, exceeds the Threshold Amount.
(f)(i) any Group Member (other than an Immaterial Subsidiary) or other SPV Subsidiary shall commence any case, proceeding or other action (a) under any Debtor Relief Law seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (b) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member (other than an Immaterial Subsidiary) or other SPV Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member (other than an Immaterial Subsidiary) or other SPV Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged or unbonded for a period of sixty (60) days (provided that, during such sixty (60) day period, no Loan shall be advanced or Letters of Credit issued hereunder); or (iii) there shall be commenced against any Group Member (other than an Immaterial Subsidiary) or other SPV Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof (provided that, during such sixty (60) day period, no Loan shall be advanced or Letters of Credit issued hereunder); or (iv) any Group Member (other than an Immaterial Subsidiary) or other SPV Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
(g)there shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in a Material Adverse Effect; or
(h)there is entered against any Group Member (other than an Immaterial Subsidiary) or other SPV Subsidiary (i) one or more final judgments or orders for the payment of money involving in the aggregate a liability (to the extent not paid or covered by insurance as to which the relevant insurance company has not denied coverage) in excess of the Threshold Amount, or (ii) one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or

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(B) all such judgments or decrees shall not have been paid, vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or
(i)any of the Security Documents (other than those set forth in clause (b) of the definition thereof) shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert in writing, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than (x) pursuant to the terms thereof, (y) due to the gross negligence, willful misconduct or bad faith of any Secured Party, as determined in a final and nonappealable judgment by a court of competent jurisdiction or (z) except in the case of Collateral consisting of real property to the extent such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage); or
(j)the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect (except as otherwise permitted pursuant to the terms of the Loan Documents) or any Loan Party shall so assert; or
(k)a Change of Control shall occur; or
(l)any Loan Document (including the subordination provisions of any subordination agreement or intercreditor agreement governing Subordinated Indebtedness) not otherwise referenced in Section 8.1(i) or (j), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or the Payment in Full, ceases to be in full force and effect; or any Loan Party or any other Person contests in writing in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any liability or obligation under any Loan Document to which it is a party, or purports to revoke, terminate or rescind any such Loan Document.
If notice of any enforcement action is required to be given to the Loan Parties, such notice of an Event of Default, solely for the purposes of any Israeli Lender shall be deemed the notice required under the provisions of the Israeli Banking Law (Service to Customers) 5741-1981 (if required) and any relevant grace period shall be deemed to be the period required by such law and shall not be in addition to any such grace periods otherwise provided herein. Upon any such exercise of the remedies set forth in Section 8.2 below, for the purposes of any Israeli Lender, the Administrative Agent shall hold any funds received for such Israeli Lender until such grace period shall have expired before applying such funds in accordance with Section 8.3 for such Israeli Lender.
Section 8.1Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)if such event is an Event of Default specified in Section 8.1(k) or clause (i) or (ii) of paragraph (f) of Section 8.1 with respect to a Loan Party, the Commitments shall immediately terminate automatically and the Loans (with accrued interest thereon) and all other

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amounts owing under this Agreement and the other Loan Documents shall automatically immediately become due and payable,
(b)if such event is any other Event of Default, any of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Administrative Borrower declare the Revolving Credit Commitments, the Swing Line Sublimit and the L/C Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments, the Swing Line Sublimit and the L/C Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Administrative Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (iii) the Administrative Agent may exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents, and
(c)exercise all rights and remedies available to any Secured Party under the Loan Documents or at law or equity, including all remedies provided under the UCC or any applicable law (including disposal of the Collateral pursuant to the terms thereof) or any other applicable law, including realization of securities and the exercise of all of Secured Party’s rights and remedies with respect to the Debentures.

With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall Cash Collateralize an amount equal to 102% of the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts so Cash Collateralized shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrower hereunder and under the other Loan Documents in accordance with Section 8.3. After all such Letters of Credit shall have been terminated, expired or fully drawn upon, as applicable, and all amounts drawn under any such Letters of Credit shall have been reimbursed in full and all other Obligations of the Borrower and the other Loan Parties shall have been paid in full, the balance, if any, of the funds having been so Cash Collateralized shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.
Section 8.2Application of Funds. After the exercise of remedies provided for in Section 8.2 (or after the Loans have automatically become immediately due and payable as set forth in Section 8.2(a)), any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent, subject to applicable law, in the following order:

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First, to the payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest but including any Collateral-Related Expenses, fees, charges and disbursements of counsel to the Administrative Agent required to be paid by the Borrower hereunder and amounts payable under Sections 2.3, 2.4 and 2.12 , payable to the Administrative Agent, in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, and L/C Fees) payable to the Lenders, the L/C Issuer ((including any L/C Issuer Fees), and any Qualified Counterparty and any applicable Cash Management Bank (in its respective capacity as a provider of Cash Management Services), and the reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Section 3.1, 3.2, 3.3 and 3.4), in each case, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to the extent that the Swing Line Lender has advanced any Swing Loans that have not been refunded by each Lender’s participation therein, payment to the Swing Line Lender of that portion of the Obligations constituting the unpaid principal of and interest upon the Swing Loans advanced by the Swing Line Lender;

Fourth, to the payment of that portion of the Obligations constituting accrued and unpaid L/C Fees and interest in respect of any Cash Management Services provided by a Cash Management Bank and on the Loans and L/C Disbursements which have not yet been converted into Revolving Loans, and to payment of premiums and other fees (including any interest thereon) under any Specified Swap Agreements and any Specified Cash Management Agreements, in each case, ratably among the Lenders, any applicable Cash Management Bank (in its respective capacity as a provider of such Cash Management Services), and any Qualified Counterparties, in each case, ratably among them in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Disbursements which have not yet been converted into Revolving Loans, and settlement amounts, payment amounts and other termination payment obligations under any Specified Swap Agreements and Specified Cash Management Agreements, in each case, ratably among the Lenders, any applicable Cash Management Bank (in its respective capacity as a provider of such Cash Management Services), and any applicable Qualified Counterparties, in each case, ratably among them in proportion to the respective amounts described in this clause Fifth and payable to them;

Sixth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of the L/C Exposure comprised of the aggregate undrawn Dollar Equivalent amount of Letters of Credit pursuant to Section 2.18;

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Seventh, for the account of any applicable Qualified Counterparty and any applicable Cash Management Bank, to any settlement amounts, payment amounts and other termination payment obligations under any Specified Swap Agreements and Specified Cash Management Agreements not paid pursuant to clause Fifth and to Cash Collateralize Obligations arising under any then outstanding Specified Swap Agreements and Specified Cash Management Agreements, in each case, ratably among them in proportion to the respective amounts described in this clause Seventh payable to them;

Eighth, to the payment of all other Obligations of the Loan Parties that are then due and payable to the Administrative Agent and the other Secured Parties on such date, in each case, ratably among them in proportion to the respective aggregate amounts of all such Obligations described in this clause Eight and payable to them; and

Last, the balance, if any, after the Payment in Full, to the Borrower or as otherwise required by applicable law.

Subject to Sections 2.3 and 2.18, amounts used to Cash Collateralize the aggregate undrawn Dollar Equivalent amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral for Letters of Credit after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, no Excluded Swap Obligation of any Guarantor shall be paid with amounts received from such Guarantor or from any Collateral in which such Guarantor has granted to the Administrative Agent a Lien (for the benefit of the Secured Parties) pursuant to the Guarantee and Collateral Agreement and the Debentures; provided, however, that each party to this Agreement hereby acknowledges and agrees that appropriate adjustments shall be made by the Administrative Agent (which adjustments shall be controlling in the absence of manifest error) with respect to payments received from other Loan Parties to preserve the allocation of such payments to the satisfaction of the Obligations in the order otherwise contemplated in this Section 8.3.
Notwithstanding the foregoing, Obligations arising under Specified Cash Management Agreements or Specified Swap Agreements shall be excluded from the application of payments described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Qualified Counterparty or Cash Management Bank, as the case may be. Each Qualified Counterparty or Cash Management Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Section 9 for itself and its Affiliates as if a “Lender” party hereto and shall be deemed to have expressly agreed to the terms of this Section 8.3.

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Section 9.Administrative Agent.
Section 9.1Appointment and Authorization of Administrative Agent. Each Lender and the L/C Issuer hereby appoints BMO Bank N.A. as Administrative Agent under the Loan Documents and hereby authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Therefore, the Lenders and L/C Issuer expressly agree that Administrative Agent is not acting as a fiduciary of the Lenders or the L/C Issuer in respect of the Loan Documents, Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on Administrative Agent or any of the Lenders or L/C Issuer except as expressly set forth herein. Except as provided in Section 9.7, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions.
The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential obligee of any Swap Agreements or Cash Management Services) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Section 9 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of Sections 9 and 11 (including Section 10.13, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Section 9.2Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person

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were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 9.3Action by Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law and
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate and any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
Section 9.4Consultation with Experts. Administrative Agent may consult with legal counsel (who may be counsel to the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in accordance with the advice of such counsel, accountants or experts.

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Section 9.5Liability of Administrative Agent; Credit Decision. (a) Neither Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender or the L/C Issuer. Neither Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; , (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants or agreements of Borrower or any Subsidiary contained herein or in any other Loan Document; (iv) the satisfaction of any condition specified in Section 4, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; or (v) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectability hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document or of any Collateral (including, for the avoidance of doubt, in connection with the Administrative Agent's, the L/C Issuer's or the Swing Line Lender's reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means); and Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence.
(a)The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, increase, reinstatement or renewal of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit In particular and without limiting any of the foregoing, Administrative Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it under the Loan Documents. Administrative Agent may treat the payee of any Obligation as the holder thereof until written notice of transfer shall have been filed with Administrative Agent signed by such payee in form satisfactory to Administrative Agent. Each Lender and L/C Issuer acknowledges that it has independently and without reliance on Administrative Agent or any other Lender or L/C Issuer (or any of their Related Parties), and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to Borrower in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender and L/C Issuer to keep itself informed

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as to the creditworthiness of Borrower and its Subsidiaries, and Administrative Agent shall have no liability to any Lender or L/C Issuer with respect thereto.
(b)The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Excluded Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is an Excluded Lender or (b) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Excluded Lender.
Section 9.6Indemnity. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 10.13 to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, any Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this Section shall survive termination of this Agreement. Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to Administrative Agent, any L/C Issuer, or Swing Line Lender hereunder (whether as fundings of participations, indemnities or otherwise, and with any amounts offset for the benefit of Administrative Agent to be held by it for its own account and with any amounts offset for the benefit of a L/C Issuer or Swing Line Lender to be remitted by Administrative Agent to or for the account of such L/C Issuer or Swing Line Lender, as applicable), but shall not be entitled to offset against amounts owed to Administrative Agent, any L/C Issuer or Swing Line Lender by any Lender arising outside of this Agreement and the other Loan Documents.
Section 9.7Resignation of Administrative Agent and Successor Administrative Agent. Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the L/C Issuer, and Administrative Borrower. Upon any such resignation of Administrative Agent, the Required Lenders shall have the right, with the consent of the Administrative Borrower (unless a Specified Event of Default has occurred and is continuing), to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment within 30 days after the retiring Administrative Agent’s giving of notice of resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”) then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent, which may be any Lender hereunder or any commercial bank,

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or an Affiliate of a commercial bank, having an office in the United States of America and having a combined capital and surplus of at least $200,000,000; provided, that in no event shall any such successor Administrative Agent be a Defaulting Lender or an Excluded Lender. With effect from the Resignation Effective Date (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of its appointment as Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent under the Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 9 and all protective provisions of the other Loan Documents shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
Section 9.8L/C Issuer and Swing Line Lender. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Swing Line Lender shall act on behalf of the Lenders with respect to the Swing Loans made hereunder. The L/C Issuer and the Swing Line Lender shall each have all of the benefits and immunities (i) provided to Administrative Agent in this Section 9 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit or by the Swing Line Lender in connection with Swing Loans made or to be made hereunder as fully as if the term “Administrative Agent”, as used in this Section 9, included the L/C Issuer and the Swing Line Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer or Swing Line Lender, as applicable.
Section 9.9Swap Agreements and Cash Management Services Arrangements. By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 10.10, as the case may be, any Affiliate of such Lender with whom Borrower or any Subsidiary has entered into a Specified Swap Agreement or Specified Cash Management Agreement shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Collateral and the Guaranties as more fully set forth in Section 8.3. Without limiting the generality of the foregoing, (i) each such Lender Affiliate shall, for the avoidance of doubt, be deemed to have agreed to the provisions of

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Section 9.16 and (ii) no such Lender Affiliate shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral). Notwithstanding any other provision of this Section 9 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to Specified Swap Agreements or Specified Cash Management Agreements unless the Administrative Agent has received written notice of such Specified Swap Agreements or Specified Cash Management Agreement, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender or Lender Affiliate.
Section 9.10Designation of Additional Agents. Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers,” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.
Section 9.11Authorization to Release or Subordinate or Limit Liens. Notwithstanding anything to the contrary in any other Loan Document, the Lenders irrevocably authorize and instruct the Administrative Agent to, and the Administrative Agent shall:
(a)release or subordinate, as applicable, any Lien on any Collateral or other property granted to or held by the Administrative Agent under any Loan Document (A) upon the Payment in Full, (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition, or any Collateral that becomes Excluded Assets, in each case, as permitted hereunder or under any other Loan Document, including the sale or other disposition or pledge of Financeable Assets in connection with any Permitted Secured Financing or other Collateral sold, disposed or pledged in connection with any similar asset based financing permitted under this Agreement, (C) to the extent necessary to permit consummation of any transaction permitted by this Agreement or (D) subject to Section 10.11, if approved, authorized or ratified in writing by the Required Lenders or, to the extent set forth herein, the Administrative Agent;
(b)upon the Borrower’s request, subordinate any Lien on any Collateral or other property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (h) of the definition of “Permitted Liens”; and
(c)release any Guarantor from its obligations under the Guarantee and Collateral Agreement if such Person (1) ceases to be a Group Member, (2) becomes an SPV Subsidiary or (3) becomes an Excluded Subsidiary, in each case, as a result of a transaction permitted under the Loan Documents. Notwithstanding anything to the contrary herein, if any Subsidiary that is a Guarantor becomes an Excluded Subsidiary solely as a result of becoming a non-Wholly-owned Subsidiary (directly or indirectly) and otherwise remains a Subsidiary of a Loan Party, the release of such Subsidiary from its guarantee obligation in respect of the Obligations, and the release of the Lien held by Administrative Agent for the benefit of the Secured Parties on the

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property owned by a Guarantor that becomes an Excluded Subsidiary  shall only be permitted if, (i) after giving pro forma effect to such release and the consummation of the transaction that causes such Subsidiary to become an Excluded Subsidiary, the Borrower is deemed to have made an investment in such Person equal to the fair market value of the net assets of such Person attributable to the Borrower’s equity interests therein  and such investment is permitted by this Agreement at such time, (ii) the transaction pursuant to which such Subsidiary ceases to be a Wholly-owned Subsidiary is consummated with a bona fide third party that is not an Affiliate of any Parent or any Loan Party, (iii) the primary purpose of such transaction is a bona fide business purpose and is not the release of any guarantee or Lien on such Subsidiary, (iv) no Event of Default shall have occurred and be continuing at the time of such release and (v) such Subsidiary does not own or have any exclusive license of, or other exclusive rights with respect to, any Material Intellectual Property. For the avoidance of doubt, if any Subsidiary that is a Guarantor becomes an Excluded Subsidiary as a result of any other reason from that provided in the preceding sentence, the release of such Subsidiary from its guarantee obligation in respect of the Obligations shall be deemed an investment in a Subsidiary that is not a Loan Party.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request (and in form and substance reasonably satisfactory to the Administrative Agent) to evidence the release of such item of Collateral from the assignment and security interest granted under the applicable Loan Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Loan Documents, in each case in accordance with this Section 9.11; provided that the Borrower shall have in each case delivered to the Administrative Agent a certificate of the Borrower certifying that the release of such Guarantor or release or subordination of such Lien on Collateral, as applicable, is in compliance with the Loan Documents (and the Secured Parties hereby authorize the Administrative Agent to rely on such certificate in performing its obligations under this Section 9.11).
Section 9.12Authorization to Enter into, and Enforcement of, the Security Documents. (a) Administrative Agent is hereby irrevocably authorized by each of the Lenders and the L/C Issuer to execute and deliver the Security Documents on behalf of each of the Lenders and their Affiliates and the L/C Issuer and, subject to Section 10.11, to take such action and exercise such powers under the Security Documents as Administrative Agent considers appropriate. Each Lender and L/C Issuer acknowledges and agrees that it will be bound by the terms and conditions of the Security Documents upon the execution and delivery thereof by Administrative Agent.
(a)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8 for the benefit of all the Lenders and the L/C Issuer; provided that the foregoing shall not prohibit (i) the Administrative

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Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 10.14 (subject to the terms of Section 10.5), or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (a) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8 and (b) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 10.5, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 9.13Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credits as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 9.14Administrative Agent may File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders the L/C Issuer and the Administrative Agent under Sections 2.12 and 11.13) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.12 and 11.13.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.
Section 9.15Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Loans, the Letters of Credit, the Commitments or this Agreement;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE

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84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(a)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 9.16Recovery of Erroneous Payments. Notwithstanding anything to the contrary in this Agreement, if at any time Administrative Agent determines (in its sole and absolute discretion) that it has made a payment hereunder in error to any Lender, Swing Line Lender, L/C Issuer or other Secured Party, whether or not in respect of an Obligation due and owing by Borrower or any Loan Parties at such time, where such payment is a Rescindable Amount, then in any such event, each such Person receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Person in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender, each Swing Line Lender, each L/C Issuer and each other Secured Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another), “good consideration”, “change of position” or similar defenses (whether at law or in equity) to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Lender, Swing Line Lender, L/C Issuer or other Secured Party that received a Rescindable Amount promptly upon determining that any payment made to such Person comprised, in whole or in part, a Rescindable Amount. Each Person’s obligations, agreements and waivers under this Section 9.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, Swing Line Lender or L/C Issuer, the termination of the Commitments and/or the

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repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
Section 10.Miscellaneous.
Section 10.1No Waiver, Cumulative Remedies. No delay or failure on the part of Administrative Agent, the L/C Issuer, or any Lender, or on the part of the holder or holders of any of the Obligations, in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of Administrative Agent, the L/C Issuer, the Lenders, and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.
Section 10.2Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.
Section 10.3Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.
Section 10.4Survival of Indemnity and Certain Other Provisions. All indemnity provisions and other provisions relative to reimbursement to the Lenders and L/C Issuer of amounts sufficient to protect the yield of the Lenders and L/C Issuer with respect to the Loans and Letters of Credit, including, but not limited to, Sections 3.3, 3.6, and 11.13, shall survive Payment in Full, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim thereunder. All such indemnity and other provisions shall be binding upon the successors and assigns of each Loan Party and shall inure to the benefit of each applicable Indemnitee and its successors and assigns.
Section 10.5Sharing of Set Off. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set off or application of deposit balances or otherwise, on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, that if any such purchase

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is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section, amounts owed to or recovered by the L/C Issuer in connection with Reimbursement Obligations in which Lenders have been required to fund their participation shall be treated as amounts owed to or recovered by the L/C Issuer as a Lender hereunder.
Section 10.6Notices. (a) Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to Administrative Agent and Borrower given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to any Lender shall be addressed to its address or telecopier number set forth on its Administrative Questionnaire; and notices under the Loan Documents to Borrower, any other Loan Party, Administrative Agent or L/C Issuer shall be addressed to its respective address or telecopier number set forth below:
to any Loan Party:

[redacted]
[redacted]
to Administrative Agent

[redacted]

to L/C Issuer
[redacted]
Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section or in the relevant Administrative Questionnaire and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, 5 days after such communication is deposited in the mail,

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certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section or in the relevant Administrative Questionnaire; provided that any notice given pursuant to Section 2 shall be effective only upon receipt.
(a)Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FpML, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Section 2 if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(b)Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(c)The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Correspondence (as defined below) available to the L/C Issuer and the other Lenders by posting the Correspondence on the Platform.
(d)The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Correspondence. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Correspondence or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Correspondence” means, collectively,

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any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or the L/C Issuer by means of electronic communications pursuant to this Section, including through the Platform.
Section 10.7Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document, any Assignment and Acceptance and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties, the Administrative Agent, the L/C Issuer and each Lender agrees that any Electronic Signature of such Person on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent, the L/C Issuer and each Lender may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person's business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, none of the Administrative Agent, the L/C Issuer nor any Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, the Letter of Credit Issuer and/or Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent, the L/C Issuer and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender without further verification and (b) upon the request of the Administrative Agent, the L/C Issuer or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.
Each of the Loan Parties and each Lender hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document or any Communication based solely on the lack of paper original copies of this Agreement, such other Loan Document or such Communication, and (ii) waives any claim against the Administrative Agent, each Lender and each of their Related Parties for any liabilities arising solely from the Administrative Agent's and/or any Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any

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available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

For the avoidance of doubt, each use of the term “Lender” in this Section 10.7 shall include the
L/C Issuer.
Section 10.8Successors and Assigns. This Agreement shall be binding upon Borrower, the Guarantors and the other Loan Parties and their successors and assigns, and shall inure to the benefit of Administrative Agent, the L/C Issuer, and each of the Lenders, and their respective successors and assigns, including any subsequent holder of any of the Obligations. Borrower, Guarantors and the other Loan Parties may not assign any of their rights or obligations under any Loan Document without the written consent of all of the Lenders and, with respect to any Letter of Credit or the Application therefor, the L/C Issuer.
Section 10.9Participants. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, any Excluded Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the L/C Issuer and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.6 with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso of Section 10.11 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1 through 3.4 and 3.6 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant Section 10.10; provided that such Participant (A) agrees to be subject to the provisions of Section 2.16 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.1, 3.2 or 3.6, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.16 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.14 as though it were a Lender; provided that such Participant agrees to be subject to Section 10.5 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the

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Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
Section 10.10Assignments. (a) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans and participation interest in L/C Obligations at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (a)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans and participation interest in L/C Obligations outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and participation interest in L/C Obligations of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Administrative Agent or, if “Effective Date” is specified in the Assignment and Acceptance, as of the Effective Date) shall not be less than $5,000,000, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Administrative Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Credits on a non-pro rata basis.

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(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.10(a)(i)(B) and, in addition:
(A)the consent of Administrative Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Specified Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Revolving Credit if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
(C)in respect of the Revolving Credit, the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed); and
(D)in respect of the Revolving Credit, the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed).
(iv)Assignment and Acceptance. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment) and the assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof or (C) any Excluded Lender.
(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(vii)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases

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by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Administrative Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 10.10(f), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 11.4 and 11.13 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.9.
(a)Register. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in Chicago, Illinois, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Administrative Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(b)Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a FRB, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a

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Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any FRB) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.
(c)Notwithstanding anything to the contrary herein, if at any time the Swing Line Lender assigns all of its Revolving Credit Commitments and Revolving Loans pursuant to subsection (a) above, the Swing Line Lender may terminate the Swing Line. In the event of such termination of the Swing Line, Borrower shall be entitled to appoint another Lender to act as the successor Swing Line Lender hereunder (with such Lender’s consent); provided, that the failure of Borrower to appoint a successor shall not affect the resignation of the Swing Line Lender. If the Swing Line Lender terminates the Swing Line, it shall retain all of the rights of the Swing Line Lender provided hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such termination, including the right to require Lenders to make Revolving Loans or fund participations in outstanding Swing Loans pursuant to Section 2.7.
Section 10.11Amendments. Subject to Section 3.8, any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) Borrower, (b) the Required Lenders, and (c) the Administrative Agent (or by the Borrower and the Administrative Agent with the consent of the Required Lenders), and each such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment or waiver shall:
(a)extend or increase any Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Article IV or the waiver of any Default shall not constitute an extension or increase of any Commitment of any Lender);
(b)reduce the principal of, or rate of interest specified herein on, any Loan or any L/C Disbursement, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary (x) to amend the definition of “Default Rate” or to waive the obligation of the Borrower to pay interest at the Default Rate or (y) to amend any financial covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder);
(c)postpone any date scheduled for any payment of principal of, or interest on, any Loan or any Reimbursement Obligation, or any fees or other amounts payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby;

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(d)change Section 8.3 or Section 10.5 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;
(e)change Section 2.3(b) in a manner that would permit the expiration date of any Letter of Credit to occur after the Revolving Credit Termination Date without the consent of each Lender;
(f)change any provision of this Section or the percentage in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(g)release all or substantially all of the Collateral without the written consent of each Lender;
(h)release all or substantially all of the value of the Guaranties (taken as a whole) without the written consent of each Lender; or
(i)contractually subordinate the right of payment of all or substantially all of the Obligations (including any guarantees thereof) or the Administrative Agent’s Lien on all or substantially all of the Collateral, in each case, to any other material Indebtedness in a manner that adversely affects any Lender without the written consent of each such Lender; provided however that (i) any Liens permitted under this Agreement to be senior to the Obligations, or (ii) any debtor-in-possession (or equivalent) financing or any use of Collateral in an insolvency proceeding, in each case, shall not be restricted by this clause (i);
provided, further, that no such amendment or waiver shall amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of (A) the Administrative Agent, unless in writing executed by the Administrative Agent, (B) the L/C Issuer, unless in writing executed by the L/C Issuer and (C) the Swing Line Lender, unless in writing executed by the Swing Line Lender, in each case in addition to the Borrower and the Lenders required above.
Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loan may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

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In addition, notwithstanding anything in this Section to the contrary, if the Administrative Agent and the Borrower shall have jointly identified an ambiguity, mistake, deletion, inconsistency, obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document.
Notwithstanding any provision herein to the contrary, any Specified Cash Management Agreement and any Specified Swap Agreement may be amended or otherwise modified by the parties thereto in accordance with the terms thereof without the consent of the Administrative Agent or any Lender.
Notwithstanding any provision herein or in any other Loan Document to the contrary, no Cash Management Bank and no Qualified Counterparty shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of Cash Management Services or Specified Swap Agreements or Obligations owing thereunder, nor shall the consent of any such Cash Management Bank or Qualified Counterparty, as applicable, be required for any matter, other than in their capacities as Lenders, to the extent applicable.
Notwithstanding any other provision, no consent of any Lender (or other Secured Party other than the Administrative Agent) shall be required to effectuate any amendment to implement any Extension permitted by Section 2.19.
Section 10.12Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.
Section 10.13Costs and Expenses; Indemnification.
(a)Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent (to be limited to a single counsel for the Administrative Agent and, if applicable, of a single local counsel to the Administrative Agent in each relevant jurisdiction (which may include a single special counsel acting in multiple other jurisdictions), and of such other counsel retained with the prior written consent of the Administrative Borrower (such consent not to be unreasonably withheld or delayed)), in connection with the syndication of the Revolving Credit, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable and documented out-of-pocket expenses (including Collateral-Related Expenses) incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of a single counsel for the Administrative Agent and of a single counsel for the Lenders taken as a whole, and, if applicable, of a single local counsel to the Administrative Agent in each relevant jurisdiction (which may include a single

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special counsel acting in multiple other jurisdictions) and of a single local counsel to the Lenders, taken as a whole, in each relevant jurisdiction (which may include a single special counsel for the Lenders taken as a whole, acting in multiple other jurisdictions), and of such other counsel retained with the prior written consent of the Administrative Borrower (such consent not to be unreasonably withheld or delayed) (and of such other counsel retained by a Lender or a group of Lenders in the event of any actual or perceived conflict for the matters covered thereby), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued or participated in hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender (including the L/C Issuer), and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented, out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee (to be limited to a single counsel for the Administrative Agent and its Related Parties, taken as a whole, and a single counsel for the Lenders taken as a whole, and if applicable, of a single local counsel to the Administrative Agent and its Related Parties, taken as a whole, in each relevant jurisdiction (which may include a single special counsel acting in multiple other jurisdictions), and a single local counsel to the Lenders taken as a whole in each relevant jurisdiction (which may include a single special counsel acting in multiple other jurisdictions) and of such other counsel retained with the prior written consent of the Administrative Borrower (such consent not to be unreasonably withheld or delayed) and of such other counsel retained by a Lender or a group of Lenders in the event of any actual or perceived conflict for the matters covered thereby), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by the Group Members, or any Environmental Liability related in any way to the Group Members, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the bad faith (other than in the case of the Administrative Agent and its Related Parties), gross negligence or willful misconduct of such Indemnitee, (y) other than in the case of

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the Administrative Agent and its Related Parties, result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of the Borrower in violation of the Loan Documents that is brought by an Indemnitee against another Indemnitee (other than claims against the Administrative Agent in its capacity as such). This Section 10.13(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails indefeasibly to pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought (or, if such unreimbursed expense or indemnity payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, determined as of immediately prior to the date on which the Loans were paid in full and the Commitments were terminated)) of such unpaid amount; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity. Notwithstanding any exclusions from the Borrower’s indemnification obligations for gross negligence or willful misconduct of the Administrative Agent or its Related Parties pursuant to Section 10.13(b), no action taken by the Administrative Agent or it Related Parties in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for the purposes of this Section 10.13(c). Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Sections 2.1 and 3.1(e).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower and each other Loan Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information

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transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)Payments. All amounts due under this Section shall be payable promptly after written demand therefor.
(f)Survival. Each party’s obligations under this Section shall survive the Payment in Full.
Section 10.14Set Off. In addition to any rights now or hereafter granted under the Loan Documents or applicable Law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender, the L/C Issuer, each subsequent holder of any Obligation, and each of their respective affiliates, is hereby authorized by Borrower, each Loan Party and each Guarantor at any time or from time to time, without notice to the Administrative Borrower, any other Loan Party or any Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, and in whatever currency denominated, but not including trust accounts) and any other indebtedness at any time held or owing by that Lender, L/C Issuer, subsequent holder, or affiliate, to or for the credit or the account of Borrower, any such Loan Party or any such Guarantor, whether or not matured, against and on account of the Obligations of Borrower, any such Loan Party or any such Guarantor to that Lender, L/C Issuer, or subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender, L/C Issuer, or subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans and other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.
Section 10.15Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.
Section 10.16Governing Law. This Agreement and the other Loan Documents (except as otherwise specified therein), and any claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Agreement or any Loan Document, and the rights and duties of the parties hereto, shall be governed by and construed and determined in accordance with the internal laws of the State of New York.
Section 10.17Severability of Provisions.
     Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement

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and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.
Section 10.18Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable Law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither Borrower, nor any other Loan Party, nor any Guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that Administrative Agent or any Lender may have received hereunder shall, at the option of Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable Law), (ii) refunded to Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither Borrower, nor any Loan Party, nor any Guarantor or endorser shall have any action against Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of the Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.
Section 10.19Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to Subsidiaries shall only apply during such times as Borrower has one or more Subsidiaries. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Security Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Security Documents.
Section 10.20Lender’s and L/C Issuer’s Obligations Several. The obligations of the Lenders and L/C Issuer hereunder are several and not joint. Nothing contained in this

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Agreement and no action taken by the Lenders or L/C Issuer pursuant hereto shall be deemed to constitute the Lenders and L/C Issuer a partnership, association, joint venture or other entity.
Section 10.21Submission to Jurisdiction; Waiver of Venue; Service of Process.
(a)Borrower, each other Loan Party and Guarantors irrevocably and unconditionally submit, for themselves and their property, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that Administrative Agent, L/C Issuer, and Lenders may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Borrower, Loan Parties and Guarantors or their property in the courts of any other jurisdiction.
(b)Borrower, each other Loan Party and Guarantors irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Paragraph (a) of this section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.6(A). Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
Section 10.22Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no Representative, Agent or Attorney of any other person has represented, expressly or otherwise, that such other person would not, in the event of litigation, seek to enforce the foregoing Waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents by, among other things, the mutual waivers and certifications in this Section.
Section 10.23USA Patriot Act. Each Lender and L/C Issuer that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Loan Party and Guarantor that pursuant to the

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requirements of the Act, it is required to obtain, verify, and record information that identifies each such Loan Party and Guarantor, which information includes the name and address of such Loan Party and Guarantor and other information that will allow such Lender or L/C Issuer to identify such Loan Party and Guarantor in accordance with the Act.
Section 10.24Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower and each other Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower or any other Loan Party in the Agreement Currency, such Borrower and each other Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower or other Loan Party, as applicable (or to any other Person who may be entitled thereto under applicable law).
Section 10.25Time is of the Essence. Time is of the essence of this Agreement and each of the other Loan Documents.
Section 10.26Confidentiality. Each of Administrative Agent, the Lenders, and the L/C Issuer severally agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its branches, its Affiliates and its Related Parties, including accountants, legal counsel and other advisors to the extent any such Person has a need to know such Information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section, to (A) any assignee of or participant in, or any prospective assignee of or participant

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in, any of its rights and obligations under this Agreement or (B) any direct or indirect actual or prospective party (or its Related Parties) to any swap, derivative, securitization or other transaction under which payments are to be made by reference to Borrower, any other Loan Party or any Subsidiary and its obligations, this Agreement, or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or any Credit or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Revolving Credit; (h) with the prior written consent of the applicable Loan Party, (i) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section, or (B) becomes available to Administrative Agent, any Lender, the L/C Issuer or any of the forgoing’s Affiliates on a non-confidential basis from a source other than Borrower, a Loan Party or any Subsidiary or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors, that is not known to be subject to a confidentiality obligation to the Loan Parties, or (C) is independently discovered or developed by a party hereto without utilizing any Information received from a Loan Party or violating the terms of this Section; or to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement or (j) to entities which compile and publish information about the syndicated loan market, provided that only basic information about the pricing and structure of the transaction evidenced hereby may be disclosed pursuant to this subsection (j). For purposes of this Section, “Information” means all information received from Borrower, any Loan Party or any of the Subsidiaries or from any other Person on behalf of Borrower, any Loan Party or any Subsidiary relating to Borrower, any Loan Party or any Subsidiary or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender or the L/C Issuer on a non-confidential basis prior to disclosure by Borrower, any Loan Party or any of their Subsidiaries or from any other Person on behalf of Borrower, any Loan Party or any of their Subsidiaries; provided that, in the case of information received from the Borrower, any Loan Party or any Subsidiary, or on behalf of Borrower, any Loan Party or any Subsidiary, after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 10.27Customary Advertising Material. Notwithstanding anything to the contrary in Section 10.25, the Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material (including customary “tombstone” disclosure) relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties.
Section 10.28Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and

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Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 10.29Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that

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may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 10.27, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
Section 10.30Acknowledgement Regarding Israeli Banking Laws. Any reference in this Agreement to laws and regulations that apply to the Lenders shall, solely for purposes of any Israeli Lenders, include the directives of the Israeli Supervisor of Banks, the Proper Conduct of Banking Business Directives, including with respect to any single borrower ('loveh boded'), group of borrowers ('kvutzat lovim'), related persons ('anashim kshurim'), the largest borrowers or groups of borrowers ('sikun anafi') any other restrictions, guidelines, directives or regulations, including of the Commissioner of the Bank of Israel, as may be in effect from time to time (as applicable).
The proposed Loan shall not result in any Israeli Lender exceeding the limits under any Bank of Israel guidelines and directives with respect to a single borrower ('loveh boded'), group of borrowers ('kvutzat lovim'), related persons ('anashim kshurim'), the largest borrowers or groups of borrowers ('sikun anafi') or any other limit or limitations imposed thereunder, or under any guidelines, directives or regulations of the Commissioner of the Bank of Israeli, in each case as such guidelines, directives or regulations are implemented by any of such Lenders (as applicable).
[Signature Pages to Follow]

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This Credit Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.
    “Borrower”
    Pagaya Technologies Ltd.
    By: /s/ Evangelos Perros
Name: Evangelos Perros
Title: Chief Financial Officer
    By: /s/ Eric Watson
Name: Eric Watson
Title: Chief Legal Officer

    Pagaya US Holding Company LLC
    By: /s/ Evangelos Perros
Name: Evangelos Perros
Title: Chief Financial Officer
    By: /s/ Eric Watson
Name: Eric Watson
Title: Chief Legal Officer
    “Guarantors”
Pagaya Investments US LLC
By: /s/ Evangelos Perros
Name: Evangelos Perros
Title: Chief Financial Officer
    By: /s/ Eric Watson
Name: Eric Watson
Title: Chief Legal Officer
Signature Page to Credit Agreement

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Pagaya Structured Products LLC
    By: /s/ Evangelos Perros
Name: Evangelos Perros
Title: Chief Financial Officer
    By: /s/ Eric Watson
Name: Eric Watson
Title: Chief Legal Officer

PREF 2019 LLC
    By: /s/ Evangelos Perros
Name: Evangelos Perros
Title: Chief Financial Officer
    By: /s/ Eric Watson
Name: Eric Watson
Title: Chief Legal Officer
Pagaya Securities Holdings LLC
    By: /s/ Evangelos Perros
Name: Evangelos Perros
Title: Chief Financial Officer
    By: /s/ Eric Watson
Name: Eric Watson
Title: Chief Legal Officer

Signature Page to Credit Agreement

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Pagaya Investments Israel Ltd.
By: /s/ Evangelos Perros
Name: Evangelos Perros
Title: Chief Financial Officer
    By: /s/ Eric Watson
Name: Eric Watson
Title: Chief Legal Officer
Pagaya Technologies US LLC
    By: /s/ Evangelos Perros
Name: Evangelos Perros
Title: Chief Financial Officer
    By: /s/ Eric Watson
Name: Eric Watson
Title: Chief Legal Officer

Darwin Homes, Inc.
    By: /s/ Evangelos Perros
Name: Evangelos Perros
Title: Chief Financial Officer
    By: /s/ Eric Watson
Name: Eric Watson
Title: Chief Legal Officer

Darwin Homes, LLC
Signature Page to Credit Agreement

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    By: /s/ Evangelos Perros
Name: Evangelos Perros
Title: Chief Financial Officer
    By: /s/ Eric Watson
Name: Eric Watson
Title: Chief Legal Officer

Darwin Home Services, LLC
    By: /s/ Evangelos Perros
Name: Evangelos Perros
Title: Chief Financial Officer
    By: /s/ Eric Watson
Name: Eric Watson
Title: Chief Legal Officer

Darwin Homes Texas, LLC
    By: /s/ Evangelos Perros
Name: Evangelos Perros
Title: Chief Financial Officer
    By: /s/ Eric Watson
Name: Eric Watson
Title: Chief Legal Officer

Theorem Technology, Inc.
Signature Page to Credit Agreement

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    By: /s/ Evangelos Perros
Name: Evangelos Perros
Title: Chief Financial Officer
    By: /s/ Eric Watson
Name: Eric Watson
Title: Chief Legal Officer

Theorem Partners LLC
    By: /s/ Evangelos Perros
Name: Evangelos Perros
Title: Chief Financial Officer
    By: /s/ Eric Watson
Name: Eric Watson
Title: Chief Legal Officer
Signature Page to Credit Agreement

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    “Administrative Agent”
    BMO Bank N.A., as Administrative Agent
    By: /s/ Chris Clark
Name: Chris Clark
Title: Managing Director

Signature Page to Credit Agreement

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“Lenders”
    BMO Bank N.A.
    By: /s/ Chris Clark
Name: Chris Clark
Title: Managing Director

Signature Page to Credit Agreement

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Valley National Bank, as Lender and L/C Issuer
    By: /s/ Michal Franklin
Name: Michal Franklin
Title: FVP

Signature Page to Credit Agreement

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The Toronto-Dominion Bank, New York Branch
    By: /s/ Benjamin Choi
Name: Benjamin Choi
Title: Authorized Signatory

Canadian Imperial Bank of Commerce, New York Branch
    By: /s/ Edward Turowski
Name: Edward Turowski
Title: Managing Director

Wells Fargo Bank, National Association
    By: /s/ Nick Brokke
Name: Nick Brokke
Title: Executive Director

Citizens Bank, N.A.
    By: /s/ Christopher Domanico
Name: Christopher Domanico
Title: Senior Vice President

Signature Page to Credit Agreement

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Israel Discount Bank, Ltd.
    By: /s/ Guy Navon
Name: Guy Navon
Title: CEO - Discount Tech

Texas Capital
    By: /s/ Silvio Canto
Name: Silvio Canto
Title: Executive Director

Signature Page to Credit Agreement

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